FREE WRITING PROSPECTUS

The issuer has filed a registration statement (including a prospectus) on Form S-3 (Registration No. 333-131374) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain the documents we have filed with the SEC for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you so request by calling toll-free 1-866-803-9204. Please click here http://www.bearstearns.com/prospectus/bsabs or visit the following website:
"www.bearstearns.com/prospectus/bsabs" for a copy of the base prospectus applicable to this offering.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

                                  $275,940,000
                                  (Approximate)

                BEAR STEARNS ASSET BACKED SECURITIES TRUST 2007-2
                                 Issuing Entity

                    ASSET-BACKED CERTIFICATES, SERIES 2007-2

                            EMC Mortgage Corporation
                                     Sponsor

                             WELLS FARGO BANK, N.A.
                  Master Servicer and Securities Administrator

                   Bear Stearns Asset Backed Securities I LLC
                                    Depositor


 ----------------------   The issuing entity is offering the following classes
| Consider carefully   |  of certificates pursuant to this free writing
| the risk factors     |  prospectus and the accompanying prospectus:
| beginning on page    |
| S-15 in this free    |                        Original                                              Original
| writing prospectus   |                      Certificate                                            Certificate
| and on page 6 in the |                       Principal       Pass-Through                          Principal       Pass-Through
| prospectus.          |       Class           Balance(1)           Rate            Class            Balance(1)           Rate
|                      |    ----------       -------------    ----------------    -----------      --------------   ---------------
| The certificates     |
| represent            |    Class A-1       $  135,785,000    Adjustable(2) (3)     Class M-3      $   12,817,000   Adjustable(2)(3)
| trust only and do    |    Class A-2       $   33,145,000    Adjustable(2) (3)     Class M-4      $    6,188,000   Adjustable(2)(3)
| not represent an     |    Class A-3       $   30,695,000    Adjustable(2) (3)     Class M-5      $    6,188,000   Adjustable(2)(3)
| interest in or       |    Class M-1       $   27,255,000    Adjustable(2) (3)     Class M-6      $    5,304,000   Adjustable(2)(3)
| obligation of Bear   |    Class M-2       $    7,366,000    Adjustable(2) (3)     Class M-7      $   11,197,000   Adjustable(2)(3)
| Stearns Asset Backed |
| Securities I LLC,    |
| EMC Mortgage         |  --------------------
| Corporation, Wells   |  (1)  Approximate. The initial certificate principal balance of each class is
| Fargo Bank, N.A.,    |       subject to a variance of plus or minus 10%.
| Citibank, N.A. or    |
| any of their         |  (2)  The pass-through rates on these classes of certificates are adjustable
| affiliates.          |       rates based on One-Month LIBOR subject to a maximum rate, in each case as
 ----------------------        described under "Summary--Description of the Certificates--Pass-Through
                               Rates" in this free writing prospectus.

                          (3)  Subject to a step-up if the optional termination right is not exercised.

The certificates represent interests in a pool of fixed rate, adjustable rate and hybrid mortgage loans, substantially all of which are fully amortizing and secured by first liens on one- to four-family residential properties.

Credit enhancement will be provided by:

     o    excess spread and overcollateralization
     o    subordination
     o    an interest rate swap agreement.

Distributions on the certificates will be made on the 25th of each month or, if the 25th is not a business day, on the next business day, beginning in May 2007.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS FREE WRITING PROSPECTUS OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
BEAR, STEARNS & CO. INC., AS THE UNDERWRITER, WILL OFFER THE CERTIFICATES LISTED ABOVE AT VARYING PRICES TO BE DETERMINED AT THE TIME OF SALE.

The underwriter will deliver the offered certificates in book-entry form only through the facilities of The Depository Trust Company, Clearstream and Euroclear on or about May [_], 2007.

                            BEAR, STEARNS & CO. INC.
             The date of the free writing prospectus is May 11, 2007

              For use with the base prospectus dated March 14, 2007

                                TABLE OF CONTENTS

                  FREE WRITING PROSPECTUS                                     PROSPECTUS
                  -----------------------                                     ----------
SUMMARY..........................................S-5     Risk Factors........................................6
RISK FACTORS....................................S-15     Description of the Securities......................15
THE MORTGAGE POOL...............................S-33     The Trust Funds....................................26
STATIC POOL INFORMATION.........................S-61     Credit Enhancement.................................48
THE ISSUING ENTITY..............................S-62     Static Pool Information............................54
THE DEPOSITOR...................................S-62     Servicing of Loans.................................54
THE SPONSOR.....................................S-62     The Agreements.....................................62
SERVICING OF THE MORTGAGE LOANS.................S-64     Material Legal Aspects of the Loans................76
DESCRIPTION OF THE CERTIFICATES.................S-80     The Sponsor........................................90
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS..S-119     The Depositor......................................91
USE OF PROCEEDS................................S-140     Use of Proceeds....................................91
FEDERAL INCOME TAX CONSEQUENCES................S-140     Material Federal Income Tax Considerations.........92
STATE TAXES....................................S-142     Reportable Transactions...........................125
ERISA CONSIDERATIONS...........................S-142     State and Local Tax Considerations................125
LEGAL MATTERS..................................S-144     ERISA Considerations..............................125
LEGAL PROCEEDINGS..............................S-144     Method of Distribution............................139
AFFILIATIONS, RELATIONSHIPS AND RELATED                  Legal Matters.....................................141
TRANSACTIONSSRATINGS...........................S-145     Financial Information.............................141
LEGAL INVESTMENT...............................S-146     Available Information.............................141
AVAILABLE INFORMATION..........................S-147     Incorporation of Certain Information
REPORTS TO CERTIFICATEHOLDERS..................S-148        by Reference...................................142
INCORPORATION OF INFORMATION BY REFERENCE......S-148     Ratings...........................................142
INDEX OF DEFINED TERMS.........................S-149     Legal Investment Considerations...................143
                                                         Plan of Distribution..............................145
                                                         Glossary of Terms.................................145

SCHEDULE A -      Mortgage Loan
                  Statistical Data............ ..A-1
ANNEX I -         Global Clearance, Settlement and
                  Tax Documentation
                  Procedures....................I-1

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

     We describe the certificates in two separate documents that provide varying levels of detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this free writing prospectus, which describes the specific terms of your certificates. If there is conflicting information between this free writing prospectus and the accompanying prospectus, you should rely on the information in this free writing prospectus.

     Annex I and Schedule A are incorporated into and comprise a part of this free writing prospectus as if fully set forth herein.

     Cross-references are included in this free writing prospectus and the accompanying prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page S-3 above provides the pages on which these captions are located.

     You can find a listing of the pages where certain capitalized and other terms used in this free writing prospectus and the accompanying prospectus are defined under the caption "Glossary" beginning on page S-88 of this free writing prospectus, "Index of Defined Terms" beginning on page S-149 of this free writing prospectus or "Glossary of Terms" beginning on page 145 of the prospectus.

                                     SUMMARY

     This summary highlights selected information from this document and does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the certificates, you are encouraged to read this entire document and the accompanying prospectus carefully.

     Certain statements contained in or incorporated by reference in this free writing prospectus and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.


THE CERTIFICATES                                         Companies Inc. and an affiliate of Bear, Stearns &
                                                         Co. Inc.
Asset-Backed Certificates, Series 2007-2, represent
beneficial ownership interests in a trust fund that      SPONSOR
consists primarily of a pool of fixed rate, hybrid
and adjustable rate mortgage loans, substantially all    EMC Mortgage Corporation, in its capacity as a
of which are fully amortizing and secured by first       mortgage loan seller, a Delaware corporation and an
liens on one- to four-family residential properties      affiliate of the depositor and Bear, Stearns & Co.
and certain other property and assets described in       Inc., which will sell the mortgage loans to the
this free writing prospectus.                            depositor.

ORIGINATORS                                              MASTER SERVICER

The principal originators of the mortgage loans are      Wells Fargo Bank, N.A.
Performance Credit Corporation, Wells Fargo Bank,
N.A. and EquiFirst Corporation, with respect to          SERVICERS
approximately 33.95%, 29.67% and 14.17% of the
mortgage loans, respectively, in each case by stated     The primary servicers of the mortgage loans are EMC
principal balance as of the cut-off date (the            Mortgage Corporation and Wells Fargo Bank, N.A.,
"cut-off date principal balance"). No other entity       which will service approximately 79.19% and 20.81% of
originated or acquired over 10% of the cut-off date      the mortgage loans, respectively, in each case by the
principal balance of the mortgage loans.                 cut-off date principal balance of the mortgage loans.

We refer you to "The Mortgage Pool" in this Free         We refer you to "Servicing of the Mortgage Loans" in
writing prospectus for a description of the              this free writing prospectus for a description of the
applicable underwriting criteria.                        servicing of the mortgage loans.

DEPOSITOR                                                TRUSTEE

Bear Stearns Asset Backed Securities I LLC, a            Citibank, N.A., a national banking association.
Delaware limited liability company and a limited
purpose finance subsidiary of The Bear Stearns

                                       S-5

SECURITIES ADMINISTRATOR                                    the closing date due, among other things, to the
                                                            possibility that certain mortgage loans may become
Wells Fargo Bank, N.A., a national banking association.     delinquent or default or may be removed or
                                                            substituted and that similar or different mortgage
PAYING AGENT AND CERTIFICATE REGISTRAR                      loans may be added to the pool prior to the closing
                                                            date.
Wells Fargo Bank, N.A., a national banking
association.                                                All percentages, amounts and time periods with
                                                            respect to the characteristics of the mortgage loans
SWAP PROVIDER                                               shown in this free writing prospectus and in Schedule
                                                            A to this free writing prospectus are subject to a
Bear Stearns Financial Products Inc., a subsidiary of       variance of plus or minus 10%.
The Bear Stearns Companies Inc. and an affiliate of
Bear, Stearns & Co. Inc. and EMC Mortgage                   Approximately 74.41% of the mortgage loans, by
Corporation.                                                cut-off date principal balance, are hybrid mortgage
                                                            loans in their fixed rate period. "Hybrid mortgage
ISSUING ENTITY                                              loans" are fixed rate mortgage loans that convert to
                                                            adjustable rate mortgage loans after an initial
Bear Stearns Asset Backed Securities Trust 2007-2, a        stated period of time ranging from 1 year to 10
New York common law trust.                                  years.

POOLING AND SERVICING AGREEMENT                             For many of the hybrid mortgage loans, a period of
                                                            time has elapsed since the date of their origination.
The pooling and servicing agreement dated as of April       As a result, some hybrid mortgage loans may no longer
1, 2007, among the sponsor, the master servicer, the        be in their fixed rate period, or may convert to an
depositor, the securities administrator and the             adjustable rate within a shorter period of time than
trustee, under which the trust will be formed and           their initial stated fixed rate period. The weighted
will issue the certificates.                                average number of months until the next (or in the
                                                            case of hybrid loans in their fixed rate period,
CUT-OFF DATE                                                initial) interest rate adjustment date for each
                                                            mortgage loan is indicated in the table below.
The close of business on April 1, 2007.
                                                            The interest rate borne by the adjustable rate
CLOSING DATE                                                mortgage loans, including the hybrid loans in their
                                                            adjustable rate period, will adjust in each case
On or about May [_] 2007.                                   based on a related index plus a fixed percentage set
                                                            forth in or computed in accordance with the related
THE MORTGAGE LOANS                                          note subject to rounding and to certain other
                                                            limitations, including an initial cap, a subsequent
The aggregate principal balance of the mortgage loans       periodic cap on each adjustment date and a maximum
as of the cut-off date is approximately $294,650,134.       lifetime mortgage rate, all as more fully described
The mortgage loans are fixed, hybrid and adjustable         under "The Mortgage Pool" in this free writing
rate mortgage loans, substantially all of which are         prospectus. As to each such adjustable rate mortgage
fully amortizing and secured by first liens on              loan, the related servicer will be responsible for
primarily one- to four-family residential properties.       calculating and implementing interest rate
                                                            adjustments.
The characteristics of the mortgage loans as
described in this free writing prospectus and in
Schedule A may differ from the final pool as of             The stated principal balance of each mortgage loan
                                                            generally has been calculated on the

                                       S-6


assumption that the principal portion of all monthly          Indices:
payments due with respect to each mortgage loan on or              6-month LIBOR                                 79.51%
before the cut-off date has been received.                         1-year LIBOR                                   0.30%
                                                                   1-year CMT                                     0.80%
Set forth below is certain information regarding the               1-year MTA                                     0.42%
mortgage loans and the related mortgaged properties
as of the cut-off date. The information provided is           Types of mortgage properties:
approximate. All weighted average information                      Single family dwellings                       78.72%
provided below reflects weighting of the mortgage                  Condominium                                    5.38%
loans by their stated principal balances as of the                 Planned Unit Development                       6.74%
cut-off date.                                                      2-4 family dwellings                           8.45%
                                                                   Townhouse                                      0.68%
Schedule A, which is attached and is a part of this                Manufactured Home                              0.02%
free writing prospectus, presents more detailed
statistical information relating to the mortgage              Owner Occupied                                     91.08%
loans. You should also refer to "The Mortgage Pool"           Investor Property                                   5.83%
in this free writing prospectus.                              Second Home                                         3.09%

The following table summarizes the approximate                First liens                                       100.00%
characteristics of the mortgage loans as of the
cut-off date:                                                 State concentrations (over
                                                                   5%):
Number of mortgage loans                            1,522          California                                    28.24%
Aggregate principal balance                  $294,650,134          Florida                                        8.08%
Average principal balance                        $193,594          Illinois                                       5.67%
Range of principal balances                    $10,427 to
                                                 $975,820     Delinquencies:
Range of mortgage rates                 5.250% to 14.520%          31 - 60 days                                   6.77%
Weighted average mortgage rate                     8.520%
Weighted average                                              Adjustable rate loans:
     loan-to-value ratio                           82.00%     Weighted average:
Range of scheduled remaining                 50 months to          Gross Margin                                  5.707%
     terms to maturity                         476 months          Periodic Cap                                  1.856%
Weighted average scheduled                                         Maximum Mortgage
     remaining term to                                               Rate                                       15.905%
     maturity                                  349 months          Months to Next
                                                                     Adjustment                               17 months
Original term:
     0-180 months                                   0.88%
     181-360 months                                98.35%     REMOVAL AND SUBSTITUTION OF A MORTGAGE LOAN
     361+ months                                    0.77%
                                                              The trustee (or the custodian on its behalf) will
Interest rate type:                                           acknowledge the sale, transfer and assignment to it
     Fixed rate fully                                         by the depositor and receipt of, subject to further
     amortizing                                    13.91%     review and the exceptions, the mortgage loans. If the
     Fixed rate interest only                       1.30%     trustee (or the custodian on its behalf) finds that
     Fixed rate balloon loans                       3.76%     any mortgage loan is defective on its face due to a
     Adjustable rate fully                                    breach of the representations and warranties with
       amortizing                                   1.88%     respect to that loan made in the transaction
     Adjustable rate interest                                 agreements, the trustee (or the custodian on its
       only                                         0.06%     behalf) will promptly notify the sponsor of such
     Adjustable rate balloon                                  defect. The sponsor must then correct or cure any
       loans                                        0.30%     such defect within 90 days from the date of notice
     Hybrid fully amortizing                       42.19%     from the trustee (or the custodian on its behalf) of
     Hybrid interest only                          14.48%     the defect and if the sponsor fails to correct or
     Hybrid balloon loans                          22.12%     cure such defect within such period and such defect
                                                              materially and adversely affects the interests of the
                                                              certificateholders in the related mortgage loan,


                                       S-7


the sponsor will, in accordance with the terms of the         Certificates, the Class P Certificates and the Class
pooling and servicing agreement, within 90 days of            R Certificates in this free writing prospectus solely
the date of notice, transfer to the trust a                   to provide you a better understanding of the offered
substitute mortgage loan (if within two years of the          certificates.
closing date) or repurchase the mortgage loan from
the trust; provided that, if such defect would cause          The final scheduled distribution date for the offered
the mortgage loan to be other than a "qualified               certificates is the distribution date in May 2037.
mortgage" as defined in Section 860G(a)(3) of the
Internal Revenue Code, any such cure or substitution          RECORD DATE
must occur within 90 days from the date such breach
was discovered.                                               The business day preceding the applicable
                                                              distribution date so long as the certificates remain
DESCRIPTION OF THE CERTIFICATES                               in book-entry form; and otherwise the last business
                                                              day of the month preceding the month in which such
GENERAL                                                       distribution date occurs.

The trust will issue senior and subordinate                   DENOMINATIONS
certificates. Classes with the letter "A" in their
class name represent senior interests in the mortgage         For each class of offered certificates, $25,000 and
pool and we sometimes refer to these certificates as          multiples of $1,000 in excess thereof (except that
Class A Certificates or senior certificates. Classes          one certificate may be issued in an amount equal to
with the letter "M" in their class name represent             the remainder of that class).
subordinate interests in the mortgage pool and we
sometimes refer to these certificates as Class M              REGISTRATION OF CERTIFICATES
Certificates or subordinate certificates.
                                                              The trust will issue the offered certificates
We sometimes refer to the senior certificates and the         initially in book-entry form. Persons acquiring
subordinate certificates as the offered certificates.         beneficial ownership interests in book-entry
                                                              certificates may elect to hold their beneficial
The trust will also issue the Class P Certificates,           interests through The Depository Trust Company, in
which we are not offering by this free writing                the United States, or Clearstream Luxembourg or
prospectus, and which will represent the right of the         Euroclear, in Europe.
holder to certain prepayment charges on the mortgage
loans serviced by EMC Mortgage Corporation, to the            We refer you to "Description of the Certificates --
extent such prepayment charges are not retained by            Book-Entry Registration" and "Annex I--Global
EMC Mortgage Corporation as servicer in accordance            Clearance, Settlement and Tax Documentation
with the terms of the servicing agreement.                    Procedures" in this free writing prospectus.

The Class R Certificates, which we are not offering           PASS-THROUGH RATES
by this free writing prospectus, represent the
residual interests in one or more real estate                 The pass-through rates for each class of offered
mortgage investment conduits established by the               certificates may change from distribution date to
trust.                                                        distribution date. The pass-through rate will
                                                              therefore be adjusted on a monthly basis. Investors
The trust will also issue the Class B-IO                      will be notified of a pass-through rate adjustment
Certificates, which we are not offering by this free          through the monthly distribution reports as described
writing prospectus. We have included information with         under "Description of the Certificates - Reports to
respect to the Class B-IO                                     Certificateholders" in this free writing prospectus.
                                                              On any distribution


                                       S-8

date, the pass-through rate per annum for each such           assets, as described under "Optional Termination"
class will be equal to:                                       below.

(a)  One-Month LIBOR for the related accrual period           The "interest rate cap" for each of the certificates
     plus the per annum margins of:                           is equal to the weighted average of the net mortgage
                                                              rates of the mortgage loans as of the first day of
     o    for the Class A-1 Certificates, initially           the related due period, minus any net swap payments
          [_____]% and after the optional termination         and certain swap termination payments as described in
          date, [_____]%,                                     this free writing prospectus. The interest rate cap
                                                              will be adjusted to an effective rate reflecting the
     o    for the Class A-2 Certificates, initially           accrual of interest on an actual/360 basis.
          [_____]% and after the optional termination
          date, [_____]%,                                     If on any distribution date, the pass-through rate
                                                              for a class of offered certificates is based on the
     o    for the Class A-3 Certificates, initially           interest rate cap and the amount of such limitation
          [_____]% and after the optional termination         exceeds the amount available for such class from
          date, [_____]%,                                     payments under the interest rate swap agreement, the
                                                              holders of the related certificates may receive a
     o    for the Class M-1 Certificates, initially           lesser amount of interest than they would have
          [_____]% and after the optional termination         received on such distribution date had the
          date, [_____]%,                                     pass-through rate for that class not been calculated
                                                              based on its interest rate cap. Any such shortfall
     o    for the Class M-2 Certificates, initially           amounts will be carried over to future distribution
          [_____]% and after the optional termination         dates and will be paid with interest thereon to the
          date, [_____]%,                                     extent there are available funds therefor.

     o    for the Class M-3 Certificates, initially           We refer you to "Description of the Certificates -
          [_____]% and after the optional termination         Distributions" in this free writing prospectus.
          date, [_____]%,
                                                              DISTRIBUTION DATES
     o    for the Class M-4 Certificates, initially
          [_____]% and after the optional termination         The paying agent will make distributions on the
          date, [_____]%,                                     certificates on the 25th day of each calendar month
                                                              beginning in May 2007 to the appropriate holders of
     o    for the Class M-5 Certificates, initially           record. If the 25th day of a month is not a business
          [_____]% and after the optional termination         day, then the paying agent will make distributions on
          date, [_____]%,                                     the next business day after the 25th day of the
                                                              month.
     o    for the Class M-6 Certificates, initially
          [_____]% and after the optional termination         INTEREST PAYMENTS
          date, [_____]%, and
                                                              On each distribution date holders of the offered
     o    for the Class M-7 Certificates, initially           certificates will be entitled to receive:
          [_____]% and after the optional termination
          date, [_____]%, but                                      o    the interest that has accrued on the
                                                                        certificate principal balance of such class
(b)  in each case subject to the interest rate cap                      of certificates at the related pass-through
     for such distribution date as described below.                     rate (subject to the interest rate cap)
                                                                        during the related accrual period,
The "optional termination date" is the first
distribution date that the depositor would have the
option to purchase all of the remaining trust



                                       S-9


          plus
                                                                        and certain net swap payments and swap
     o    any interest due on a prior distribution                      termination payments, as applicable, until a
          date that was not paid plus any interest                      specified overcollateralization level has
          accrued thereon,                                              been reached.

          minus                                                         You should review the priority of payments described
                                                                        under "Description of the Certificates -
     o    certain shortfalls in interest collections                    Distributions" in this free writing prospectus.
          allocated to that class of certificates.
                                                                        Credit Enhancement
However, the amount of interest distributable on a
distribution date with respect to any class of                          Credit enhancement provides limited protection to
certificates will be reduced by the amount, if any,                     holders of specified certificates against shortfalls
of net deferred interest for the related distribution                   in payments received on the mortgage loans. This
date that is allocated to such class of certificates.                   transaction employs the following forms of credit
                                                                        enhancement:
The offered certificates may receive additional
interest distributions as we have described below                       Subordination. By issuing senior certificates and
under "Description of the Certificates -- The                           subordinate certificates, the trust has increased the
Interest Rate Swap Agreement."                                          likelihood that senior certificateholders and
                                                                        subordinate certificateholders having a higher
The accrual period for the offered certificates will                    payment priority will receive regular payments of
be the period from and including the preceding                          interest and principal.
distribution date (or from the closing date, in the
case of the first distribution date) to and including                   The senior certificates will have payment priority
the day prior to the current distribution date.                         over the subordinate certificates.

Calculations of interest on the offered certificates                    Among the classes of subordinate certificates:
will be based on a 360-day year and the actual number
of days elapsed during the related accrual period.                 o    the Class M-1 Certificates will have
                                                                        payment priority over the Class M-2
PRINCIPAL PAYMENTS                                                      Certificates, the Class M-3 Certificates,
                                                                        the Class M-4 Certificates, the Class M-5
On each distribution date, distributions of principal                   Certificates, the Class M-6 Certificates
will be made on the offered certificates, in the                        and the Class M-7 Certificates;
priorities described in this free writing prospectus,
if there is cash available on that date for the                    o    the Class M-2 Certificates will have
payment of principal to the applicable class. Monthly                   payment priority over the Class M-3
principal distributions will generally include:                         Certificates, the Class M-4 Certificates,
                                                                        the Class M-5 Certificates, the Class M-6
     o    principal payments on the mortgage loans                      Certificates and the Class M-7
          and                                                           Certificates;

     o    interest payments on the mortgage loans not              o    the Class M-3 Certificates will have
          needed to pay interest on the certificates,                   payment priority over the Class M-4
          monthly fees and expenses                                     Certificates, the Class M-5 Certificates,
                                                                        the Class M-6 Certificates and the Class
                                                                        M-7 Certificates;

                                      S-10


     o    the Class M-4 Certificates will have                weighted average net interest rate of such mortgage
          payment priority over the Class M-5                 loans to be higher than the weighted average
          Certificates, the Class M-6 Certificates            pass-through rate on such offered certificates. This
          and the Class M-7 Certificates;                     higher interest rate will be paid on an aggregate
                                                              principal balance of mortgage loans that is larger
     o    the Class M-5 Certificates will have                than the aggregate principal balance of the
          payment priority over the Class M-6                 certificates. Interest payments received in respect
          Certificates and the Class M-7                      of the mortgage loans in excess of the amount that is
          Certificates; and                                   needed to pay interest on the offered certificates,
                                                              related trust expenses and certain net swap payments
     o    the Class M-6 Certificates will have                and swap termination payments, as applicable, will be
          payment priority over the Class M-7                 used to reduce the total principal balance of such
          Certificates;                                       certificates until a required level of
                                                              overcollateralization has been achieved. As of the
Subordination provides the holders of certificates            closing date, the aggregate principal balance of the
having a higher payment priority with protection              mortgage loans as of the cut-off date will exceed the
against losses realized when the unpaid principal             aggregate principal balance of the certificates by
balance on a mortgage loan exceeds the proceeds               approximately $18,710,134.
recovered on liquidation of that mortgage loan. In
general, we accomplish this loss protection by                We refer you to "Description of the Certificates --
allocating any realized losses on the mortgage loans,         Excess Spread and Overcollateralization Provisions"
in excess of any current overcollateralization and            in this free writing prospectus.
excess spread, among the certificates, beginning with
the class of subordinate certificates with the lowest         INTEREST RATE SWAP AGREEMENT
payment priority, until the certificate principal
balance of that subordinated class has been reduced           Citibank, N.A., in its capacity as supplemental
to zero. We then allocate the realized losses to the          interest trust trustee, will enter into an interest
next most junior class of subordinate certificates,           rate swap agreement with Bear Stearns Financial
until the certificate principal balance of each class         Products Inc., in such capacity, the swap provider.
of subordinate certificates is reduced to zero. After         The supplemental interest trust trustee will appoint
the certificate principal balances of all of the              Wells Fargo Bank, N. A. as swap administrator
subordinate certificates have been reduced to zero,           pursuant to the swap administration agreement to
the principal portion of realized losses on a                 receive and distribute funds with regard to the
mortgage loan occurring during the realized loss              interest rate swap agreement on behalf of the
period will be allocated to the Class A Certificates,         supplemental interest trust, whether payable by or to
in the order of priority set forth in this free               the swap provider pursuant to the interest rate swap
writing prospectus, until the certificate principal           agreement. On or before each distribution date
balance of each such class has been reduced to zero.          through the distribution date in April 2011, subject
                                                              to earlier termination as set forth in this free
We refer you to "Description of the                           writing prospectus, the swap administrator will be
Certificates--Distributions" and "--Allocation of             obligated to make a fixed payment to the swap
Realized Losses" in this free writing prospectus.             provider, and the swap provider will be obligated to
                                                              make a floating
EXCESS SPREAD AND OVERCOLLATERALIZATION. We expect
the mortgage loans to generate more interest than is
needed to pay interest on the offered certificates
because we expect the w

                                      S-11


payment to the swap administrator, on behalf of the           any negative amortization loan) on the mortgage loans
supplemental interest trust, in each case as set              for which it acts as servicer, in general to the
forth in the interest rate swap agreement and as              extent that such servicer reasonably believes that
described in this free writing prospectus. To the             such cash advances can be repaid from future payments
extent that the fixed payment under the interest rate         on the related mortgage loans. If the related
swap agreement exceeds the floating payment in                servicer fails to make any required advances, the
respect of any distribution date, amounts otherwise           master servicer in general may be obligated to do so,
available to the certificateholders will be applied           as described in this free writing prospectus. These
to make a net payment to the swap administrator for           cash advances are only intended to maintain a regular
payment to the swap provider. To the extent that the          flow of scheduled interest and principal payments on
floating payment under the interest rate swap                 the certificates and are not intended to guarantee or
agreement exceeds the fixed payment in respect of any         insure against losses.
distribution date, the swap provider will make a net
swap payment to the swap administrator, and the swap          We refer you to "Servicing of the Mortgage Loans" in
administrator, pursuant to the swap administration            this free writing prospectus.
agreement, will remit such net swap payment to the
trust to the extent needed to cover certain interest          SERVICING FEE AND MASTER SERVICING FEE
shortfalls and basis risk shortfalls and to restore
and maintain the required level of                            The master servicer will be entitled to receive a fee
overcollateralization for the certificates as                 as compensation for its activities under the pooling
described in this free writing prospectus.                    and servicing agreement equal to 0.0225% per annum of
                                                              the aggregate principal balance of the mortgage loans
Upon early termination of the interest rate swap              as of the first day of the month immediately
agreement, the swap administrator or the swap                 preceding such distribution date. Each of the
provider may be liable to make a swap termination             servicers will be entitled to recover a fee as
payment to the other party, regardless of which party         compensation for its activities under the related
has caused the termination. In the event that the             servicing agreement equal to 1/12th of the applicable
swap administrator is required to make a swap                 servicing fee rate multiplied by the stated principal
termination payment to the swap provider, the issuing         balance of each mortgage loan serviced by it as of
entity will be required to make a payment to the swap         the due date in the month preceding the month in
administrator in the same amount, which amount may be         which such distribution date occurs. The servicing
deducted from available funds before distributions to         fee rate will range from 0.250% to 0.500% per annum.
certificateholders.                                           Interest shortfalls on the related mortgage loans
                                                              resulting from prepayments in full in any calendar
We have described the amounts payable under the               month will be offset by the related servicer or, if
interest rate swap agreement under "Description of            and to the extent not offset by the related servicer,
the Certificates -The Interest Rate Swap Agreement"           by the master servicer on the distribution date in
in this free writing prospectus. Payments under the           the following calendar month to the extent of
interest rate swap agreement may mitigate against the         compensating interest payments as described in this
effects of the interest rate cap resulting from a             free writing prospectus.
mismatch between the weighted average mortgage rate
of the mortgage loans and the One-Month LIBOR-based           OPTIONAL TERMINATION
rates on the certificates.
                                                              EMC Mortgage Corporation may purchase all of the
ADVANCES                                                      remaining assets in the trust fund when the stated
                                                              principal balance of the mortgage loans and any
Each servicer will make cash advances with respect to         foreclosed real estate owned by the trust fund has
delinquent payments of scheduled interest and                 declined to or below 10% of the stated
principal (other than principal on any balloon
payment and, to the extent set forth in the related
servicing agreement, principal on

                                      S-12


principal balance of the mortgage loans as of the             benefit plan subject to the Employee Retirement
cut-off date. We refer to this distribution date as           Income Security Act of 1974, as amended or Section
the "optional termination date." Such a purchase will         4975 of the Internal Revenue Code of 1986, so long as
result in the early retirement of all the                     a number of conditions are met. Prior to the
certificates.                                                 termination of the supplemental interest trust,
                                                              persons investing assets of employee benefit plans or
FEDERAL INCOME TAX CONSEQUENCES                               individual retirement accounts may purchase the Class
                                                              A Certificates if the purchase and holding meets the
For federal income tax purposes, the trust (other             requirements of an investor-based class exemption
than the basis risk reserve fund, and, for the                issued by the U.S. Department of Labor. A fiduciary
avoidance of doubt, the supplemental interest trust,          of an employee benefit plan must determine that the
the swap administration agreement, the swap account           purchase of a certificate is consistent with its
and the interest rate swap agreement, and amounts             fiduciary duties under applicable law and does not
payable with respect thereto) will comprise multiple          result in a nonexempt prohibited transaction under
real estate mortgage investment conduits, organized           applicable law.
in a tiered REMIC structure. The certificates (other
than the Class R Certificates) will represent                 We refer you to "ERISA Considerations" in this free
beneficial ownership of "regular interests" in the            writing prospectus and in the prospectus.
related REMIC identified in the pooling and servicing
agreement and rights to receive certain payments of           RATINGS
Basis Risk Shortfalls and certain payments under the
interest rate swap agreement.                                 The classes of certificates listed below will not be
                                                              offered unless they receive the respective ratings
The residual certificates will represent the                  set forth below from Standard & Poor's, a division of
beneficial ownership of the sole class of "residual           The McGraw-Hill Companies, Inc., which we refer to as
interest" in a REMIC. Certain classes of offered              "Standard & Poor's," and Moody's Investors Service,
certificates may be issued with original issue                Inc., which we refer to as "Moody's."
discount for federal income tax purposes.

We refer you to "Federal Income Tax Consequences" in                         STANDARD &
this free writing prospectus and "Material Federal                 CLASS       POOR'S       MOODY'S
Income Tax Considerations" in the prospectus for                   -----       ------       -------
additional information concerning the application of               A-1          AAA          Aaa
federal income tax laws.                                           A-2          AAA          Aaa
                                                                   A-3          AAA          Aaa
LEGAL INVESTMENT                                                   M-1          AA           Aa2
                                                                   M-2          AA-          Aa3
None of the certificates will be "mortgage related                 M-3           A            A2
securities" for purposes of the Secondary Mortgage                 M-4           A-           A3
Market Enhancement Act of 1984.                                    M-5          BBB+         Baa1
                                                                   M-6           BBB         Baa2
We refer you to "Legal Investment Considerations" in               M-7          BBB-         Baa3
the prospectus.

ERISA CONSIDERATIONS
                                                              A rating is not a recommendation to buy, sell or hold
It is expected that the Class A Certificates may be           securities and any rating agency can revise or
purchased by a pension or other employee                      withdraw such ratings at any time. In general,
                                                              ratings address credit risk and do not address the
                                                              likelihood of prepayments.

                              TRANSACTION STRUCTURE

                               [GRAPHIC OMITTED]

                                  RISK FACTORS

     In addition to the matters described elsewhere in this free writing prospectus and the prospectus, you should carefully consider the following risk factors before deciding to purchase a certificate.


THE SUBORDINATE CERTIFICATES
HAVE A GREATER RISK OF LOSS THAN
THE SENIOR CERTIFICATES.


                                  When certain classes of certificates
                                  provide credit enhancement for other
                                  classes of certificates it is sometimes
                                  referred to as "subordination."
                                  References in the following paragraph to "subordinated classes" means:

                                       o    with respect to the senior
                                            certificates, the subordinate
                                            certificates; and

                                       o    with respect to the Class M
                                            Certificates, the Class M
                                            Certificates having a higher
                                            numerical designation.

                                  We will provide credit enhancement in
                                  the form of subordination for the
                                  certificates, first, by the right of the holders of the senior certificates to receive certain payments of interest and principal prior to the subordinated classes and, second, by the allocation of realized losses to the subordinated classes. This form of credit enhancement uses collections on the mortgage loans otherwise payable to the holders of the subordinated classes to pay amounts due on the more senior classes. Such collections on the mortgage loans are the sole source of funds from which such credit enhancement is provided. Realized losses on the mortgage loans, in excess of any current overcollateralization and excess spread, are allocated to the subordinate certificates, beginning with the certificates with the lowest payment priority, until the certificate principal balance of that class has been reduced to zero. This means that with respect to the certificates offered by this free writing prospectus, realized losses on the mortgage loans would first be allocated to the Class M-7
                                  Certificates until the certificate
                                  principal balance of such Certificates
                                  is reduced to zero. Subsequent realized
                                  losses would be allocated to the next
                                  most junior class of subordinate
                                  certificates, until the certificate
                                  principal balance of that class of
                                  subordinate certificates is reduced to
                                  zero. Accordingly, if the certificate
                                  principal balance of a subordinated
                                  class were to be reduced to zero,
                                  delinquencies and defaults on the
                                  mortgage loans would reduce the amount
                                  of funds available for distributions to
                                  holders of the remaining subordinated
                                  class or classes and, if the aggregate
                                  certificate principal balance of all
                                  such subordinated classes were to be
                                  reduced to zero and excess spread and
                                  overcollateralization were insufficient, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior certificates. After the certificate principal balances of all of the subordinate certificates have been reduced to zero, the principal portion of realized losses on a mortgage loan occurring during the related realized loss period will be allocated to the Class A Certificates, in the order of priority set forth in this free writing prospectus, until the certificate principal balance of each such class has been reduced to zero.

                                  In addition to subordination, we will
                                  provide credit enhancement through the
                                  buildup of overcollateralization. See
                                  "Risk Factors--Excess spread may be
                                  inadequate to cover losses and/or to
                                  build overcollateralization" below for a discussion of the risks relating to that form of credit enhancement.

                                  You should fully consider the risks of
                                  investing in a subordinate certificate,
                                  including the risk that you may not
                                  fully recover your initial investment as a result of realized losses.

                                  We refer you to "Description of the
                                  Certificates" in this free writing
                                  prospectus for additional information.


ADDITIONAL RISKS ASSOCIATED
WITH THE SUBORDINATE
CERTIFICATES

                                  The weighted average lives of, and the
                                  yields to maturity on, the subordinate
                                  certificates will be progressively more
                                  sensitive, in the order of their payment priority, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such investor based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of such mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of any overcollateralization and excess spread following distributions of principal on the related distribution date, will reduce the certificate principal balance of the subordinate certificates in the reverse order of their payment priority. As a result of such reductions, less interest will accrue on such class of certificates than would otherwise be the case. Once a realized loss is allocated to a subordinate certificate, no interest will be distributable with respect to such written down amount, except to the extent the principal balance is thereafter increased by a subsequent recovery.

                                  It is not expected that the subordinate
                                  certificates will be entitled to any
                                  principal distributions until at least
                                  May 2010 or during any period in which
                                  delinquencies or losses on the mortgage
                                  loans exceed certain levels. As a
                                  result, the weighted average lives of
                                  the subordinate certificates will be
                                  longer than would otherwise be the case
                                  if distributions of principal were
                                  allocated among all of the certificates
                                  at
                                  the same time. As a result of the longer weighted average lives of the subordinate certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency or loss levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage pool.

                                  In addition, the multiple class
                                  structure of the subordinate
                                  certificates causes the yield of such
                                  classes to be particularly sensitive to
                                  changes in the rates of prepayment of
                                  the mortgage loans. Because
                                  distributions of principal will be made
                                  to the holders of such certificates
                                  according to the priorities described in this free writing prospectus, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans and the timing thereof, to the extent such losses are not covered by any overcollateralization, excess spread, or a class of subordinate certificates with a lower payment priority. Furthermore, the timing of receipt of principal and interest by the subordinate certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

EXCESS SPREAD MAY BE
INADEQUATE TO COVER LOSSES
AND/OR TO BUILD
OVERCOLLATERALIZATION

                                  The mortgage loans are expected to
                                  generate more interest than is needed to pay interest on the offered certificates because we expect the weighted average net interest rate on the mortgage loans to be higher than the weighted average pass-through rate on the offered certificates and, as overcollateralization increases, such higher interest rate is paid on an aggregate principal balance of mortgage loans that is larger than the principal balance of the certificates. Interest payments received on the mortgage loans in excess of the amount needed to pay interest on the offered certificates, trust fund expenses and certain net swap payments and swap termination payments, as applicable, which excess we refer to as "excess spread," will be applied on each distribution date to make additional principal payments on the offered certificates, which will reduce further the total principal balance of such offered certificates below the aggregate principal balance of the mortgage loans, thereby creating "overcollateralization," up to a specified target level. In addition, amounts payable to the trust under the interest rate swap agreement may be used to restore and maintain the required level of overcollateralization. Overcollateralization is intended to provide limited protection to certificateholders by absorbing the certificate's share of losses from liquidated mortgage loans. However, we cannot assure you that enough excess spread will be generated on the mortgage loans or from amounts payable under the interest rate swap agreement to establish or maintain the required levels of overcollateralization. The aggregate principal balance of the mortgage loans as of the cut-off date will exceed the aggregate certificate principal balance of the certificates (other than the Class B-IO Certificates and the residual certificates, which do not have certificate principal balances) on the closing date by an amount approximately equal to the specified overcollateralization amount we describe in this free writing prospectus.

                                  The excess spread available on any
                                  distribution date will be affected by
                                  the actual amount of interest received,
                                  advanced or recovered in respect of the
                                  mortgage loans during the related due
                                  period. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the mortgage loans.

                                  If the protection afforded by
                                  overcollateralization is insufficient,
                                  then you could experience a loss on your investment.


THE INTEREST RATE CAP MAY REDUCE THE
YIELDS ON THE OFFERED CERTIFICATES

                                  The pass-through rates on the offered
                                  certificates are each subject to an
                                  interest rate cap based upon the
                                  weighted average of the net mortgage
                                  rates on the mortgage loans. If on any
                                  distribution date the pass-through rate
                                  for a class of offered certificates is
                                  based on the interest rate cap and the
                                  amount of such limitation exceeds the
                                  amount payable to such class out of
                                  payments under the interest rate swap
                                  agreement, the holders of the
                                  certificates may receive a smaller
                                  amount of interest than they would have
                                  received on that distribution date had
                                  the pass-through rate for that class not been calculated based on the interest rate cap. The holders of the certificates will be entitled to recover any resulting shortfall in interest on the same distribution date or on future distribution dates on a subordinated basis but only to the extent of excess spread available therefor. If mortgage loans with relatively higher mortgage rates prepay or default, it is more likely that the interest rate cap would limit the pass-through rate on a class of certificates and result in lower interest than otherwise would be the case.

THE OFFERED CERTIFICATES MAY NOT
ALWAYS RECEIVE INTEREST BASED ON
ONE-MONTH LIBOR PLUS THE RELATED
MARGIN

                                The offered certificates may not always
                                receive interest at a rate equal to
                                One-Month LIBOR plus the applicable
                                margin. The mortgage loans bear interest at fixed rates and various adjustable rates (and, in the case of hybrid loans during their fixed rate periods, various fixed rates), so the weighted average net mortgage rate of the mortgage loans may from time to time be lower than One-Month LIBOR plus the applicable margin. If this is the case, the interest rate on the classes of certificates will be reduced to the interest rate cap on such date. Thus, the yield to investors in such classes of certificates will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the interest rate cap. The prepayment or default of mortgage loans with relatively higher net mortgage rates, particularly during a period of increased One-Month LIBOR rates, may result in the interest rate cap on a distribution date limiting the applicable pass-through rate to a greater extent than otherwise would be the case. If on any distribution date the application of the interest rate cap results in an interest payment lower than One-Month LIBOR plus the applicable margin on any of such classes of certificates during the related interest accrual period, the value of such class or classes of certificates may be temporarily or permanently reduced.

                                To the extent interest on the offered
                                certificates on a distribution date is
                                limited to the interest rate cap, the
                                difference between the interest rate cap and One-Month LIBOR plus the related margin will create a shortfall. Some or all of this shortfall may be funded to the extent of payments, if any, under the interest rate swap agreement.

                                In addition, although the certificates are entitled to payments under the interest rate swap agreement during periods of increased One-Month LIBOR rates through the distribution date in April 2011, the swap provider will only be obligated to make such payments under certain circumstances. We refer you to "Description of the Certificates--The Interest Rate Swap Agreement" in this free writing prospectus for a discussion of the swap provider's obligation to make payments under the interest rate swap agreement.

MORTGAGE LOANS WITH INTEREST-
ONLY PAYMENTS

                                As of the cut-off date, approximately
                                15.84% of the mortgage loans, by cut-off date principal balance, require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period following origination ranging from 2 years to 10 years. After the interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date. If the monthly payment increases, the borrower may not be able to pay the increased amount and may default or may refinance the loan to avoid the higher payment. Because no principal payments may be made on such mortgage loans for a period of time, certificateholders will receive smaller principal distributions than they would have received if the borrowers were required to make monthly payments of interest and principal for the lives of the mortgage loans. Absent other considerations, this slower rate of principal distributions will result in longer, and in some cases substantially longer, weighted average lives of the offered certificates and may reduce the return on an investment in an offered certificate that is purchased at a discount to its principal amount.

RECENT DEVELOPMENTS IN THE
RESIDENTIAL MORTGAGE MARKET
MAY ADVERSELY AFFECT THE
MARKET VALUE OF YOUR
SECURITIES

                                Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

                                Another factor that may in the future
                                contribute to higher delinquency rates is the potential increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable payment mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, in effect during the initial period of the mortgage loan to the rate computed in accordance with the applicable index and margin. This increase in borrowers' monthly payments, together with any increase in prevailing market interest rates, after the initial fixed rate period, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

                                Various federal, state and local
                                regulatory authorities have taken or
                                proposed actions that could hinder the
                                ability of a servicer to foreclose
                                promptly on defaulted mortgage loans. Any such actions may adversely affect the performance of the loans and the yield on and value of the certificates.

                                You should consider that the general
                                market conditions discussed above may
                                adversely affect the performance and
                                market value of your securities.

CERTAIN MORTGAGE LOANS WERE
UNDERWRITTEN TO NON-
CONFORMING UNDERWRITING
STANDARDS, WHICH MAY RESULT IN
LOSSES OR SHORTFALLS TO BE
INCURRED ON THE OFFERED
CERTIFICATES

                                The mortgage loans were underwritten
                                generally in accordance with underwriting standards which are primarily intended to provide for single family "non-conforming" mortgage loans. A "non-conforming" mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. In addition, certain mortgage loans fail to conform to the underwriting standards of the related originators. Accordingly, mortgage loans underwritten under such non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

INCLUSION OF DELINQUENT AND
OTHER IMPAIRED MORTGAGE
LOANS MAY INCREASE RISK OF
LOSS

                                Approximately 6.77% of the mortgage loans, by cut-off date principal balance, were 30 days or more delinquent.

                                If a mortgage loan was 30 or more days
                                delinquent as of the cut-off date, but has made its payment prior to the closing date, it is still treated as 30 or more days delinquent for purposes of the previous sentence. None of the mortgage loans are 60 or more days delinquent. Note that some of the mortgage loans may have been recently originated and therefore have not had the opportunity to become delinquent. It is possible that a delinquent mortgage loan will not ever become current or, if it does become current, that the mortgagor may become delinquent again. Delinquencies on the mortgage loans (except for historical delinquencies set forth on Schedule A to this prospectus supplement) are calculated using the OTS Method. For a description of the OTS Method, see "The Mortgage Pool--Methods of Delinquency Calculation" in the prospectus.

                                The related servicer will be required to make advances of delinquent payments of principal and interest on any delinquent mortgage loans (to the extent set forth in the related servicing agreement and to the extent such advances are deemed by the servicer to be recoverable), until such mortgage loans become current. Furthermore, with respect to any delinquent mortgage loan, the related servicer may either foreclose on any such mortgage loan or work out an agreement with the mortgagor, which may involve waiving or modifying certain terms of the related mortgage loan. If a servicer extends the payment period or accepts a lesser amount than the amount due pursuant to the mortgage note in satisfaction of the mortgage note, the yield on your certificates may be reduced.

                                Investors should also see the delinquency history of the mortgage loans set forth in Schedule A to this free writing prospectus.

                                As a result, the mortgage pool may bear
                                more risk than a pool of mortgage loans
                                without any delinquencies but with
                                otherwise comparable characteristics. In addition, the mortgage pool includes mortgage loans with certain impairments, which may include:

                                o    mortgage loans that violated the
                                     underwriting guidelines or
                                     program guidelines under which
                                     they were originated;

                                o    mortgage loans that had missing
                                     or defective loan documentation;

                                o    mortgage loans that were
                                     previously delinquent;

                                o    borrowers who may have a record
                                     of credit write-offs,
                                     outstanding judgments, current
                                     or prior bankruptcies and other
                                     credit items that do not satisfy
                                     the applicable underwriting
                                     guidelines;

                                o    mortgage loans with low credit
                                     scores and/or high current
                                     loan-to-value ratios, debt
                                     service coverage ratios or
                                     combined amortized loan-to-value
                                     ratios;

                                o    seasoned mortgage loans;

                                o    missing or deficient appraisals
                                     (for example, the comparable
                                     properties did not support the
                                     appraised value); or

                                o    the absence of required primary
                                     mortgage insurance.

                                As a result of these characteristics, the mortgage loans may have increased delinquencies and losses as compared to other mortgage pools and other series of mortgage pass-through certificates issued by the depositor. To the extent not covered by credit enhancement, such increased delinquencies and losses, if any, could result in the reduction of amounts available for distribution to certificateholders.

DEFAULTS COULD CAUSE PAYMENT
DELAYS AND LOSSES

                                There could be substantial delays in the liquidation of defaulted mortgage loans and corresponding delays in your receiving your portion of the proceeds of liquidation. These delays could last up to several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the related servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses, will reduce the amount of security for the mortgage loans and, in turn, reduce the proceeds payable to certificateholders.

In the event that:

                                     o    the mortgaged properties fail to
                                          provide adequate security for the
                                          related mortgage loans, and

                                     o    the protection provided by the
                                          subordination of certain classes of
                                          certificates and the availability of
                                          overcollateralization are
                                          insufficient to cover any shortfall,

                                you could lose all or a portion of the
                                money you paid for your certificates.

                                Your yield could be adversely affected
                                by the unpredictability of prepayments

                                No one can accurately predict the level of prepayments that the trust will experience. The trust's prepayment experience may be affected by many factors, including:

                                     o    general economic conditions,

                                     o    the level of prevailing interest
                                          rates,

                                     o    the availability of alternative
                                          financing and

                                     o    homeowner mobility.

                                Approximately 66.95% of the mortgage loans by stated principal balance as of the cut-off date contain due-on-sale provisions, and the related servicers intend to enforce those provisions unless doing so is not permitted by applicable law or the related servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related mortgage loan. In addition, certain of the mortgage loans impose a prepayment charge in connection with voluntary prepayments made within up to five years after origination, which charges may, if not waived by a servicer, discourage prepayments during the applicable period. Mortgage loans still subject to such a prepayment charge constitute approximately 51.94% of the mortgage loans by stated principal balance as of the cut-off date. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. The holders of the offered certificates will not be entitled to any prepayment penalties or prepayment charges collected on the mortgage loans.

                                The weighted average lives of the
                                certificates will be sensitive to the rate and timing of principal payments, including prepayments on the mortgage loans, which may fluctuate significantly from time to time.

                                You should note that:

                                     o    if you purchase your
                                          certificates at a discount and
                                          principal is repaid on the
                                          mortgage loans slower than you
                                          anticipate, then your yield may
                                          be lower than you anticipate;

                                     o    if you purchase your
                                          certificates at a premium and
                                          principal is repaid on the
                                          mortgage loans faster than you
                                          anticipate, then your yield may
                                          be lower than you anticipate;

                                     o    your yield will be sensitive to
                                          the interest rate cap and to the
                                          level of One-Month LIBOR;

                                     o    since repurchases of mortgage
                                          loans as a result of breaches of
                                          representations and warranties
                                          and liquidations of mortgage
                                          loans following default have the
                                          same effect as prepayments, your
                                          yield may be lower than you
                                          expect if the rate of such
                                          repurchases and liquidations is
                                          higher than you expect;

                                     o    the overcollateralization
                                          provisions, initially and
                                          whenever overcollateralization
                                          is at a level below the required
                                          level, are intended to result in
                                          an accelerated rate of principal
                                          distributions to holders of the
                                          classes of offered certificates
                                          then entitled to distributions
                                          of principal. An earlier return
                                          of principal to the holders of
                                          the offered certificates as a
                                          result of the
                                          overcollateralization provisions
                                          will influence the yield on the
                                          offered certificates in a manner
                                          similar to the manner in which
                                          principal prepayments on the
                                          mortgage loans will influence
                                          the yield on the offered
                                          certificates; and

                                     o    you bear the reinvestment risks
                                          resulting from a faster or
                                          slower rate of principal
                                          payments than you expected.

                                The sponsor may from time to time
                                implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives.

                                Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

                                We refer you to "The Mortgage Pool" and "
                                Yield, Prepayment and Maturity
                                Considerations" in this free writing
                                prospectus and "Material Legal Aspects of the Loans -- Due-on-Sale Clauses in Mortgage Loans" in the prospectus for a description of certain provisions of the mortgage loans that may affect the prepayment experience on the mortgage loans.

MORTGAGE LOAN MODIFICATIONS
MAY AFFECT THE INTEREST RATE
CAPS AND DISTRIBUTIONS ON THE
CERTIFICATES

                                Modifications of mortgage loans agreed to by the related servicers in order to maximize ultimate proceeds of such mortgage loans may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under a mortgage loan, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan, or any combination of these or other modifications. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in a lower interest rate cap, reduced distributions of interest or principal on, an extended final maturity of, or an allocation of a realized loss to, one or more classes of the related certificates.


VIOLATION OF CONSUMER PROTECTION LAWS MAY
RESULT IN LOSSES ON THE MORTGAGE LOANS AND
THE OFFERED CERTIFICATES

                                Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

                                The mortgage loans are also subject to
                                federal laws, including:

                                     o    the Federal Truth in Lending Act and
                                          Regulation Z promulgated thereunder,
                                          which require certain disclosures to
                                          the mortgagors regarding the terms of
                                          the mortgage loans;

                                     o    the Equal Credit Opportunity Act and
                                          Regulation B promulgated thereunder,
                                          which prohibit discrimination on the
                                          basis of age, race, color, sex,
                                          religion, marital status, national
                                          origin, receipt of public assistance
                                          or the exercise of any right under
                                          the Consumer Credit Protection Act,
                                          in the extension of credit; and

                                     o    the Depository Institutions
                                          Deregulation and Monetary Control Act
                                          of 1980, which preempts certain state
                                          usury laws.

                                Violations of certain provisions of these federal and state laws may limit the ability of the related servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originators to comply with certain requirements of the Federal Truth in Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors' rescinding the mortgage loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, that require mortgagors be given certain disclosures prior to the consummation of the mortgage loans and that restrict the ability of the related servicer to foreclose in response to the mortgagor's default. The failure of the originators to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans against the trust and/or limit the master servicer's ability to foreclose upon the related mortgaged property in the event of a mortgagor's default.

                                Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originators reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust fund.

                                The sponsor will represent that, as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this free writing prospectus. If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the offered certificates may be materially and adversely affected.

A REDUCTION IN
CERTIFICATE RATING COULD HAVE AN ADVERSE
EFFECT ON THE VALUE OF YOUR CERTIFICATES


                                The ratings of each class of offered
                                certificates will depend primarily on an assessment by the rating agencies of the mortgage loans, the amount of overcollateralization and the subordination afforded by certain classes of certificates. The ratings by each of the rating agencies of the offered certificates are not recommendations to purchase, hold or sell the offered certificates because such ratings do not address the market prices of the certificates or suitability for a particular investor.


                                The rating agencies may suspend, reduce or withdraw the ratings on the offered certificates at any time. Any reduction in, or suspension or withdrawal of, the rating assigned to a class of offered certificates would probably reduce the market value of such class of offered certificates and may affect your ability to sell them.

YOUR DISTRIBUTIONS COULD BE ADVERSELY
AFFECTED BY THE BANKRUPTCY OR
INSOLVENCY OF CERTAIN PARTIES

                                The sponsor will treat its transfer of the mortgage loans to the depositor as a sale of the mortgage loans. However, if the sponsor becomes bankrupt, the trustee in bankruptcy may argue that the mortgage loans were not sold but were only pledged to secure a loan to the sponsor. If that argument is made, you could experience delays or reductions in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the mortgage loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

                                In addition, if a servicer or the master servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor servicer or successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the mortgage loans.

DEVELOPMENTS IN SPECIFIED STATES
COULD HAVE A DISPROPORTIONATE EFFECT
ON THE MORTGAGE LOANS DUE TO
GEOGRAPHIC CONCENTRATION OF MORTGAGED
PROPERTIES

                                Approximately 28.24%, 8.08% and 5.67% of the mortgage loans by cut-off date principal balance are secured by mortgaged properties located in the states of California, Florida, and Illinois, respectively. No other state constituted more than 5.00% of the mortgage loans by stated principal balance as of the cut-off date. Property in certain states, including California, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides, hurricanes and other natural disasters. The sponsor will make a representation and warranty that no mortgaged property is subject to any material damage and waste as of the closing date. In the event that a mortgaged property is materially damaged as of the closing date due to a natural disaster, the sponsor will be required to repurchase the related mortgage loan from the trust. We do not know how many mortgaged properties included in the mortgage pool have been affected by recent natural disasters, including those mortgaged properties located in certain parts of the United States damaged by recent hurricanes. In addition, no assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by the recent hurricanes. Any adverse impact as a result of this event may be borne by the holders of the offered certificates, particularly if the sponsor fails to repurchase any mortgage loan that breaches this representation and warranty.

                                In addition:

                                o    economic conditions in the specified
                                     states, which may or may not affect
                                     real property values, may affect the
                                     ability of borrowers to repay their
                                     loans on time;

                                o    declines in the residential real
                                     estate market in the specified states
                                     may reduce the values of properties
                                     located in those states, which would
                                     result in an increase in the
                                     loan-to-value ratios; and

                                o    any increase in the market value of
                                     properties located in the specified
                                     states would reduce the loan-to-value
                                     ratios and could, therefore, make
                                     alternative sources of financing
                                     available to the borrowers at lower
                                     interest rates, which could result in
                                     an increased rate of prepayment of
                                     the mortgage loans.

THE INTEREST RATE SWAP
AGREEMENT AND THE SWAP
PROVIDER

                                Net swap payments payable to the swap
                                administrator by the swap provider under the interest rate swap agreement will be available to the certificates on each distribution date through the distribution date in April 2011, subject to earlier termination, as described in this free writing prospectus, to pay certain interest shortfalls and basis risk shortfalls and to restore and maintain the required level of overcollateralization on the certificates. However, no net amounts will be payable by the swap provider unless the floating amount owed by the swap provider on a distribution date through April 2011, exceeds the fixed amount owed to the swap provider on such distribution date. This will not occur except in periods when One-Month LIBOR (as determined pursuant to the interest rate swap agreement) generally exceeds 5.116% per annum. No assurance can be made that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover certain interest shortfalls or basis risk shortfalls on the certificates. Any net swap payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the payments made on the certificates. With respect to any distribution date, payments, if any, due under the interest rate swap agreement will be calculated on a related notional amount. If the rate of prepayments on the mortgage loans is substantially faster than anticipated, the related notional amount on an applicable distribution date may exceed the total principal balance of the mortgage loans on such distribution date, thereby increasing the relative proportion of available funds that must be applied to make net swap payments to the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the certificates. In addition, any swap termination payment payable to the swap provider in the event of early termination of the interest rate swap agreement (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider, as described in this free writing prospectus) will reduce amounts available for distribution to the certificateholders.

                                The interest rate swap agreement
                                terminates in accordance with its terms on the distribution date in April 2011, subject to earlier termination. Upon early termination of the interest rate swap agreement, the swap administrator or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the swap administrator is required under the swap administration agreement to make a swap termination payment to the swap provider, the trust will be required to make a payment to the swap administrator in the same amount, which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to the certificateholders (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this free writing prospectus, which swap termination payments will be subordinated to distributions to the certificateholders). This feature may result in losses on the certificates. Due to the priority of the applications of the available funds, the Class M Certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment by the trust before such effects are borne by the Class A Certificates, and one or more classes of Class M Certificates may suffer a loss as a result of such payment.

                                Net swap payments payable to the swap
                                administrator by the swap provider under the interest rate swap agreement will be used to cover certain interest shortfalls and basis risk shortfalls and to restore and maintain the required level of overcollateralization on the certificates as described in this free writing prospectus. However, if the swap provider defaults on its obligations under the interest rate swap agreement, then there may be insufficient funds to cover such amounts, and the amount of excess spread may be reduced. To the extent that distributions on the certificates depend in part on payments to be received by the swap administrator, on behalf of the supplemental interest trust trustee, under the interest rate swap agreement, the ability of the paying agent to make such distributions on such certificates will be subject to the credit risk of the swap provider.

CREDIT SCORES ARE NOT AN
INDICATOR OF FUTURE
PERFORMANCE OF BORROWERS

                                Investors are encouraged to be aware that credit scores are based on past payment history of the borrower. Investors are encouraged not to rely on credit scores as an indicator of future borrower performance. See "The Mortgage Pool -Underwriting Guidelines" in this free writing prospectus.

THE RETURN ON YOUR CERTIFICATES MAY
BE AFFECTED BY REVISED SERVICING
PROCEDURES ADOPTED IN RESPONSE TO
TERRORIST ATTACKS

                                In response to the terrorist attacks on
                                September 11, 2001 in New York City and
                                Arlington, Virginia, EMC Mortgage
                                Corporation and certain other servicers
                                announced the implementation of revised
                                servicing procedures for mortgagors who
                                have been personally or financially
                                affected by such attacks. Certain
                                government agencies,
                                government sponsored entities and private financial institutions have implemented similar procedures.


                                Such revised servicing procedures generally include:

                                     o    increased use of repayment plans that
                                          will seek to cure delinquencies
                                          without imposing undue hardship on
                                          the affected mortgagor;

                                     o    extending due dates for payments;

                                     o    waiving or reducing late payment fees
                                          or similar fees;

                                     o    waiving deficiency balances for
                                          victims of the terrorist attacks; and

                                     o    suspending the submission of reports
                                          to credit bureaus for affected
                                          mortgagors that have delinquent
                                          mortgage loans.

                                We can make no prediction whether
                                mortgagors of the mortgage loans will be affected by any future terrorist attacks. However, as a result of the terrorist attacks and such revised servicing procedures, the rate of delinquencies and losses on mortgage loans made to affected mortgagors may be larger than would otherwise be the case.

THE RETURN ON YOUR
CERTIFICATES COULD BE REDUCED
BY SHORTFALLS DUE TO THE
APPLICATION OF THE
SERVICEMEMBERS CIVIL RELIEF
ACT AND SIMILAR STATE OR
LOCAL LAWS

                                The Servicemembers Civil Relief Act, or
                                the Relief Act, and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws will result in an interest shortfall because the master servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the servicers or the master servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local laws.

YOU MAY HAVE DIFFICULTY
SELLING YOUR CERTIFICATES

                                The underwriter intends to make a
                                secondary market in the offered
                                certificates, but the underwriter has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

                                The secondary markets for asset backed
                                securities have experienced periods of
                                illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

                                THE MORTGAGE POOL

General

         We have provided below and in Schedule A to this free writing prospectus information with respect to the mortgage loans that we expect to include in the pool of mortgage loans in the trust fund. Prior to the closing date of May [_] 2007, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. The depositor believes that the information set forth herein will be representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. The actual mortgage loans included in the trust fund as of the closing date may vary from the mortgage loans as described in this free writing prospectus by up to plus or minus 5% as to any of the material characteristics described herein. If, as of the closing date, any material pool characteristics differs by 5% or more from the description in this free writing prospectus, revised disclosure will be provided either in a supplement to the prospectus supplement, or in a current report on Form 8-K. Unless we have otherwise indicated, the information we present below and in Schedule A is expressed as of the cut-off date, which is April 1, 2007. The mortgage loan principal balances that are transferred to the trust will be the aggregate principal balance as of the cut-off date, April 1, 2007.

         The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

The mortgage loans are fixed rate, adjustable rate and hybrid mortgage loans, substantially all of which are fully amortizing and secured by first liens on the related mortgaged properties. The cut-off date principal balance for fixed rate is approximately $55,901,733 and consists of 330 mortgage loans. The cut-off date aggregate principal balance for the adjustable rate and hybrid mortgage loans is approximately $238,748,401 and consists of 1,192 mortgage loans. The mortgage loans have original terms to maturity of not greater than 40 years.

         Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. The mortgage notes generally provide for a grace period for monthly payments. Any mortgage loan may be prepaid in full or in part at any time, in some cases upon the payment of a prepayment charge during an initial period. Such prepayment charges, if not waived by a servicer, would typically discourage prepayments during the applicable period although not more than approximately 51.94% of the mortgage loans, by cut-off date principal balance, still provide for the payment by the mortgagor of a prepayment charge on voluntary prepayments typically made up to the first five years from the date of execution of the related mortgage note.

         Approximately 15.84% of the mortgage loans, by cut-off date principal balance, have an "interest-only" provision, which require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period following origination ranging from 2 years to 10 years. After the interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date.

         Except with respect to approximately 6.77% of the mortgage loans, by cut-off date principal balance, which have scheduled payments which are 30 or more days delinquent, no scheduled payment on any mortgage loan is delinquent. The current delinquency disclosure included in this prospectus supplement regarding the mortgage loans, the representation of the sponsor with respect to the delinquency status of the mortgage loans and the static pool information of the sponsor utilizes the OTS

Method. The historical delinquency disclosure included in Schedule A to this prospectus supplement regarding the mortgage loans utilizes the MBA Method. In addition, delinquency information included in reports to certificateholders and delinquencies for purposes of the trigger tests described in this free writing prospectus will use the OTS Method. See "The Mortgage Pool--Methods of Delinquency Calculation" in the prospectus. Further information regarding the delinquency history of the mortgage loans is disclosed in Schedule A to this free writing prospectus.

         Loan-to-Value Ratio. The loan-to-value ratio of a mortgage loan is equal to

         o the principal balance of such mortgage loan at the date of origination, divided by

         o     the collateral value of the related mortgaged property.

         The "collateral value" of a mortgaged property is the lesser of the appraised value based on an appraisal made by an independent fee appraiser at the time of the origination of the related mortgage loan and the sales price.

         With respect to a mortgage loan the proceeds of which were used to refinance an existing mortgage loan, the collateral value is the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans.

         Credit Life Insurance. Under certain circumstances, part of the proceeds of a mortgage loan are used to finance certain life insurance policies which we refer to as credit life insurance. The credit life insurance policies provide that, upon the death of the related mortgagor, an amount generally sufficient to fully repay the related mortgage loan shall be payable by the insurer. Credit life insurance premiums are financed by adding the total premium payments payable under the policy to the principal balance of the related mortgage loan. In the event of a claim under the credit life insurance policy, the insurer would pay applicable proceeds to the related servicer. Credit life insurance policies have been challenged by mortgagors as being unlawfully predatory. However, none of the proceeds of the mortgage loans in the mortgage pool have been used to finance credit life insurance.

         Credit scores. Many lenders obtain credit scores in connection with mortgage loan applications to help them assess a mortgagor's creditworthiness. They obtain credit scores from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a mortgagor's credit history at a single point, using objective information currently on file for the mortgagor at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores generally range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a mortgagor represents to a lender, that is, a mortgagor with a higher score is statistically expected to be less likely to default in payment than a mortgagor with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the mortgagor's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. We cannot assure you that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

Adjustable Rate Mortgage Loans

         The adjustable rate mortgage loans are evidenced by a note bearing interest at a mortgage rate which is (or, if a hybrid mortgage loan in its fixed rate period, following conversion will be) adjusted semiannually or annually to equal an index plus (or minus) a fixed percentage set forth in or computed in accordance with the related mortgage note, the sum of which is generally as specified in the related mortgage note, subject, however, to certain limitations described below. The value of the index on which each adjustment is based (as specified in the related mortgage note) generally corresponds to that available on the date on which such adjustment is made, which we refer to as an "interest adjustment date," or on a prior date. If the applicable index described therein becomes unavailable, generally an alternative index based on comparable information will become the index. The related servicer will be responsible for calculating and implementing interest rate adjustments with respect to the mortgage loans.

         Adjustments of the applicable mortgage rate are subject to rounding, to a maximum mortgage rate, to a minimum mortgage rate and to maximum limitations applicable to increases or decreases of the mortgage rate on an interest adjustment date, all as set forth in the related mortgage note. Some of the mortgage loans are assumable upon sale or transfer of the related mortgaged property.

         Indices

         The principal index with respect to the adjustable rate mortgage loans is
6-Month LIBOR.

         6-Month LIBOR. Approximately 79.51% of the mortgage loans (by Stated Principal Balance as of the Cut-off Date) bear interest (or, if a hybrid mortgage loan in its fixed rate period, following conversion will bear interest) based on the London interbank offered rate for U.S. dollar deposits having a maturity of six months ("6-month LIBOR"). The following table shows approximate historical values for 6-month LIBOR as reported by Bloomberg on the first business day of each month since January 1999:

                                  6-Month LIBOR
----------------------------------------------------------------------------------------------------------------------------------
Month                1999         2000        2001         2002        2003         2004        2005         2006        2007
----------------------------------------------------------------------------------------------------------------------------------
January 1             5.06%        6.21%      5.26%        2.03%       1.38%       1.22%         2.78%        4.71%       5.37%
February 1            4.98         6.31       4.91         2.03        1.35        1.21          2.97         4.82        5.40
March 1               5.12         6.33       4.71         2.04        1.34        1.17          3.19         4.98        5.33
April 1               5.06         6.52       4.30         2.36        1.23        1.16          3.41         5.14        5.40
May 1                 5.07         6.78       3.98         2.12        1.29        1.38          3.54         5.22
June 1                5.25         7.11       3.91         2.08        1.21        1.58          3.71         5.39
July 1                5.58         7.00       3.69         1.95        1.12        1.94          3.92         5.58
August 1              5.74         6.90       3.45         1.87        1.21        1.98          3.95         5.51
September 1           5.94         6.76       2.52         1.80        1.20        1.99          4.00         5.42
October 1             5.96         6.72       2.12         1.71        1.16        2.20          4.23         5.38
November 1            6.11         6.64       2.03         1.60        1.23        2.32          4.47         5.37
December 1            6.07         6.20       1.98         1.47        1.27        2.63          4.63         5.33

         The remaining adjustable rate mortgage loans, representing approximately 1.52% of the mortgage pool will bear interest based on three other indices.

Mortgage Loan Statistical Data

         Schedule A to this free writing prospectus sets forth in tabular format certain information about the mortgage loans as of the cut-off date. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance of the mortgage loans. The sum of the respective columns may not equal the total indicated due to rounding.

Assignment of the Mortgage Loans; Repurchase

         At the time of issuance of the certificates, the depositor will cause the mortgage loans, together with all principal and interest due with respect to such mortgage loans after the cut-off date to be sold to the trust. The mortgage loans will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement. Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the mortgage rate, the mortgagor's monthly payment and the maturity date of each mortgage note.

         In addition, the depositor will deposit with Wells Fargo Bank, N.A., as custodian and on behalf of the trustee, the following documents with respect to each mortgage loan:

                  (a) the original mortgage note, including any riders thereto, endorsed without recourse in the following form: "Pay to the order of Citibank, N.A., as trustee for certificateholders of Bear Stearns Asset Backed Securities Trust 2007-2, Asset-Backed Certificates, Series 2007-2 without recourse," with all intervening endorsements, to the extent available, showing a complete chain of endorsement from the originator to the sponsor or, if the original mortgage note is unavailable to the depositor, a photocopy thereof, if available, together with a lost note affidavit;

                  (b) the original recorded mortgage or a photocopy thereof, and if the related mortgage loan is a MOM loan, noting the applicable mortgage identification number for that mortgage loan;

                  (c) except with respect to a mortgage loan that is registered on the MERS(R) System, a duly executed assignment of the mortgage to "Citibank, N.A., as trustee for certificateholders of Bear Stearns Asset Backed Securities Trust 2007-2, Asset-Backed Certificates, Series 2007-2, without recourse;" or in blank; in recordable form, as described in the pooling and servicing agreement;

                  (d) originals or duplicates of all interim recorded assignments of such mortgage, if any and if available to the depositor;

                  (e) the original or duplicate lender's title policy or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender's title policy shall be delivered within one year of the closing date or, in the event such original lender's title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property; and

                  (f) the original or a copy of all available assumption, modification or substitution agreements, if any.

         In general, assignments of the mortgage loans provided to the custodian on behalf of the trustee will not be recorded in the appropriate public office for real property records as to which the rating agencies advise that the omission to record therein will not affect their ratings of the offered certificates, or if MERS is identified on the related mortgage or on a properly recorded assignment of the related mortgage as the mortgagee of record solely as nominee for the sponsor and its successor and assigns.

         In connection with the assignment of any mortgage loan that is registered on the MERS(R) System, EMC will cause the MERS(R) System to indicate that those mortgage loans have been assigned by EMC to the depositor and by the depositor to the trustee by including (or deleting, in the case of repurchased mortgage loans) in the computer files (a) the code in the field which identifies the trustee, (b) the code in the field "Pool Field" which identifies the series of certificates issued in connection with such mortgage loans, and (c) a code that provides the trustee with access to such mortgage loans. Neither EMC nor the master servicer will alter these codes (except in the case of a repurchased mortgage loan).

         A "MOM loan" is any mortgage loan as to which, at origination, Mortgage Electronic Registration Systems, Inc. acts as mortgagee, solely as nominee for the originator of that mortgage loan and its successors and assigns.

         The trustee (or the custodian on its behalf) will perform a limited review of the mortgage loan documents on or prior to the closing date or in the case of any document permitted to be delivered after the closing date, promptly after the custodian's receipt of such documents and will hold such documents in trust for the benefit of the holders of the certificates.

         In addition, the sponsor will make representations and warranties in the pooling and servicing agreement as of the cut-off date in respect of the mortgage loans. The depositor will file the pooling and servicing agreement containing such representations and warranties with the Securities and Exchange Commission in a report on Form 8-K following the closing date.

         The representations and warranties of the sponsor with respect to the mortgage loans include the following, among others:

         (a) The information set forth in the mortgage loan schedule attached to the pooling and servicing agreement is true and correct in all material respects;

         (b) Immediately prior to the transfer to the depositor, the sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the sponsor has full right and authority to sell or assign the same pursuant to pooling and servicing agreement;

         (c) The physical property subject to any mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any mortgaged property;

         (d) The mortgaged property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

         (e) A lender's title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the sponsor's knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the sponsor and its successors and assigns that the mortgage is a first priority lien on the related mortgaged property in the original principal amount of the mortgage loan. The sponsor is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

         (f) The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded or will be recorded, if necessary, (i) if required by law in the jurisdiction where the mortgaged property is located, or
(ii) to protect the interests of the trustee on behalf of the certificateholders; and

         (g) At the time of origination, each mortgaged property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the mortgage loan and, the appraisal is in a form acceptable to Fannie Mae or Freddie Mac.

         After the closing date, if any document is found to be missing or defective in any material respect, or if a representation or warranty with respect to any mortgage loan is breached and such breach materially and adversely affects the interests of the holders of the certificates in such mortgage loan, the custodian, on behalf of the trustee, will provide notice of any missing or defective documents in the custodial certification required by its custodial agreement. If the sponsor cannot or does not cure such omission, defect or breach within 90 days of its receipt of notice from the custodian and the omission, defect or breach materially and adversely affects the certificateholders, the sponsor is required to repurchase the related mortgage loan from the trust fund at a price equal to (i) 100% of the stated principal balance thereof as of the date of repurchase, plus (ii) accrued and unpaid interest thereon at the mortgage rate to the first day of the month following the month of repurchase, as such purchase price shall be reduced by any portion of the servicing fee, servicing advances or other advances payable to the purchaser of such mortgage loan. In addition, if the obligation to repurchase the related mortgage loan results from a breach of the sponsor's representations regarding predatory lending, the sponsor will be obligated to pay any resulting costs and damages incurred by the trust. Rather than repurchase the mortgage loan as provided above, the sponsor may remove such mortgage loan from the trust fund and substitute in its place another mortgage loan of like characteristics; however, such substitution is only permitted within two years after the closing date.

         With respect to any repurchase or substitution of a mortgage loan that is not in default or as to which a default is not imminent, the trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose the status of its REMIC elections or otherwise subject the trust to a prohibited transaction tax. The obligation to cure, repurchase or substitute as described above constitutes the sole remedy available to the certificateholders, the trustee or the depositor for omission of, or a material defect in, a mortgage loan document or for a breach of representation or warranty by the sponsor with respect to a mortgage loan.

The Originators

         EMC Mortgage Corporation, referred to in this free writing prospectus as EMC or the sponsor, in its capacity as seller, purchased the mortgage loans directly from the various originators in privately negotiated transactions.

         The principal originators of the mortgage loans are: Performance Credit Corporation, with respect to approximately 33.95% of the mortgage loans, Wells Fargo Bank, N.A., a national banking association, with respect to approximately 29.67% of the mortgage loans and EquiFirst Corporation, with respect to approximately 14.17% of the mortgage loans, in each case by cut-off date principal balance. The remainder of the mortgage loans were originated by various originators, none of which has originated more than 10% of the mortgage loans, by cut-off date principal balance.

         The information set forth in the following paragraphs with respect to Performance Credit Corporation and Wells Fargo Bank, N.A. has been provided by Performance Credit Corporation and Wells Fargo Bank, N.A., respectively.

Performance Credit Corporation as Originator

         The following discussion provides a general description of the underwriting guidelines applicable to the mortgage loans originated by Performance Credit Corporation.

         Performance Credit Corporation (formerly known as Encore Credit Corp.) ("PCC"), a California corporation, is a mortgage finance company that, until February 9, 2007, originated and purchased one-to-four-family residential mortgage loans offered to borrowers with a particular emphasis on "nonconforming" borrowers who generally do not satisfy the credit, collateral, documentation or other standards required by conventional mortgage lenders and loan buyers. PCC is owned directly by ECC Capital Corporation, a Maryland corporation, which is a real estate investment trust that invests in residential mortgage loans financed by the issuance of non-recourse debt.

         PCC was incorporated in October 2001 under the name "Encore Credit Corp." and commenced wholesale lending operations in March 2002. PCC began originating retail mortgage loans during the third quarter of 2004. During the first quarter of 2005, the retail operation was transitioned from PCC to Bravo Credit Corporation, a wholly owned subsidiary of PCC. From the second quarter of 2006 until February 9, 2007, all of PCC's retail operations were conducted by PCC solely out of its Irvine location. As of December 31, 2006, PCC operated its mortgage lending business through a network of approved mortgage lenders and brokers located in 48 states and the District of Columbia where PCC was licensed, exempt or authorized to engage in its mortgage lending business. On February 9, 2007, PCC sold certain assets used in its subprime wholesale mortgage banking division to Bear Stearns Residential Mortgage Corporation, a wholly owned subsidiary of The Bear Stearns Companies Inc., whereupon PCC effectively exited the wholesale mortgage business.

         PCC outsourced the servicing of all the loans it originated to third party servicers or sub-servicers. PCC currently utilizes EMC Mortgage Corporation and Option One Mortgage Corporation as its sub-servicers for loans held in its portfolio pending sale or transfer to a securitization. Loans included in the securitizations completed in 2005 and 2006 are also being sub-serviced by EMC Mortgage Corporation and Option One Mortgage Corporation, and Countrywide Home Loan Servicing LP and CitiMortgage, Inc. act as the master servicers. PCC's principal executive offices are located presently at 1733 Alton Parkway, Irvine, California 92606, and its main telephone number is (949) 856-8300.

         As of the dates set forth below, PCC's total portfolio of nonconforming mortgage loans was as follows:

                               31-Dec-03                       31-Dec-04                        31-Dec-05
                     ------------------------------- -----------------------------   ---------------------------------
                        Total                            Total
                     Portfolio of                     Portfolio of                    Total Portfolio
    Loan Type           Loans           Number           Loans           Number          of Loans          Number
------------------   ------------    --------------- -------------    ------------   ---------------    --------------
  Nonconforming    $4,584,619,982       24,823      $9,114,332,309       45,948      $14,040,631,625       65,863

         PCC Underwriting Guidelines

         Prior to its cessation of originations on February 9, 2007, PCC underwrote each mortgage loan that it originated in accordance with its internal underwriting guidelines. PCC developed internal underwriting processes and criteria that it believes generated quality loans and gave it the ability to approve and fund loans quickly. PCC's internal underwriting guidelines were designed to help it evaluate a borrower's credit history, capacity, willingness and ability to repay the loan, and the value and adequacy of the collateral. PCC reviewed the borrower's credit history from Experian Information Solutions, Inc., Trans Union Corp. and Equifax, Inc. In addition, PCC reviewed credit scores derived from the borrower's credit history by one or more nationally recognized credit scoring models.

         Underwriting Personnel. All of PCC's loans were underwritten by its on-site underwriting personnel. PCC did not delegate underwriting authority to any broker or third party. PCC adhered to strict internal standards with respect to who has the authority to approve a loan. In the event that an underwriting exception was required for approval, only specifically designated personnel, dictated by the exception needed, are authorized to make such exceptions. PCC regularly trained its operation managers, who supervised their underwriters, on emerging trends in production. PCC believes that these managers and underwriters were highly qualified and experienced and were familiar with PCC's underwriting guidelines. PCC believes that its regionalized underwriting process provides it with the ability to fund loans faster than many of its competitors, and that the experience of its operations managers, its information systems and its rigorous quality control process ensured the continued quality of its loans.

         Underwriting Guidelines. PCC's internal underwriting guidelines were established by its credit committee. PCC's credit committee met regularly with its production and operations managers to review proposed changes to the underwriting guidelines. If an individual loan application did not meet PCC's formal written underwriting guidelines, but the underwriter was confident both that the borrower had the ability and willingness to pay and that the property provided adequate collateral for the borrower's obligations, PCC's underwriters could make underwriting exceptions up to certain limits within their formal exception policies and approval authorities. All of PCC's loan programs had tiered exception levels whereby approval of certain exceptions, such as LTV ratio exceptions, loan amount exceptions, and debt-to-income exceptions, are escalated to higher loan approval authority levels.

         PCC's guidelines were primarily intended to (1) determine that the borrower has the ability to repay the mortgage loan in accordance with its terms and (2) determine that the related mortgaged property will provide sufficient value to recover the investment if the borrower defaults. The underwriting of a mortgage loan to be originated or purchased by PCC generally included a review of the completed loan package, which included the loan application, a current appraisal, a preliminary title report and a credit report. All loan applications and all closed loans offered to PCC for purchase had to be approved by PCC in accordance with its underwriting criteria. PCC regularly reviewed its underwriting guidelines and made changes when appropriate to respond to market conditions, the performance of loans representing a particular loan product and changes in laws or regulations.

         PCC required satisfactory title insurance coverage on all residential properties securing mortgage loans it originated or purchased. The loan originator and its assignees were generally named as the insured. Title insurance policies indicated the lien position of the mortgage loan and protected PCC against loss if the title or lien position was not as indicated. The applicant was also required to maintain hazard and, in certain instances, flood insurance in an amount that complies with applicable laws and was sufficient to cover the new loan and any senior mortgage, subject to the maximum amount available under the National Flood Insurance Program.

         Credit Scores. Credit scores were obtained by PCC in connection with mortgage loan applications to help assess a borrower's creditworthiness. Credit scores were obtained from credit reports provided by Experian Information Solutions, Inc., Trans Union Corp. and Equifax, Inc., which may employ differing computer models and methodologies from one another. The credit score is designed to assess a borrower's credit history at a fixed point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 400 to 850, with higher scores generally indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender; that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Moreover, credit scores were developed to indicate a level of default probability over the period of the next two years, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the LTV, the collateral for the mortgage loan, or the debt-to-income ratio. PCC's core underwriting guidelines at the time the loans in the pool described in this free writing prospectus were originated required a minimum credit score of 500, although a higher credit score was often required to qualify for the maximum LTV under each program. There can be no assurance that the credit scores of the mortgagors will be accurate predictors of the likelihood of repayment of the related mortgage loans.

         Verification of Borrower's Income. PCC's mortgage programs included several levels of documentation used to verify the borrower's income.

         o Full income documentation. PCC's highest level of income documentation generally required a stable, two-year history of income. A wage-earner could document income by any of the following: a verification of employment or a current pay stub reflecting year to date income and the borrower's most recent Wage and Tax Statement, or W-2; the borrower's two most recent IRS Form 1040s; or for higher credit score borrowers, the borrower's personal bank statements for the previous one or two years showing average monthly deposits sufficient to support the qualifying income. A self-employed borrower could document income with either the two most recent federal tax returns or bank statements for the previous one or two years depending on the borrower's credit score.

         o Limited income documentation. This documentation level generally required a twelve-month history of stable income, together with personal bank statements for the previous twelve months to support the borrower's qualifying income.

         o Stated income documentation. The borrower's income used to qualify for the loan was taken from the borrower's signed application and compared to the borrower's line of work or profession for reasonableness. Self-employed borrowers typically had to provide satisfactory evidence of existence of the business and demonstrate a two-year history of employment in the same profession. A verification of employment and position was done for each stated income loan.

         Appraisal Review. An assessment of the adequacy of the real property as collateral for the loan was made, primarily based upon an appraisal of the property and a calculation of the LTV ratio of the loan applied for and the combined LTV to the appraised value of the property at the time of origination. Appraisers determined a property's value by reference to the sales prices of comparable properties recently sold, adjusted to reflect the condition of the property as determined through inspection. As lenders that generally specialize in loans made to credit impaired borrowers, PCC implemented an appraisal review process to support the value used to determine the LTV ratio. PCC used a variety of steps in its appraisal review process in order to attempt to ensure the accuracy of the value provided by the initial appraiser. This includes obtaining an independent automated property review on a majority of the loans that it originates. PCC's review process required a written review on every appraisal report either by a qualified independent underwriter or by a staff appraiser. PCC employed several methods to determine which appraisals are higher risk and attempted to direct those reviews to one of its staff appraisers. The criteria for identifying higher risk appraisal reports included those properties receiving lower scores from the automated property review, properties with larger loan amounts and those units and properties that fail a scoring template used by the internal underwriting staff. PCC also employed an appraisal review staff consisting mostly of staff appraisers. As part of their review process, the review department where available, verified the subject property's sales history, those of comparable properties as well as reviews additional comparable data. In some cases the value of the property used to determine the LTV ratio was reduced where it was determined by PCC's staff appraisers that the original appraised value cannot be supported.

         Quality Control. PCC's quality control program was intended to monitor loan production with the overall goal of improving the quality of loan production generated by its retail loan operation and independent mortgage broker channel. Through systematically monitoring loan production, the quality control department could identify and communicate to management existing or potential underwriting and loan packaging problems or other areas of concern. The quality control file review ensured compliance with PCC's underwriting guidelines and federal and state regulations. This was accomplished by focusing on:

         o    the accuracy of all credit and legal information;

         o a collateral analysis, which may include a desk or field re-appraisal of the property and review of the original appraisal;

         o    employment and/or income verification; and

         o legal document review to ensure that the necessary documents are in place.

         Loan Programs and Risk Categories. PCC established loan programs and risk categories, which identified the types of loans that they originated. A majority of PCC's loan originations were underwritten using the "Credit Score Advantage" program. This program made loans available to a broad group of borrowers who fit a more traditional non-conforming profile. However, there were borrowers who requested LTV ratios higher than those stated for this program, larger loan amounts or more unusual financing options. Rather than attempt to incorporate all of these specialized requests into one loan program, PCC established separate loan programs to accommodate borrowers who would otherwise require individual exceptions to a single, broader loan program. PCC established these programs to allow its underwriting personnel to process loan applications from borrowers who fit a particular program's criteria quickly and efficiently. The criteria for each of these programs were guidelines only. All of PCC's loan programs had tiered exception levels whereby approval of an exception was escalated to a higher loan approval authority. Although PCC generally did not make adjustments to the credit category of any applicant, PCC could determine on a case-by-case basis that an applicant warranted a LTV ratio exception, a loan amount exception, a debt-to-income exception or another exception. PCC could allow such an exception if the application reflected certain compensating factors, such as a lower than the maximum LTV ratio for the specific loan program, a maximum of one 30-day late payment on all mortgage loans during the last 12 months, job and income stability or a meaningful amount of liquid assets. PCC could also grant an exception if the applicant provided a down payment of at least 20% of the purchase price of the underlying property or if the new mortgage loan significantly reduced the applicant's aggregate monthly debt service payments. PCC expects that a substantial number of the mortgage loans they originated represented such underwriting exceptions.

         Determining a Borrower's Credit Categories

         Under its internal underwriting guidelines, PCC established several different credit categories within each loan program, and PCC assigned a credit category to each applicant based on the applicant's credit history. These credit categories established the maximum permitted LTV ratio, the maximum loan amount and the allowed use of loan proceeds given the applicant's mortgage payment history, consumer credit history, liens/charge-offs/bankruptcy history, debt-to-income ratio, use of proceeds, documentation type and other factors.

         Because the industry does not use standard credit categories, the definitions and credit categories of the loans PCC originated may differ from those used by its competitors. As a result, the credit categories and other data with respect to its loan production that PCC provides in this Prospectus may not be comparable to similar data of its competitors. Also, PCC may have changed its credit category system from year-to-year, based on its on-going evaluation of historical performance and market demand. Thus, data with respect to specific credit categories within its loan production may not be comparable on a historical basis.

         In general, higher risk mortgage applications are graded in categories that permit more (or more recent) major derogatory credit items, such as outstanding judgments or prior bankruptcies. PCC's underwriting guidelines for first mortgages contain categories and criteria for grading that evaluate the likelihood that an applicant will satisfy the repayment obligations of a mortgage loan; higher grades being more likely and lower grades being less likely.

         Credit Score Programs

         This program offered loan to individuals with a wide range of credit backgrounds and offered PCC's widest range of underwriting criteria. The Credit Score Advantage Program had five credit categories: AA, A+, B, C and C-. Borrowers with a higher credit category typically qualified for higher allowable LTV and higher amounts relative to other borrowers within this program. However, since credit scores within each credit category could range from 500 to 850, loans with different characteristics were available to borrowers within a particular credit category based on a borrower's credit score. Within a particular credit category, the borrower's credit score is used to determine the applicable interest rate, maximum allowable LTV and maximum available loan amount. Generally, a borrower with a higher credit score could obtain a loan with a lower rate, higher allowable LTV and higher loan amount than a borrower within the same credit category but with a lower credit score.

         "AA" Risk Category: In order to qualify under the AA risk category the applicant generally had to have no mortgage or rental late payments within the past 12 months. No mortgage foreclosure or notice of default filings could have occurred during the preceding 24 months. No bankruptcy filing could have occurred during the past 24 months if the borrowers credit score is less that
550. If the borrower had made a Chapter 13 bankruptcy filing the borrower must have paid in accordance with the bankruptcy plan and the bankruptcy must have been discharged at or prior to funding of the loan. The maximum loan amount under this risk grade was $1,500,000 in California and $1,200,000 elsewhere for loans with full, limited or stated income documentation. Permissible LTV varied depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrower's credit score. The maximum LTV under this program is 100% for first mortgages and 100% for second mortgages. The allowable debt to income ratio was 50% for LTV over 80% and 55% for an LTV of 80% or less.

         "A+" Risk Category: In order to qualify under the A+ risk category the applicant must generally had no more than 12 times 30 day late mortgage or rental payments within the past 12 months for LTV up to

90% and no more than one 30 day mortgage or rental late within the past 12 months for LTV up to 95%. No mortgage foreclosure or notice of default filings may have occurred during the preceding 18 months. No bankruptcy filing may have occurred during the past 18 months if the borrower's credit score is less than
550. If the borrower had made a Chapter 13 bankruptcy filing the borrower must have paid in accordance with the bankruptcy plan and the bankruptcy must be discharged at or prior to funding of the loan. The maximum loan amount under this risk grade was $1,000,000 for loans with full, limited or stated income documentation. Permissible Loan-to-Value Ratios varied depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrower's credit score. The maximum LTV under this program was 95% for first mortgages. The allowable debt to income ratio was 50% for LTV over 80% and 55% for an LTV of 80% or less.

         "B" Risk Category: In order to qualify under the B risk category the applicant must generally have had no more than one 60 day mortgage or rental late payment within the past 12 months. 30 day mortgage or rental late payments are acceptable. No mortgage foreclosure or notice of default filings may have occurred during the preceding 18 months. No bankruptcy filing may have occurred during the past 12 months if the borrower's credit score is less than 550. If the borrower had made a Chapter 13 bankruptcy the borrower's bankruptcy could be paid off with the proceeds of this loan. The maximum loan amount under this risk grade was $750,000 for loans with full or limited income documentation and $600,000 for loans with stated income documentation. Permissible LTV varied depending upon, among other matters the loan amount; the documentation type, the occupancy, the property type and the borrowers credit score. The maximum LTV under this program was 85% for first mortgages. The allowable debt to income ratio was 55% for LTV's less than or equal to 80% and 50% for LTV's greater than 80%.

         "C" Risk Category: In order to qualify under the C risk category the applicant must generally have had no more than one 90 day late mortgage or rental payment within the past 12 months. 30 and 60-day late payments are acceptable. No mortgage foreclosure or notice of default filings may have occurred during the preceding 12 months. No bankruptcy filing may have occurred during the past 6 months if the borrower's credit score is less than 550. If the borrower had made a Chapter 13 bankruptcy the borrower's bankruptcy could be paid off with the proceeds of this loan. The maximum loan amount under this risk grade was $650,000 for loans with full or limited income documentation and $600,000 for loans with stated income documentation. Permissible LTV varied depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrower's credit score. The maximum LTV under this program was 80% for first mortgages. The allowable debt to income ratio was 55%.

         "C-" Risk Category: In order to qualify under the C- risk category the applicant must generally have had no more than one 120 day late mortgage or rental payment late within the past 12 months. 30, 60 and 90-day late payments were acceptable. Bankruptcy filing may have occurred during the past 12 months. If the borrower had made a Chapter 13 bankruptcy the borrower could pay off the bankruptcy through the loan. The maximum loan amount under this risk grade is $400,000 for loans with full, limited or stated income documentation. Permissible LTV varied depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrower's credit score. The maximum LTV under this program was 70% for first mortgages. The maximum allowable debt to income ratio was 55%.

         Specialty Advantage Program

         For those borrowers seeking PCC's highest allowable LTVs, PCC offered a specialty program that offers loans with a maximum LTV ratio of up to 100% based on either full, limited or stated income documentation. This program offer loans to borrowers in PCC's highest credit category, AA. Because of the additional risk associated with loans with LTV ratios at the high end of what PCC offered, there were

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additional limitations that were not placed on similar grades in other programs.
These additional restrictions reduced the risk associated with originating loans to borrowers with these higher LTV ratios.

         Interest-Only Option

         This option offers borrowers the opportunity to obtain a loan that allows them to make monthly payments of interest only for the first two, three or five years of the loan. At the end of the interest-only term, the borrower's loan balance is fully amortized for the remaining term of the loan. The initial interest-only period provides borrowers with lower payments for a period of time allowing them to use a greater portion of their cash flow to pay off other debt, to qualify for larger loan amounts or for other uses. Because there is a slightly higher risk associated with the absence of principal reduction for the initial interest-only period, the minimum credit score required for this option was higher, as was the interest rate the borrower is charged. This option was available to borrowers in PCC's two highest credit categories, AA and A+.

Wells Fargo Bank, N.A. as Originator

         Wells Fargo Bank, N.A. ("Wells Fargo Bank") is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank.

         Wells Fargo Bank originates or acquires various types of residential mortgage loans, including prime, Alt-A (as defined below), and subprime mortgage loans. From and including 1996 and through 2006, Wells Fargo Bank and its affiliates and predecessors originated or acquired a total of $ 2.461 trillion of residential mortgage loans, which include the types of mortgage loans referred to above as well as other types of residential mortgage loans originated or acquired by Wells Fargo Bank and its affiliates and predecessors. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans originated or acquired by Wells Fargo Bank (other than any mortgage loans sold to Fannie Mae, Freddie Mac and Federal Home Loan Banks or mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs) for ZA Conventional Loans (also known as "scratch and dent" loans; see "--Mortgage Loan Underwriting--General" below):

                                                 2004                         2005                         2006
                                               ---------                    ---------                    ---------
                                               Aggregate                    Aggregate                    Aggregate
                                               Original                      Original                     Original
Asset                          No. of          Principal      No. of        Principal         No. of   Principal Balance
Type                           Loans       Balance of Loans   Loans      Balance of Loans     Loans       of Loans
                               3,689        $616,863,878      6,057      $1,170,157,044       2,698     $526,096,183
ZA Conventional Loans

         Wells Fargo Bank's Mortgage Loan Programs

         Mortgage Loan Production Sources

         Wells Fargo Bank originates and acquires mortgage loans through a network of retail, wholesale, and correspondent offices located throughout all 50 states, the District of Columbia and the territories of the United States. Wells Fargo Bank also conducts a significant portion of its mortgage loan originations through centralized production offices located in Des Moines, Iowa; Frederick, Maryland; Minneapolis, Minnesota; Fort Mill, South Carolina; Carlsbad, California and Bloomington, Minnesota. Wells Fargo Bank also receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States. Wells Fargo Bank also provides information and accepts applications through the internet.

         The following are Wells Fargo Bank's primary sources of mortgage loan originations: (i) direct contact with prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank or borrowers referred by borrowers with mortgage loans currently serviced by Wells Fargo Bank), (ii) referrals from realtors, other real estate professionals and prospective borrowers, (iii) referrals from selected corporate clients, (iv) referrals from or originations by Wells Fargo Bank's Private Mortgage Banking division (including referrals from the private banking group of Wells Fargo Bank and other affiliated banks), which specializes in providing services to individuals meeting certain earnings, liquidity or net worth parameters, (v) referrals from or originations by several joint ventures into which Wells Fargo Bank, through its wholly owned subsidiary, Wells Fargo Ventures, LLC, has entered with realtors and banking institutions (the "Joint Ventures") and (vi) referrals from mortgage brokers and similar entities. In addition to its own mortgage loan originations, Wells Fargo Bank acquires qualifying mortgage loans from other unaffiliated originators ("Correspondents"). See "--Acquisition of Mortgage Loans from Correspondents" below. The relative contribution of each of these sources to Wells Fargo Bank's origination business, measured by the volume of loans generated, tends to fluctuate over time.

         Wells Fargo Ventures, LLC owns at least a 50% interest in each of the Joint Ventures, with the remaining ownership interest in each being owned by a realtor or a banking institution having significant contact with potential borrowers. Mortgage loans that are originated by Joint Ventures in which Wells Fargo Bank's partners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners. Applications for mortgage loans originated through Joint Ventures are generally taken by Joint Venture employees and underwritten by Wells Fargo Bank in accordance with its standard underwriting criteria. Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by Wells Fargo Bank or affiliates of Wells Fargo Bank.

         Wells Fargo Bank may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank) through general solicitations. Such solicitations are made through television, radio and print advertisements.

         A majority of Wells Fargo Bank's corporate clients are companies that sponsor relocation programs for their employees and in connection with which Wells Fargo Bank provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer's providing financial assistance to the relocating employee in connection with a job-required move. Although subsidy loans are typically generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. Not all relocation loans are generated by Wells Fargo Bank through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through Wells Fargo Bank's acquisition of mortgage loans from other originators. Also among Wells Fargo Bank's corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of Wells Fargo Bank mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

         Acquisition of Mortgage Loans from Correspondents

         In order to qualify for participation in Wells Fargo Bank's mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to Wells Fargo Bank for consistency with Wells Fargo Bank's underwriting guidelines or the standards of a pool insurer and represent that each loan was underwritten in accordance with Wells Fargo Bank standards or the standards of a pool insurer and (v) utilize the services of qualified appraisers.

         The contractual arrangements with Correspondents may involve the commitment by Wells Fargo Bank to accept delivery of a certain dollar amount of mortgage loans over a period of time. This commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the Correspondent. Except with respect to subprime mortgage loans, the contractual arrangements with Correspondents may also involve the delegation of all underwriting functions to such Correspondents ("Delegated Underwriting"), which will result in Wells Fargo Bank not performing any underwriting functions prior to acquisition of the loan but instead relying on such Correspondents' representations and, in the case of bulk purchase acquisitions from such Correspondents, Wells Fargo Bank's post-purchase reviews of samplings of mortgage loans acquired from such Correspondents regarding the Correspondents' compliance with Wells Fargo Bank's underwriting standards. In all instances, however, acceptance by Wells Fargo Bank is contingent upon the loans being found to satisfy Wells Fargo Bank's program standards or the standards of a pool insurer. Wells Fargo Bank may also acquire mortgage loans in negotiated transactions under which the mortgage loans may have been originated by the seller or another third party according to underwriting standards that may have varied materially from Wells Fargo Bank's underwriting standards.

         Mortgage Loan Underwriting - General

         Wells Fargo Bank has acquired or originated Mortgage Loans under one of Wells Fargo Bank's standard lending programs. Each of the various programs has its own unique set of underwriting guidelines, as set forth below. All Wells Fargo Bank Mortgage Loans were approved for purchase by Wells Fargo Bank pursuant to underwriting guidelines approved by Wells Fargo Bank. With respect to the Wells Fargo Mortgage Loans that are "ZA Conventional" (or "scratch and dent") Mortgage Loans, subsequent to funding, Wells Fargo Bank discovered or was notified that such Mortgage Loans either:

         o violated the underwriting guidelines or program guidelines under which they were intended to have been originated;
         o    had document deficiencies; or

         o    became delinquent.

         The specific defects may have included (without limitation):

         o the failure to comply with maximum debt service coverage requirements;

         o the failure to comply with maximum loan-to-value ratio requirements;

         o    the failure to comply with minimum credit score requirements;

         o    the failure to comply with maximum loan amount requirements;

         o missing or deficient appraisals (for example, the comparable properties did not support the appraised value);

         o    the absence of required primary mortgage insurance;

         o the mortgagor's credit history did not meet underwriting guidelines or program requirements;

         o the mortgage file had a deficient or missing modification agreement or power of attorney; or

         o    the mortgagor became delinquent.

         In some cases, the defect may not have been discovered, or the delinquency may not have occurred, until the Mortgage Loan had been sold to a third party and Wells Fargo Bank was required to repurchase the Mortgage Loan.

         Mortgage Loan Underwriting - Prime & Alt-A

         Prime and Alt-A Mortgage Loans have been underwritten in accordance with one or more of the following: (i) Wells Fargo Bank's general underwriting standards, (ii) Wells Fargo Bank's "retention program," (iii) Wells Fargo Bank's modified underwriting standards that have been applied in the underwriting of mortgage loans under Wells Fargo Bank's "alternative" mortgage loan underwriting program, (iv) the underwriting standards of a pool insurer and (v) the underwriting standards of certain institutional conduit Correspondents.

         General Standards

         Wells Fargo Bank's underwriting standards are applied by or on behalf of Wells Fargo Bank to evaluate the applicant's credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower's means of support and the borrower's credit history. Wells Fargo Bank's guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. With respect to certain Mortgage Loans, the originators of such loans may have contracted with unaffiliated third parties to perform the underwriting process. Except as described below, the Mortgage Loans will be underwritten by or on behalf of Wells Fargo Bank generally in accordance with the standards and procedures described herein.

         Wells Fargo Bank supplements the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac's Loan Prospector, Fannie Mae's Desktop Underwriter or scoring systems developed by private mortgage insurance companies. These scoring systems assist Wells Fargo Bank in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes. Such objective measures are then used to evaluate loan applications and assign each application a "Mortgage Score."

         The portion of the Mortgage Score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower's credit patterns are then considered in order to derive a "FICO Score" which indicates a level of default probability over a two-year period.

         The Mortgage Score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the Mortgage Score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory Mortgage Score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a reduced documentation program and are generally permitted a greater latitude in the application of borrower debt-to-income ratios.

         With respect to all mortgage loans underwritten by Wells Fargo Bank, Wells Fargo Bank's underwriting of a mortgage loan may be based on data obtained by parties other than Wells Fargo Bank that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to an alternative approval process, as when Correspondents, certain mortgage brokers or similar entities that have been approved by Wells Fargo Bank to process loans on its behalf, or independent contractors hired by Wells Fargo Bank to perform underwriting services on its behalf ("contract underwriters") make initial determinations as to the consistency of loans with Wells Fargo Bank underwriting guidelines. Wells Fargo Bank may also permit these third parties to utilize scoring systems in connection with their underwriting process. The underwriting of mortgage loans acquired by Wells Fargo Bank pursuant to a Delegated Underwriting arrangement with a Correspondent is not reviewed prior to acquisition of the mortgage loan by Wells Fargo Bank although the mortgage loan file is reviewed by Wells Fargo Bank to confirm that certain documents are included in the file. In addition, in order to be eligible to sell mortgage loans to Wells Fargo Bank pursuant to a Delegated Underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines. See "--Acquisition of Mortgage Loans from Correspondents" above.

         A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant's financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant's credit history with merchants and lenders. Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying Mortgage Score.

         Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant's ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower's payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant's payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant's present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by Wells Fargo Bank, but Wells Fargo Bank's underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained. In some cases, employment histories may be obtained through one of various employment verification sources, including the borrower's employer, employer-sponsored web sites, or third-party services specializing in employment verifications. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo Bank accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant's employer or by means of the applicant's most recent paystub and/or W-2. Loans underwritten using alternative verification methods are considered by Wells Fargo Bank to have been underwritten with "full documentation." In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including nonoccupant co-mortgagors, are combined and considered as a unit.

         In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed a certain maximum level. Such maximum level varies depending on a number of factors including Loan-to-Value Ratio, a borrower's credit history, a borrower's liquid net worth, the potential of a borrower for continued employment advancement or income growth, the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense, a borrower's Mortgage Score and the type of loan for which the borrower is applying. These calculations are based on the amortization schedule and the interest rate of the related loan, with the ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor's total debt for purposes of such ratio may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In evaluating applications for subsidy loans and buy-down loans, the ratio is determined by including in the applicant's total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate lower than the mortgage interest rate but higher than the effective rate to the mortgagor as a result of the subsidy agreement or the buy-down agreement. In the case of the mortgage loans of certain applicants referred by Wells Fargo Bank's Private Mortgage Banking division, qualifying income may be based on an "asset dissipation" approach under which future income is projected from the assumed liquidation of a portion of the applicant's specified assets. In evaluating an application with respect to a "non-owner-occupied" property, which Wells Fargo Bank defines as a property leased to a third party by its owner (as distinct from a "second home," which Wells Fargo Bank defines as an owner-occupied, non-rental property that is not the owner's principal residence), Wells Fargo Bank will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant's monthly gross income or total monthly debt in calculating the foregoing ratio. A mortgage loan secured by a two- to four-family Mortgaged Property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower's ability to repay the mortgage loan. For prime mortgage loans, Wells Fargo Bank permits debt-to-income ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

         Secondary financing may be provided by Wells Fargo Bank, any of its affiliates or other lenders simultaneously with the origination of the first lien mortgage loan. Wells Fargo Bank or one of its affiliates may provide such secondary financing in the form of a flexible home equity line of credit, the available balance under which may increase on a quarterly basis by one dollar for each dollar applied in payment of the principal balance of the first lien mortgage loan during the preceding quarter (any such loan, a "Home Asset ManagementSM Account Loan"). In addition, the available balance of such line of credit may be eligible for increase on an annual basis by one dollar for each dollar, if any, by which the value of the related Mortgaged Property has increased over the prior year, as determined pursuant to a statistically derived home price index. The payment obligations under both primary and secondary financing are included in the computation of the debt-to-income ratio, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after origination of the first lien mortgage loan.

         Mortgage Loans will not generally have had at origination a Loan-to-Value Ratio in excess of 95%. The "Loan-to-Value Ratio" is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or
(ii) the sale price for such property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination for prime Mortgage Loans, or 180 days prior to origination for Alt-A Mortgage Loans. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its mortgage originations, Wells Fargo Bank currently obtains appraisals through Valuation Information Technology, LLC (doing business as RELS Valuation) ("RELS"), an entity jointly owned by an affiliate of Wells Fargo Bank and an unaffiliated third party.

         The appraisal of any Mortgaged Property reflects the individual appraiser's judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure; in fact, a significant portion of the appraised value of a Mortgaged Property may be attributable to the value of the land rather than to the residence. Because of the unique locations and special features of certain Mortgaged Properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such Mortgaged Properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data.

         Wells Fargo Bank originates mortgage loans with Loan-to-Value Ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the excess over 75% (or such lower percentage as Wells Fargo Bank may require at origination) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%. In cases for which such primary mortgage insurance is not obtained, loans having Loan-to-Value Ratios exceeding 80% are required to be secured by primary residences or second homes (excluding cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the Loan-to-Value Ratios been 80% or less or had primary mortgage insurance been obtained.

         Except as described below, Mortgage Loans will generally be covered by an appropriate standard form American Land Title Association title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac.

         Retention Program Standards

         A borrower with at least one mortgage loan serviced by Wells Fargo Bank may be eligible for Wells Fargo Bank's retention program. Provided such a borrower is current in his or her mortgage payment obligations, Wells Fargo Bank may permit a refinancing of one or more of the borrower's mortgage loans that are serviced by Wells Fargo Bank or another servicer to a current market interest rate without applying any significant borrower credit or property underwriting standards. As a result, borrowers who qualify under the retention program may not need to demonstrate that their current total monthly debt obligation in relation to their monthly income level does not exceed a certain ratio; Wells Fargo Bank may not obtain a current credit report for the borrower or apply a new FICO Score to the refinanced loan; and the borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addition, no current appraisal or indication of market value may be required with respect to the properties securing the mortgage loans which are refinanced under the retention program. A borrower may participate in this retention program through a refinancing of one or more of his or her existing mortgage loans by either replacing any such loan with a new mortgage loan at a current market interest rate or, in the case of a mortgage loan that had been originated or purchased by Wells Fargo Bank, by executing a modification agreement under which the interest rate on the existing mortgage loan is reduced to a current market rate.

         Wells Fargo Bank may also apply the retention program to its existing borrowers who obtain new purchase money mortgage loans secured by primary residences where the initial principal balance of the new loan would not exceed 150% of the original principal balance of the previous loan (up to a maximum new loan amount of $400,000). Borrowers may be pre-approved under this program if they have a satisfactory payment history with Wells Fargo Bank as well as a satisfactory FICO Score. Wells Fargo Bank may waive verifications of borrower income and assets under this program and may not impose any limitation on the ratio of a borrower's current total debt obligation in relation to current monthly income. A new appraisal will be obtained with respect to the residence securing the new purchase money mortgage loan.

         Modified Standards

         In comparison to Wells Fargo Bank's "general" underwriting standards described above, the underwriting standards applicable to mortgage loans under Wells Fargo Bank's "alternative" mortgage loan ("Alt-A") underwriting program permit different underwriting criteria, additional types of mortgaged properties or categories of borrowers such as "foreign nationals" without a FICO Score who hold certain types of visas and have acceptable credit references (such Mortgage Loans, "Foreign National Loans"), and include certain other less restrictive parameters. Generally, relative to the "general" underwriting standards, these standards include higher loan amounts, higher maximum Loan-to-Value Ratios, higher maximum "combined" Loan-to-Value Ratios (in each case, relative to Mortgage Loans with otherwise similar characteristics) in cases of simultaneous primary and secondary financings, less restrictive requirements for "equity take out" refinancings, the removal of limitations on the number of permissible mortgage loans that may be extended to one borrower and the ability to originate mortgage loans with Loan-to-Value Ratios in excess of 80% without the requirement to obtain primary mortgage insurance if such loans are secured by cooperatives or investment properties. Under a program available to eligible borrowers who meet certain underwriting criteria and for which program a minimum downpayment of only 3% is required, mortgage loans may be originated with Loan-to-Value Ratios between 95.01% and 97% with the application of less restrictive maximum qualifying ratios of borrower monthly housing debt or total monthly debt obligations to borrower monthly income and reduced minimum requirements for primary mortgage insurance coverage ("3% Solution Loans").

         With respect to mortgaged property types, mortgage loans may be secured by shares in cooperative housing corporations, "manufactured homes", investment properties permitted under less stringent guidelines, condotels (features of which may include maid service, a front desk or resident manager, rental pools and up to 20% of commercial space), and the mortgaged properties may represent an unusually high percentage of land vs. structure or have other unique characteristics.

         In connection with its "Mortgage Express alternative-A" program ("Alt-A Minus"), Wells Fargo Bank has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of thirteen credit levels denoted as "F9 through F1," with certain levels subdivided by Stated Reduced, as described in the table below. Terms of mortgage loans originated by Wells Fargo Bank under the Alt-A Minus program, as well as maximum loan-to-value ratios, vary depending on the credit level classification of the applicant. Loan applicants with less favorable credit profiles generally are restricted to consideration for loans with higher interest rates, lower maximum loan amounts and lower loan-to-value ratios than applicants with more favorable credit profiles. Except for loans originated under the "No Ratio" program, the maximum total debt to gross income ratio for each credit level is generally 50%. Subject to the consideration of certain compensating factors described below, the general criteria used by Wells Fargo Bank's underwriting staff in classifying loan applicants are as follows:

                                                                                                            Maximum Combined
      Credit                        Existing Mortgage                    Documentation     Credit Bureau          Loan
       Level                             History                             Type              Score*       to Value Ratio**
------------------   ----------------------------------------------   ----------------     --------------   --------------------
F9                   2 x 30; Mortgage or rent payments no more than   No documentation        700 or higher    95% CLTV @
                     30 days late at application time and a maximum                                            LTV < 95%
                     of two 30-day late payments in the last 12
                            months

F8                   2 x 30; Mortgage or rent payments no more than   No documentation        660-699          95% CLTV @
                     30 days late at application time and a maximum                                            LTV <95%
                     of two 30-day late payments in the last 12
                            months

F7                   0 x 30; Mortgage or rent payments no more than   No documentation        620-659          95% CLTV @
                     30 days late at application time and no 30-day                                            LTV <95%
                     late payments in the last 12 months

F6                   2 x 30; Mortgage or rent payments no more than   Stated with option      700 or higher    95% CLTV @
                     30 days late at application time and a maximum   of verification of                       LTV <95%
                     of two 30-day late payments in the last 12       assets; maximum
                            months                                    debt-to-income
                                                                        ratio of 50%

F6 Stated Reduced    1 x 30; Mortgage or rent payments no more than   Stated with option      700 or higher    95% CLTV @
                     30 days late at application time and a maximum   of verification of                       LTV <80%
                     of one 30-day late payment in the last 12        assets; maximum
                            months                                    debt-to-income
                                                                        ratio of 50%

F5                   2 x 30; Mortgage or rent payments no more than   Stated with option      660-699          95% CLTV @
                     30 days late at application time and a maximum   of verification of                       LTV <95%
                     of two 30-day late payments in the last 12       assets; maximum
                            months                                    debt-to-income
                                                                        ratio of 50%

F5 Stated Reduced    1 x 30; Mortgage or rent payments no more than   Stated with option      660-699          95% CLTV @
                     30 days late at application time and a maximum   of verification of                       LTV <80%
                     of one 30-day late payment in the last 12        assets; maximum
                            months                                    debt-to-income
                                                                        ratio of 50%

F4                   0 x 30; Mortgage or rent payments no more than   Stated with option      640-659          95% CLTV @
                     30 days late at application time and no 30-day   of verification of                       LTV <95%
                     late payments in the last 12 months              assets; maximum
                                                                      debt-to-income
                                                                        ratio of 50%

F4 Stated Reduced    1 x 30; Mortgage or rent payments no more than   Stated with option      640-659          95% CLTV @
                     30 days late at application time and a maximum   of verification of                       LTV <80%
                     of one 30-day late payment in the last 12        assets; maximum
                            months                                    debt-to-income
                                                                        ratio of 50%

F3                   1 x 30; Mortgage or rent payments no more than   Stated with option      620-639          95% CLTV @
                     30 days late at application time and no 30-day   of verification of                       LTV <95%
                     late payments in the last 12 months              assets; maximum
                                                                      debt-to-income
                                                                        ratio of 50%

                                      S-53

                                                                                                            Maximum Combined
      Credit                        Existing Mortgage                    Documentation     Credit Bureau          Loan
       Level                             History                             Type              Score*       to Value Ratio**
------------------   ----------------------------------------------   ----------------     --------------   --------------------
F3 Stated Reduced    1 x 30; Mortgage or rent payments no more than   Stated with option             620-639          95% CLTV @
                     30 days late at application time and a maximum   of verification of                        LTV <80%
                     of one 30-day late payment in the last 12        assets; maximum
                            months                                    debt-to-income
                                                                        ratio of 50%
F2                   2 x 30; Mortgage or rent payments no more than   No Ratio with                  660 or higher    95% CLTV @
                     30 days late at application time and a maximum   option of                                 LTV <95%
                     of two 30-day late payments in the last 12       verification of
                            months                                           assets
F1                   0 x 30; Mortgage or rent payments no more than   No Ratio with                  620-659          95% CLTV @
                     30 days late at application time and no 30-day   option of                                 LTV <95%
                     late payments in the last 12 months              verification of
                                                                             assets

* Lower of two, middle of three credit bureau scores used. If only one credit bureau score is obtained, then that score is used.

** The maximum loan-to-value ratios and combined loan-to-value ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the mortgage loan program, the purpose of the mortgage loan, the level of documentation, the type of mortgaged property and whether or not the mortgaged property is owner-occupied. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related mortgage loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of a mortgage loan. 100% CLTV allowed when verification of assets option chosen, with loan amounts less than or equal to $500,000 and LTV less than or equal to 80%.


         For the purpose of assigning (a) the credit levels that are designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are counted as a single late payment of such delinquency characterization and (b) the credit levels, other than those that are designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are each counted as an additional occurrence of such delinquency characterization. Wells Fargo Bank uses the foregoing categories and characteristics as guidelines only. On a case-by-case basis, Wells Fargo Bank may make the determination that the prospective borrower warrants loan parameters beyond those shown above based upon the presence of acceptable compensating factors. Examples of compensating factors include, but are not limited to, loan-to-value ratio, debt-to-income ratio, long-term stability of employment and/ or residence, statistical credit scores, verified cash reserves or reduction in overall monthly expenses.

         The Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-A Minus program have loan terms of 15, 20 or 30 years and fully amortize over such terms. The principal amounts of the Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-A Minus program generally range from a minimum of $10,000 to a maximum of $1,000,000. Wells Fargo Bank generally does not originate or acquire any Mortgage Loans under the Alt-A Minus program for which the Loan-to-Value Ratio at origination exceeds 100% or for which the combined loan-to-value ratio at origination exceeds 100% in the event of concurrent secondary financing. The Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-A Minus program are generally secured by single-family detached residences, condominium units or two-to four-family residences, and such properties may or may not be occupied by the owner. It is Wells Fargo Bank's policy not to accept commercial properties or unimproved land as collateral for Mortgage Loans originated under the Alt-A Minus program. Wells Fargo Bank, will, however, accept mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.

         The Alt-A Minus program includes No Ratio Loans, No Documentation Loans, Stated Loans and Stated Reduced Loans.

         Borrowers who satisfy certain guidelines regarding credit history may have been approved under a "No Ratio" program (such Mortgage Loans, "No Ratio Loans") or under a "No Documentation" program (such Mortgage Loans, "No Documentation Loans"). In the case of No Ratio Loans, the borrower's income would not have been verified nor would there have been the calculation of any ratios, as part of the loan underwriting decision, of the borrower's expected monthly housing debt or total monthly debt obligations to the borrower's monthly income. In connection with such No Ratio program, the borrower's assets may have been verified and certain minimum "cash reserves" required. In the case of No Documentation Loans, borrowers may not have been required to provide any information in their loan application regarding their employment and in that instance employment would not have been verified. Also, in the case of No Documentation Loans, borrowers would not have been required to provide any information in their loan application regarding their income or assets.

         In the case of the "Stated" program (such Mortgage Loans, "Stated Loans"), the borrower's income would not have been verified and the borrower's assets may have been verified and certain minimum "cash reserves" are required. Under the "Stated" program the borrower's employment, income sources and assets must be stated on the signed loan application. The borrower's income as stated must be reasonable for the borrower's occupation as determined in the discretion of the loan underwriter. Similarly, the borrower's assets as stated must be reasonable for the borrower's occupation as determined in the discretion of the loan underwriter.

         In certain circumstances borrowers who do not qualify for other reduced documentation programs may qualify for the "Stated Reduced" program (such Mortgage Loans, "Stated Reduced Loans"). Maximum Loan-to-Value Ratios are lower under the "Stated Reduced" program than for other reduced documentation programs. In the case of Stated Reduced Loans, the borrower's income would not have been verified, the borrower's assets may have been verified and certain minimum "cash reserves" required. Under the "Stated Reduced" program the borrower's employment, income sources and assets must be stated on the signed loan application. The borrower's income as stated must be reasonable for the borrower's occupation as determined in the discretion of the loan underwriter. Similarly, the borrower's assets as stated must be reasonable for the borrower's occupation as determined in the discretion of the loan underwriter.

         Under the Alt-A Minus program, Wells Fargo Bank's underwriting of every Mortgage Loan submitted (as to which underwriting authority has not been delegated) consists of not only a credit review, but also a separate appraisal conducted by (i) a third-party appraiser, (ii) an appraiser approved by RELS, or
(iii) RELS itself. Appraisals generally conform to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. All appraisals are subject to an internal appraisal review by the loan underwriter irrespective of the loan-to-value ratio, the amount of the Mortgage Loan or the identity of the appraiser. Certain loans require a third party review in the form of either a desk review or field review. At the discretion of Wells Fargo Bank, any Mortgage Loan originated under the Alt-A Minus program is subject to further review in the form of a desk review, field review or additional full appraisal.

         Underwriter Discretion

         During the second calendar quarter of 2005, Wells Fargo Bank initiated a program designed to encourage its mortgage loan underwriting staff to prudently, but more aggressively, utilize the underwriting discretion already granted to them under Wells Fargo Bank's underwriting guidelines and policies. This initiative was viewed by management as necessary and desirable to make prudent loans available to customers where such loans may have been denied in the past because of underwriter hesitancy to maximize the use of their ability to consider compensating factors as permitted by the underwriting guidelines. There can be no assurance that the successful implementation of this initiative will not result in an increase in the incidence of delinquencies and foreclosures, or the severity of losses, among mortgage loans underwritten in accordance with the updated philosophy, as compared to mortgage loans underwritten prior to the commencement of the initiative.

         Mortgage Loan Underwriting - Subprime

         The underwriting functions of Wells Fargo Bank are performed in its Arizona, California, Iowa, Louisiana, Minnesota, North Carolina and South Carolina offices. Wells Fargo Bank does not delegate underwriting authority to any broker or correspondent. Wells Fargo Bank employs loan credit underwriters to scrutinize the applicant's credit profile and to evaluate whether an impaired credit history is a result of adverse circumstances or a continuing inability or unwillingness to meet credit obligations in a timely manner. Personal circumstances such as divorce, family illnesses or deaths and temporary job loss due to layoffs and corporate downsizing will often impair an applicant's credit record. The underwriting guidelines used by Wells Fargo Bank are primarily intended to evaluate the prospective borrower's credit standing and ability to repay the loan, as well as the value and adequacy of the proposed mortgaged property as collateral. A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant including, depending on the program, the applicant's financial condition (assets, liabilities, income and expenses), the property being financed and the type of loan desired. With respect to every applicant, a credit report summarizing the applicant's credit history with merchants and lenders is obtained. Significant unfavorable credit information reported by the applicant or by a credit reporting agency is taken into account in the credit decision. Loan applications are classified according to certain characteristics, including but not limited to: condition and location of the collateral, credit history of the applicant, ability to pay, loan-to-value ratio and general stability of the applicant in terms of employment history and time in residence.

     Wells Fargo Bank has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of nine credit levels denoted as "Y9" through "Y1" (see table below). Terms of subprime mortgage loans made by Wells Fargo Bank, as well as maximum loan-to-value ratios, vary depending on the credit level classification of the applicant. Loan applicants with less favorable credit profiles generally are restricted to consideration for loans with higher interest rates, lower maximum loan amounts and lower loan-to-value ratios than applicants with more favorable credit profiles. Generally, the loan-to-value ratio is the ratio, expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (i) the appraised value of the related mortgaged property, as established by an appraisal obtained by the originator generally no more than 120 days prior to origination and (ii) the sale price for such property. In some instances, the loan-to-value ratio may be based on the value determined by an appraisal that was obtained by the originator more than 120 days prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than 180 days prior to origination. Generally, the maximum total debt to gross income ratio for each credit level is 55%. Subject to the consideration of certain compensating factors described below, the general criteria used by Wells Fargo Bank's underwriting staff in classifying loan applicants are as follows:

                                                                       Bankruptcy                 Maximum
                                                                         Filings/                 Combined
                                                   Credit Bureau       Foreclosure             Loan to Value
 Credit Level      Existing Mortgage History          Score*           Proceedings                Ratio**
 ------------      -------------------------      --------------       -------------             -------------
Y9                 0 x 30; Current at                                                            100% CLTV @
                   application time and no        660 or higher        Discharged/               LTV < 80%
                                                                                                     -
                   mortgage or rent late                               completed more than
                   payments in the last 12                             three years ago.          95% CLTV @
                   months                                                                        LTV > 80%

                   1 x 30; Mortgage or rent                                                      100% CLTV @
Y8                 payments no more than 30       640-659              Discharged/               LTV < 80%
                                                                                                     -
                   days late at application                            completed more than
                   time and a maximum of                               three years ago.          95% CLTV @
                   one 30-day late payment                                                       LTV > 80%
                   in the last 12 months

                   1 x 30; Mortgage or rent                                                      100% CLTV @
Y7                 payments no more than 30       620-639              Discharged/               LTV < 80%
                                                                                                     -
                   days late at application                            completed more than
                   time and a maximum of                               two years ago.            95% CLTV @
                   one 30-day late payment                                                       LTV > 80%
                   in the last 12 months

                   2 x 30; Mortgage or rent                            Discharged/               100% CLTV @
Y6                 payments no more than 30       600-619              completed more than       LTV < 80%
                                                                                                     -
                   days late at application                            two years ago.
                   time and a maximum of                                                         95% CLTV @
                   two 30-day late payments                                                      LTV > 80%
                   in the last 12 months

                   2 x 30; Mortgage or rent                            Discharged/               100% CLTV @
Y5                 payments no more than 30       580-599              completed more than       LTV < 80%
                   days late at application                            two years ago.
                   time and a maximum of                                                         95% CLTV @
                   two 30-day late payments                                                      LTV > 80%
                   in the last 12 months


                                      S-57

                                                                      Bankruptcy                 Maximum
                                                                         Filings/                 Combined
                                                   Credit Bureau       Foreclosure             Loan to Value
 Credit Level      Existing Mortgage History          Score*           Proceedings                Ratio**
 ------------      -------------------------      --------------       -------------             -------------
                                                                                                   -

                   1 x 60; Mortgage or rent                                                      100% CLTV @
Y4                 payments no more than 60       560-579              Discharged/               LTV < 80%
                                                                                                     -
                   days late at application                            completed more than
                   time and a maximum of up                            one year ago.             95% CLTV @
                   to one 60-day late in                                                         LTV > 80%
                   the last 12 months

                   2 x 60 or 1 x 60 and 1 x                                                      90% CLTV @
Y3                 90; Mortgage or rent           540-559              Discharged/               All LTV's
                   payments no more than 60                            completed more than
                   days late at application                            one year ago.
                   time and a maximum of up
                   to two 60-day late
                   payments or one 60-day
                   and one 90-day late
                   payment.

                   90+; Mortgage or rent                               Discharged/               90% CLTV @
Y2                 payments no more than 60       520-539              completed less than       All LTV's
                   days late at application                            1 year ago.
                   time

                   90+; Mortgage or rent                                                         85% CLTV @
Y1                 payments no more than 60       500-519              Discharged/               All LTV's
                   days late at application                            completed less than
                   time.                                               1 year ago.

---------------------------------

* Lower of two, middle of three credit bureau scores used. If only one credit bureau score is obtained, then borrower may have to satisfy additional requirements set forth in the underwriting guidelines.

** The maximum loan-to-value ratios and combined loan-to-value ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the mortgage loan program, the purpose of the mortgage loan, the level of documentation, the type of mortgaged property and whether or not the mortgaged property is owner-occupied. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related first lien mortgage loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the first lien mortgage loan.


         For the purpose of placing a prospective mortgage loan in any of the credit levels, consecutive or "rolling" late payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are counted as a single late payment of such delinquency characterization. Wells Fargo Bank uses the foregoing categories and characteristics as guidelines only. On a case-by-case basis, Wells Fargo Bank may make the determination that the prospective borrower warrants loan parameters beyond those shown above based upon the presence of acceptable compensating factors. Examples of compensating factors include, but are not limited to, loan-to-value ratio, debt-to-income ratio, long-term stability of employment and/or residence, statistical credit scores, verified cash reserves or reduction in overall monthly expenses.

         Wells Fargo Bank permits debt-to-income ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

         Except for Balloon Loans, the subprime mortgage loans originated or acquired by Wells Fargo Bank generally have loan terms ranging from 15 to 30 years and fully amortize over such terms. The principal amounts of the loans originated or acquired by Wells Fargo Bank generally range from a minimum of $10,000 to a maximum of $950,000. Wells Fargo Bank generally does not originate or acquire any mortgage loans for which the loan-to-value ratio at origination exceeds 100% or for which the combined loan-to-value ratio at origination exceeds 100% in the event of concurrent secondary financing. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related first lien mortgage loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the first lien mortgage loan. The loans originated or acquired by Wells Fargo Bank are generally secured by single-family dwellings, condominium units or two- to four-family residences, and such properties may or may not be occupied by the owner. It is Wells Fargo Bank's policy not to accept commercial properties or unimproved land as collateral for first lien mortgage loans. Wells Fargo Bank will, however, accept mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.

         Wells Fargo Bank originates mortgage loans with loan-to-value ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the excess over 75% (or such lower percentage as Wells Fargo Bank may require at origination) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a loan-to-value ratio less than or equal to 80%.

         Wells Fargo Bank's subprime mortgage loan programs include a full documentation program and a "stated income, stated asset" program. Under the full documentation program, loans to borrowers who are salaried employees generally must be supported by current employment information in the form of one current pay-stub with year-to-date information and W-2 tax forms for the last year (a complete verification of employment may be substituted for W-2 forms). As an alternative method of establishing income under the full documentation program, Wells Fargo Bank may review the deposit activity reflected in recent monthly bank statements of the applicant. Wells Fargo Bank may also perform a telephone verification of employment for salaried employees prior to funding. Under the full documentation program, borrowers who are self-employed generally must provide signed individual federal tax returns and, if applicable, signed year-to-date income statements and/or business federal tax returns. For borrowers who are 100% owners of a business and are classified in credit levels Y9 through Y4, monthly business bank statements may be provided in lieu of traditional employment/income documentation. In either case, evidence must be provided that the business has been in existence for at least one year. If the business has been in existence less than two years, evidence must be provided that the applicant had previously been in the same line of work for at least one year. Under the full documentation program, at certain loan-to-value ratio levels and under certain circumstances not all sources of funds for closing are verified as the borrower's.

         Under Wells Fargo Bank's "stated income, stated asset" program, the applicant's employment, income sources and assets must be stated on the initial signed application. The applicant's income as stated must be reasonable for the applicant's occupation as determined in the discretion of the loan underwriter; however, such income is not independently verified. Similarly, the applicant's assets as stated must be reasonable for the applicant's occupation as determined in the discretion of the loan underwriter; however, such assets are not independently verified. Maximum loan-to-value ratios within each credit level are lower under the stated income, stated asset program than under the full documentation program.

         Wells Fargo Bank's underwriting of every mortgage loan submitted consists of not only a credit review, but also a separate appraisal conducted by
(i) a third-party appraiser, (ii) an appraiser approved by Valuation Information Technology, LLC (doing business as RELS Valuation) ("RELS"), an entity jointly owned by an affiliate of Wells Fargo Bank and an unaffiliated third party, or
(iii) RELS itself. Appraisals generally conform to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. All appraisals are subject to an internal appraisal review by the loan underwriter irrespective of the loan-to-value ratio, the mortgage loan amount or the identity of the appraiser. Certain loans require a third party review in the form of either a desk review or field review. At the discretion of Wells Fargo Bank, any mortgage loan is subject to further review in the form of a desk review, field review or additional full appraisal.

Underwriting Guidelines

         The mortgage loans, other than the mortgage loans originated by Performance Credit Corporation and Wells Fargo Bank, have been originated generally in accordance with the underwriting guidelines set forth below. On a case-by-case basis, the related originator may determine that, based upon compensating factors, a prospective mortgagor not qualifying under the underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment, pride of ownership and time in residence at the applicant's current address. It is expected that a substantial portion of the mortgage loans in the mortgage pool that were originated by the various originators will represent these exceptions.

         The mortgage loans were underwritten pursuant to the underwriting standards of the various originators, generally in accordance with "non-conforming" underwriting standards, meaning that these mortgage loans are ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. In addition, certain of these mortgage loans fail to conform to the underwriting standards or program guidelines under which they were intended to have been originated by the related originators. These mortgage loans may have had document deficiencies, or may have become delinquent, or the related borrower may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy the applicable underwriting guidelines.

         Some of these mortgage loans bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner.

         The underwriting guidelines are primarily intended to assess a borrower's ability to repay the related mortgage loan, to assess the value of the related mortgaged property and to evaluate the adequacy of a mortgaged property as collateral for the related mortgage loan. While an originator's primary consideration in underwriting a mortgage loan is the value of the related mortgaged property, the originator also considers, among other things, a mortgagor's credit history, repayment ability and debt service to income ratio as well as the type and use of the related mortgaged property.

         An applicant customarily completes an application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The underwriting guidelines typically require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.

         Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. These appraisals are required to conform to the Uniform Standard of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac.

         These mortgage loans at origination generally conformed to full/alternative documentation, stated income documentation and no income documentation residential loan programs. Under each of the programs, the related originator reviews an applicant's source of income, calculates the amount of income from sources indicated on the related loan application or similar documentation, reviews the credit history of the applicant, calculates the applicant's debt-service-to-income ratio, if required, to determine the applicant's ability to repay the related loan, and reviews the appraisal of the related mortgage property.

         In evaluating the credit quality of a borrower, certain originators utilize credit bureau risk scores. Generally, each credit report provides a credit score for the related borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include an applicant's number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history.

                            STATIC POOL INFORMATION

         The depositor will provide static pool information, material to this offering, with respect to the experience of the sponsor in securitizing asset pools of the same type at [http://www.bearstearns.com/transactions/bsabs_i/bsabs2007-2/.]

         Information provided through the internet address above will not be deemed to be a part of this free writing prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) for any period before January 1, 2006.

                               THE ISSUING ENTITY

         Bear Stearns Asset Backed Securities Trust 2007-2 is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement. The pooling and servicing agreement constitutes the "governing instrument" under the laws of the State of New York. After its formation, Bear Stearns Asset Backed Securities Trust 2007-2 will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates,
(iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the pooling and servicing agreement. These restrictions cannot be amended without the consent of holders of certificates evidencing more than 50% of the voting rights. For a description of other provisions relating to amending the pooling and servicing agreement, please see "The Agreements -- Amendment of Agreement" in the prospectus.

         The assets of Bear Stearns Asset Backed Securities Trust 2007-2 will consist of the mortgage loans and certain related assets.

         Bear Stearns Asset Backed Securities Trust 2007-2's fiscal year end is December 31.

                                  THE DEPOSITOR

         The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

         The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. As of December 31, 2006, the depositor has been involved in the issuance of securities backed by residential mortgage loans in excess of $71,110,885,772. In conjunction with the sponsor's acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to it. These loans are subsequently deposited in a common law or statutory trust, described in this free writing prospectus, which will then issue the certificates.

         After issuance and registration of the securities contemplated in this free writing prospectus and any supplement hereto, the depositor will have only limited duties and responsibilities with respect to the pool assets or the securities.

         The depositor's principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

                                   THE SPONSOR

         The sponsor, EMC Mortgage Corporation, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment quality" to varying degrees of "non-investment quality" up to and including real estate owned assets ("REO"). The sponsor commenced operation in Texas on October 9, 1990.

         The sponsor maintains its principal office at 2780 Lake Vista Drive, Lewisville, TX 75067. Its telephone number is (214) 626-3800.

         Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The sponsor is one of the United States' largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns' securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

         Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit ("HELOCs"). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor's underwriting guidelines or the originator's underwriting guidelines that are acceptable to the sponsor.

         Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns' Financial Analytics and Structured Transactions group, for distribution into the primary market.

The sponsor has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of the sponsor's total portfolio of assets it has securitized as of the dates indicated.


                                      December 31, 2004              December 31, 2005            December 31, 2006
                                     Total Portfolio of              Total Portfolio                 Total Portfolio
     Loan Type              Number        Loans             Number       of Loans         Number      of Loans
---------------------------------------------------------------------------------------------------------------------
Alt-A ARM                   44,821   $11,002,497,283.49    73,638   $19,087,119,981.75    61,738   $18,656,292,603.55

Alt-A Fixed                 15,344   $ 4,005,790,504.28    17,294   $ 3,781,150,218.13    11,514   $ 2,752,302,975.51

HELOC                         --     $             --       9,309   $   509,391,438.93    18,730   $ 1,280,801,433.05

Prime ARM                   30,311   $11,852,710,960.78    27,384   $13,280,407,388.92     7,050   $ 3,481,137,519.89

Prime Fixed                  1,035   $   509,991,605.86     3,526   $ 1,307,685,538.44     6,268   $ 1,313,449,131.86

Prime Short Duration ARM    23,326   $ 7,033,626,375.35    38,819   $14,096,175,420.37    61,973   $23,396,979,620.82
(including Neg-Am ARM)

Reperforming                 2,802   $   311,862,677.46     2,877   $   271,051,465.95     1,084   $   115,127,847.83

Seconds                     14,842   $   659,832,093.32   114,899   $ 5,609,656,263.12   116,576   $ 6,697,082,133.33

SubPrime                    98,426   $13,051,338,552.19   101,156   $16,546,152,274.44    60,796   $11,394,775,124.07

Totals                     230,907   $48,427,650,052.73   388,902   $74,488,789,990.05   345,729   $69,087,948,389.91


                                        March 31, 2007
                                       Total Portfolio
     Loan Type              Number         of Loans
-------------------------------------------------------
Alt-A ARM                    4,331   $ 1,643,929,328.24

Alt-A Fixed                  5,265   $ 1,217,198,014.38

HELOC                        9,869   $   665,909,569.67

Prime ARM                    1,935   $ 1,002,019,247.46

Prime Fixed                  1,272   $   679,053,492.29

Prime Short Duration ARM    11,961   $ 4,450,687,386.85
(including Neg-Am ARM)

Reperforming                  --     $             --

Seconds                     17,593   $ 1,126,222,817.95

SubPrime                    18,697   $ 4,151,596,371.34

Totals                      70,923   $14,936,616,228.18



               With respect to some of the securitizations organized by the sponsor, a "step-down" trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related offered certificates, from the certificate with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by the sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

               The sponsor has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to the sponsor's business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The sponsor is cooperating with the FTC's inquiry.

                         SERVICING OF THE MORTGAGE LOANS

General

         Wells Fargo Bank, National Association, referred to in this free writing prospectus as Wells Fargo Bank, will act as the master servicer of the mortgage loans and as securities administrator pursuant to the pooling and servicing agreement and as the custodian pursuant to the custodial agreement.

         Primary servicing of the mortgage loans will be provided by the sponsor and Wells Fargo Bank, N.A., each in accordance with their respective servicing agreements which are collectively referred to herein as the servicing agreements. Each of the servicing agreements will require, among other things, that each servicer accurately and fully report its borrower credit files to credit repositories in a timely manner. Each of the servicing agreements will be assigned to the trust pursuant to an assignment, assumption and recognition agreement among the related servicer, the sponsor and the trustee on behalf of the certificateholders; provided, however, that the sponsor will retain the right to enforce the representations and warranties made to it by each servicer with respect to the related mortgage loans. The servicers will be responsible for the servicing of the mortgage loans pursuant to the related servicing agreement, and the master servicer will be required to monitor their performance. In the event of a default by a servicer under the related servicing agreement, the master servicer (or EMC, if the defaulting servicer is Wells Fargo Bank) will be required to enforce any remedies against the related servicer and shall either find a successor servicer or shall assume the primary servicing obligations for the related mortgage loans itself.

The Master Servicer, Securities Administrator and the Servicers

         The master servicer will be responsible for master servicing the mortgage loans. Wells Fargo Bank will also serve as initial securities administrator. The responsibilities of Wells Fargo Bank, as master servicer and securities administrator, include:

         o    receiving funds from servicers,

         o reconciling servicing activity with respect to the mortgage loans,

         o    calculating remittance amounts to certificateholders,

         o    making distributions to certificateholders,

         o    investor and tax reporting,

         o    oversight of all servicing activity,

         o providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

         The master servicer may, from time to time, outsource certain of its master servicing functions, although any such outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the pooling and servicing agreement.

         For a general description of the master servicer and its activities, see "-- The Master Servicer" below. For a general description of material terms relating to the master servicer's removal or replacement, see "Description of the Certificates--Rights Upon Event of Default" in the prospectus.

         Servicer Responsibilities

         Servicers are generally responsible for the following duties:

         o    communicating with borrowers;

         o    sending monthly remittance statements to borrowers;

         o    collecting payments from borrowers;

         o recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

         o accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the Distribution Account, together with any other sums paid by borrowers that are required to be remitted;

         o accurate and timely accounting and administration of escrow and impound accounts, if applicable;

         o accurate and timely reporting of negative amortization amounts, if any;

         o    paying escrows for borrowers, if applicable;

         o    calculating and reporting payoffs and liquidations;

         o    maintaining an individual file for each loan; and

         o maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

         The information set forth in the following paragraph with respect to the master servicer has been provided by the master servicer.

The Master Servicer

         Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23+ million customers and 158,000+ employees as of December 31, 2006, Wells Fargo & Company is a U.S. bank holding company providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         Wells Fargo Bank's assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

         Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

         Wells Fargo Bank acts as master servicer pursuant to the pooling and servicing agreement. The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective servicing agreements. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the trust against such defaulting servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

         Wells Fargo Bank serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

         The information set forth in the following paragraphs with respect to each servicer has been provided by each such servicer, respectively.

The Servicers

         The Sponsor and Wells Fargo Bank, N.A., will service the related mortgage loans in accordance with their respective servicing agreements, which will be assigned to the trust on the closing date. Approximately 79.19% of the mortgage loans, by cut-off date principal balance, will be serviced by the Sponsor. Approximately 20.81% of the mortgage loans, by cut-off date principal balance, will be serviced by Wells Fargo Bank, N.A.

EMC Mortgage Corporation

         EMC Mortgage Corporation ("EMC") will act as servicer under the pooling and servicing agreement for the percentage of mortgage loans set forth in the paragraph above. For a further description of EMC, see "The Sponsor" in this free writing prospectus.

         The principal business of EMC since inception has been specializing in the acquisition, securitization, servicing and disposition of mortgage loans. EMC's portfolio consists primarily of two categories: (1) "performing loans," or performing investment-quality loans serviced for the sponsor's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (2) "non-performing loans," or non-investment quality, sub-performing loans, non-performing loans and REO properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

         EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this section in the free writing prospectus.

         EMC has been servicing residential mortgage loans since 1990. From year end 2004 to March 31, 2007, EMC's servicing portfolio grew by approximately 103.9% and the outstanding principal balance of EMC's servicing portfolio grew by approximately 184.1%.

         As of March 31, 2007, EMC was acting as servicer for approximately 293 series of residential mortgage-backed securities and other mortgage loans with an outstanding principal balance of approximately $78.9 billion.

         The following table describes size, composition and growth of EMC's total residential mortgage loan servicing portfolio as of the dates indicated.



                                                 As of December 31, 2004
-----------------------------------------------------------------------------------------------------------------
       Loan Type            No. of Loans           Dollar Amount        Percent by    Percent by   No. of Loans
                                                                          No. of
                                                                           Loans    Dollar Amount
                        -----------------------------------------------------------------------------------------
Alta-A Arm.....              19,498            $ 4,427,820,707.76           7.96%      15.94%        57,510
Alta-A Fixed...              25,539            $ 4,578,725,473.28          10.43%      16.48%        17,680
Prime Arm......               8,311            $ 1,045,610,015.30           3.39%       3.76%         7,428
Prime Fixed....              14,560            $ 1,573,271,574.42           5.95%       5.66%        15,975
Seconds........              39,486            $ 1,381,961,155.08          16.13%       4.98%       155,510
Subprime.......             114,436            $13,706,363,249.78          46.74%      49.34%       142,890
Other..........              23,010            $ 1,063,682,459.11           9.40%       3.83%        56,216
                        -----------------------------------------------------------------------------------------
Total..........            244,840             $27,777,434,634.73         100.00%     100.00%       453,209



                                 As of December 31, 2005
--------------------------------------------------------------------------------
       Loan Type             Dollar Amount      Percent by No. of   Percent by
                                                                      Dollar
                                                      Loans           Amount
                        --------------------------------------------------------
Alta-A Arm.....           $13,625,934,321.62     12.69%             23.00%
Alta-A Fixed...           $ 3,569,563,859.33      3.90%              6.03%
Prime Arm......           $ 1,010,068,678.92      1.64%              1.71%
Prime Fixed....           $ 2,140,487,565.90      3.52%              3.61%
Seconds........           $ 7,164,515,426.20     34.31%             12.10%
Subprime.......           $20,373,550,690.52     31.53%             34.40%
Other..........           $11,347,144,055.57     12.40%             19.16%
                        --------------------------------------------------------
Total..........           $59,231,264,598.06    100.00%            100.00%



                                                              As of December 31, 2006
----------------------------- ----------------------------------------------------------------------------------------
         Loan Type                 No. of Loans                Dollar Amount            Percent by      Percent by
                                                                                          No. of
                                                                                           Loans       Dollar Amount
                              ------------------------ ------------------------------- -------------- ----------------
Alta-A Arm........                52,563               $     13,691,917,206.00            10.87%         19.03%
Alta-A Fixed......                24,841               $      5,066,670,854.60             5.14%          7.04%
Prime Arm.........                 6,374               $        879,656,181.59             1.32%          1.22%
Prime Fixed.......                14,872               $      2,152,608,939.71             3.08%          2.99%
Seconds...........               169,022               $      8,428,612,513.19            34.97%         11.71%
Subprime..........               132,808               $     20,106,000,306.07            27.47%         27.94%
Other.............                82,918               $     21,636,703,708.67            17.15%         30.07%
                              ------------------------ ------------------------------- -------------- ----------------
Total.............               483,398               $     71,962,169,709.83           100.00%        100.00%



                                                             As of March 31, 2007
----------------------------- ------------------------------------------------------------------------------------
         Loan Type             No. of Loans          Dollar Amount         Percent by No. of   Percent by Dollar

                                                                                 Loans               Amount
                              ---------------- --------------------------- ------------------- -------------------

Alta-A Arm........                53,745          $     14,034,144,470        10.77%              17.78%
Alta-A Fixed......                29,117          $      6,220,411,640         5.83%               7.88%
Prime Arm.........                 6,082          $        858,889,469         1.22%               1.09%
Prime Fixed.......                15,373          $      2,506,466,760         3.08%               3.18%
Seconds...........               174,383          $      8,844,680,341        34.93%              11.21%
Subprime..........               140,849          $     22,644,819,753        28.21%              28.69%
Other.............                79,691          $     23,806,598,429        15.96%              30.17%
                              ---------------- --------------------------- ------------------- -------------------
Total.............               499,240          $     78,916,010,862       100.00%             100.00%


Due to an industry wide increase in the number of delinquencies and foreclosures, EMC recently initiated an expanded loss mitigation program to assist borrowers in avoiding foreclosure and benefit investors by reducing the loss typically associated with foreclosure. As part of the program, this team is implementing various strategies to contact and assist borrowers that are in default or are having difficulties making their mortgage payments. EMC is engaging in one-on-one meetings with borrowers, working with local community groups and holding educational workshops in an effort to reach out to these homeowners. Various financial restructuring alternatives are being offered, including different types of loan modifications. There have been no other appreciable changes to EMC's servicing procedures outside of the normal changes warranted by regulatory and product type changes in the portfolio.

Wells Fargo Bank

         Servicing Experience

         Wells Fargo Bank, N.A. ("Wells Fargo Bank") is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

         Wells Fargo Bank's servicing portfolio of residential mortgage loans (which includes First Lien Non-Conforming, Non-Subprime Loans; First Lien Subprime Loans; and Second Lien Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.37 trillion as of the end of 2006. The table below sets forth for each of the dates indicated the number and aggregate unpaid principal balance of mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae or Freddie Mac and certain mortgage loans serviced for the Federal Home Loan Banks; mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs; or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer) for First Lien Non-Conforming, Non-Subprime Loans; First Lien Subprime Loans; and Second Lien Loans:

                                                    As of                            As of                               =As of
                                               December 31, 2004                December 31, 2005                 December 31, 2005
                                              ------------------                ------------------                ------------------
                                                  Aggregate                     Aggregate                            Aggregate
                                                    Unpaid                       Unpaid                                Unpaid
                                                   Principal                    Principal                            Principal
                                                  Balance of      No. of        Balance of            No. of         Balance of
Asset Type                    No. of Loans         Loans          Loans           Loans               Loans            Loans
--------------------------
First Lien Non-Conforming,
Non-Subprime Loans            498,174          $166,028,382,042   634,103       $229,014,862,911      646,723   $258,646,782,192

First Lien Subprime Loans     134,893           $19,592,490,281   173,411       $26,214,367,714       190,395   $29,252,542,517

Second Lien Subprime Loans    *               *                   9,116         $353,218,934          18,483    $711,917,795
                              **              **                  **            **                    62,351    $11,088,435,185
Alt-A Minus Loans

---------------------

* Wells Fargo Bank does not have a material servicing portfolio of Second Lien Loans for the periods indicated.

** Prior to 2006, Wells Fargo Bank included Alt-A Minus Loans in its servicing portfolio of non-subprime mortgage loans.

         Servicing Procedures

         Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

         Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure Mortgaged Property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit ("VRU") to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency, or in the case of subprime loans, on the 5th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the Mortgage Loan from that collection queue.

         When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the Mortgaged Property, the amount of borrower equity in the Mortgaged Property and whether there are any junior liens.

         Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the Mortgaged Property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

         Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis. In the case of second lien loans, Wells Fargo Bank performs a net present value analysis to determine whether to refer the second lien loan to foreclosure or to charge it off.

         If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

         Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

         Wells Fargo Bank, in its capacity as servicer, has delivered its 2006 assessment of compliance under Item 1122 of Regulation AB. In its assessment, Wells Fargo Bank reported that it had complied, in all material respects, with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB as of and for the year ended December 31, 2006 with respect to the primary servicing of residential mortgage loans by its Wells Fargo Home Mortgage Division, except for the following:

         (i) For certain loans originated by third parties and sub-serviced by Wells Fargo Bank or for which servicing rights were acquired on a bulk-acquisition basis, Wells Fargo Bank determined it provided incomplete data to some third parties who use such data to calculate delinquency ratios and determine the status of loans with respect to bankruptcy, foreclosure or real estate owned. The incomplete reporting only affected securitizations that included delinquent loans. Instead of the actual due date being provided for use in calculating delinquencies, the date of the first payment due to the security was provided. Wells Fargo Bank subsequently included additional data in the monthly remittance reports, providing the actual borrower due date and unpaid principal balance, together with instructions to use these new fields if such monthly remittance reports are used to calculate delinquency ratios.

         (ii) Wells Fargo Bank determined that, as required by certain servicing agreements, it did not provide mortgage loan purchasers with prior notifications of intent to foreclose. While mortgage loan purchasers received monthly delinquency status reports that listed loans in foreclosure, such reports were received after such loans had been referred to an attorney. A new process is being implemented to send such notifications if contractually required, unless an mortgage loan purchaser opts out in writing.

Collection and Other Servicing Procedures

               The applicable servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures will be consistent with the servicing agreements.

         If a mortgaged property has been or is about to be conveyed by the mortgagor and the applicable servicer has knowledge thereof, the servicer will accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the applicable servicer, in some cases with the prior consent of the trustee (not to be unreasonably withheld) may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The servicers will retain any fee collected for entering into assumption agreements, as additional servicing compensation. In regard to circumstances in which the servicers may be unable to enforce due-on-sale clauses, we refer you to "Material Legal Aspects of the Loans -- Due-on-Sale Clauses in Mortgage Loans" in the prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed.

         The servicers will establish and maintain, in addition to the protected accounts described below under "--Protected Accounts," one or more servicing accounts in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The servicers will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the servicing agreements. Each servicing account and the investment of deposits therein shall comply with the requirements of the servicing agreements and shall meet the requirements of the rating agencies. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the servicer or the master servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the servicers, or to clear and terminate the servicing accounts at or at any time after the termination of the servicing agreements.

         The servicers will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the related servicing agreements.

Hazard Insurance

         The servicers will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required in the servicing agreement, or in general equal to at least the lesser of the outstanding principal balance of the mortgage loan or the maximum insurable value of the improvements securing such mortgage loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the servicers under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, and other than amounts collected under any such policies that represent reimbursement of the applicable servicer's costs and expenses incurred in connection with presenting claims under the insurance policies relating to such mortgaged property, shall be deposited in a protected account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the mortgage loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the mortgage loan so permit. Such costs shall be recoverable by the related servicer out of related late payments by the mortgagor or out of insurance proceeds or liquidation proceeds or any other amounts in the related protected account. The right of the servicer to reimbursement for such costs incurred will be prior to the right of the certificateholders to receive any related insurance proceeds or liquidation proceeds or any other amounts in the related protected account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

         Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the servicers will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the least of (i) the outstanding principal balance of the related mortgage loan (together with, in the case of a mortgage loan that is not a first priority lien, the outstanding principal balance of all related liens that are prior to that applicable lien of such mortgage loan),
(ii) either (a) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or (b) the maximum insurable value of the improvements securing such mortgage loan, and
(iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

         The servicers, on behalf of the trustee and certificateholders, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property, or that are not released to the related mortgagor in accordance with normal servicing procedures or that do not represent reimbursement of the applicable servicer's costs and expenses incurred in connection with presenting claims under the insurance policies relating to such mortgaged property, are to be deposited in a protected account. The servicers are required to deposit in a protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

Realization Upon Defaulted Mortgage Loans

         The servicers will take such action either as such servicer deems to be in the best interest of the trust, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by such servicer, as applicable with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the servicing agreements, the servicers will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions or Fannie Mae guidelines. The related servicer generally will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless the servicer has determined that (i) such amounts would be recovered, and (ii) it believes such restoration will increase proceeds to the trust following the mortgaged property's eventual liquidation.

         Since insurance proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the servicers, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

Master Servicing Compensation, Servicing Compensation and Payment of Expenses

         Wells Fargo Bank will be entitled to receive a monthly master servicing fee on each distribution date equal to 1/12th of 0.0225% per annum of the aggregate principal balance of the mortgage loans as of the first day of the month immediately preceding such distribution date. Wells Fargo Bank will also be entitled to investment earnings on amounts in the Distribution Account as additional master servicing compensation. Additionally, the master servicer will be entitled to be reimbursed from the trust for its expenses, costs and liabilities incurred by or reimbursable to it pursuant to the pooling and servicing agreement. Each of the servicers will be entitled to receive a fee as compensation for its activities under the related servicing agreement equal to 1/12th of the applicable servicing fee rate multiplied by the stated principal balance of each mortgage loan serviced by such servicer as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate for each mortgage loan will be set forth on the schedule to the pooling and servicing agreement and will range from 0.250% to 0.500% per annum, and the weighted average net servicing fee, by stated principal balance as of the cut-off date, is approximately 0.448%. Interest shortfalls on the mortgage loans resulting from prepayments in any calendar month will be offset by the related servicer, or the master servicer in the event of a servicer default, on the distribution date in the following calendar month to the extent of compensating interest payments as described herein.

         In addition to the primary compensation described above, the applicable servicer will retain all prepayment charges (other than those prepayment charges payable to the Class P Certificates) and penalties, if any, and any other ancillary servicing fees, including assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors.

         The applicable servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described herein.

Protected Accounts

         The servicers will establish and maintain one or more custodial accounts (referred to herein as protected accounts) into which they will deposit daily or at such other time specified in the applicable servicing agreement all collections of principal and interest on any mortgage loans, including principal prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries, the repurchase price for any mortgage loans repurchased, and advances made from the servicer's own funds, less the applicable servicing fee. Each servicer will distribute these amounts to the master servicer on the applicable remittance date specified in its servicing agreement. All protected accounts and amounts at any time credited thereto shall comply with the requirements of the servicing agreements and shall meet the requirements of the rating agencies.

Distribution Account

         The securities administrator, as paying agent, will establish and maintain in the name of the paying agent, for the benefit of the certificateholders, an account (the "Distribution Account"), into which it will deposit the following amounts received from the servicers, as well as any advances made from the master servicer's own funds, less its expenses, as provided in the pooling and servicing agreement:

         (i) any amounts withdrawn from a protected account or other permitted account;

         (ii) any monthly advance and compensating interest payments from a servicer or, to the extent provided in the pooling and servicing agreement, from EMC or the master servicer;

         (iii) any Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries received by the master servicer which were not deposited in a protected account or other permitted account;

         (iv) the repurchase price with respect to any mortgage loans repurchased;

         (v) any amounts required to be deposited with respect to losses on permitted investments; and

         (vi) any other amounts received by the master servicer or the securities administrator and required to be deposited in the Distribution Account pursuant to the pooling and servicing agreement.


         All amounts deposited to the Distribution Account shall be held in the name of the paying agent in trust for the benefit of the certificateholders in accordance with the terms and provisions of the pooling and servicing agreement. The amount at any time credited to the Distribution Account will generally be fully insured by the FDIC to the maximum coverage provided thereby or invested in the name of the paying agent in permitted investments specified in the pooling and servicing agreement or deposited in

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demand deposits with such depository institutions. The paying agent will have sole discretion to determine the particular investments made so long as it complies with the investment terms under the pooling and servicing agreement.

         Any one or more of the following obligations or securities held in the name of the paying agent for the benefit of the certificateholders will be considered a permitted investment:

         (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

         (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

         (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

         (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee, the master servicer and the securities administrator in their commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

         (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

         (vi) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

         (vii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody's, such rating will be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

         (viii) interests in any money market fund (including any such fund managed or advised by the trustee, the master servicer, the securities administrator or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency rating such fund, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each such rating agency, as evidenced in writing;

         (ix) short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the trustee, the master servicer or the securities administrator or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

         (x) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency;

         On each Distribution Date, the paying agent will withdraw funds from the Distribution Account and make distributions to the certificateholders in accordance with the provisions set forth under "Description of the Certificates--Distributions" in this free writing prospectus. The master servicer will be entitled to any amounts earned on permitted investments in the Distribution Account. The trustee, the master servicer, the securities administrator, the swap administrator, the paying agent and the custodian will also be entitled to be reimbursed from the trust for certain expenses, costs and liabilities incurred by and reimbursable to them pursuant to the pooling and servicing agreement, prior to the distribution of the available funds.


Prepayment Interest Shortfalls and Compensating Interest

         When a borrower prepays all or a portion of a mortgage loan between due dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a "Prepayment Interest Shortfall." In order to mitigate the effect of any such shortfall in interest distributions to holders of the offered certificates on any distribution date, generally, the amount of the servicing fee otherwise payable to the related servicer for such month shall, to the extent of such shortfall, be deposited by such servicer in its related protected account for remittance to the securities administrator. We refer to such deposited amounts as "Compensating Interest." Failure by any servicer to remit any required Compensating Interest by the date specified in the pooling and servicing agreement will obligate the master servicer to remit such amounts to the extent provided in the pooling and servicing agreement. Any such deposit by a servicer or the master servicer will be reflected in the distributions to holders of the offered certificates entitled thereto made on the distribution date on which the principal prepayment received would be distributed.

Advances

         If the scheduled payment on a mortgage loan which was due on a related due date is delinquent other than as a result of application of the Relief Act or similar state laws, the applicable servicer will remit to the master servicer, within the number of days prior to the related distribution date set forth in the related servicing agreement, an amount equal to such delinquency (in the case of a negative amortization loan, only to the extent set forth in the related servicing agreement), net of the related servicing fee except to the extent the servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made.

Subject to the foregoing, such advances will be made by the servicers until the liquidation of the related mortgage loan property. Failure by any servicer to remit any required advance by the date specified in the pooling and servicing agreement or the related servicing agreement will obligate the master servicer, in its capacity as successor servicer (or any other successor to the servicer, or EMC, if the defaulting servicer is Wells Fargo Bank) to advance such amounts to the extent provided in the pooling and servicing agreement. Any failure of the master servicer to make such advances, and any failure by EMC as a servicer to make a required advance would constitute an event of default as discussed under "Description of the Certificates--Events of Default" in this free writing prospectus. If the master servicer fails to make an advance as required by the pooling and servicing agreement, then EMC, if it is the successor master servicer, will be obligated to make such advance. In the event that the master servicer is removed following the occurrence of an event of default, and, EMC does not become successor master servicer, the trustee, as successor master servicer, will be obligated to make such advance.

         All monthly advances will be reimbursable to the party making such monthly advance from late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which the unreimbursed monthly advance was made. In addition, any monthly advances previously made in respect of any mortgage loan that are deemed by the applicable servicer, subservicer or master servicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation Proceeds may be reimbursed to such party out of any funds in the Distribution Account prior to the distributions on the Certificates.

Modifications

         The servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the pooling and servicing agreement or the related servicing agreement, as applicable.

         In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the related servicer not to be materially adverse to the best interests of the related securityholders, the related servicer may engage in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. In addition, if the loan is not in default or if default is not reasonably foreseeable, each servicer may modify the loan only to the extent set forth in the related servicing agreement or the pooling and servicing agreement, as applicable; provided that, such modification will not result in the imposition of taxes on any REMIC or otherwise adversely affect the REMIC status of the trust. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

Evidence as to Compliance

         The pooling and servicing agreement and each servicing agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the master servicer, the securities administrator and the depositor a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(d) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

         The pooling and servicing agreement and each servicing agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

         The pooling and servicing agreement and each servicing agreement will also provide for delivery to the master servicer, the depositor and the securities administrator on or before a specified date in March of each year a separate annual statement of compliance from each servicer to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the related servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify such failure and the nature and status thereof. One statement may be provided as a single form in order to make the required statements as to more than one servicing agreement.

         Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance, if not available on the securities administrator's website, may be obtained by certificateholders without charge upon written request to the master servicer at the address of the master servicer set forth above under "The Master Servicer and the Servicers--The Master Servicer". These items will be filed with the issuing entity's annual report on Form 10-K, to the extent required under Regulation AB.

Certain Matters Regarding the Parties to the Pooling and Servicing Agreement

         The pooling and servicing agreement will provide that the master servicer may not resign from its obligations and duties under the pooling and servicing agreement except (a) upon a determination that its duties thereunder are no longer permissible under applicable law or (b) upon compliance with the following requirements:

               o the master servicer has proposed a successor to the trustee and the trustee has consented thereto, such consent not to be withheld unreasonably;

               o the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and

               o the trustee has received written confirmation from each rating agency that the appointment of such successor will not cause that rating agency to reduce, qualify or withdraw its then-current ratings assigned to any class of offered certificates.

         No resignation by the master servicer will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

         In addition, the master servicer may be removed from its obligations and duties as set forth in the pooling and servicing agreement.

         The pooling and servicing agreement will further provide that none of the sponsor, the master servicer, the trustee, the securities administrator, the depositor, or any director, officer, employee, or agent of the master servicer, the trustee, the securities administrator, or the depositor will be under any liability to the trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that none of the sponsor, the master servicer, the trustee, the securities administrator or the depositor, or any such person will be protected against any breach of its representations and warranties in the pooling and servicing agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties pursuant to the pooling and servicing agreement or by reason of reckless disregard of obligations and duties pursuant to the pooling and servicing agreement. In addition, the pooling and servicing agreement will provide that the sponsor, the master servicer, the trustee, the securities administrator and the depositor and any director, officer, employee or agent of the sponsor, the master servicer, the trustee, the securities administrator and the depositor will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense related to a specific mortgage loan or mortgage loans (except any loss, liability or expense that shall be otherwise reimbursable pursuant to the pooling and servicing agreement), any act or omission of the master servicer that is otherwise indemnified and reimbursable by the master servicer under the pooling and servicing agreement and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of such person's duties under the pooling and servicing agreement or by reason of reckless disregard of such person's obligations and duties under the pooling and servicing agreement.

         In addition, the pooling and servicing agreement will provide that none of the sponsor, the master servicer, the trustee, the securities administrator nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. The sponsor, the master servicer, the trustee, the securities administrator or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund, and such master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to certificateholders.

         Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under the pooling and servicing agreement, provided that such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then-current ratings of any class of offered certificates.

                         DESCRIPTION OF THE CERTIFICATES

General

         The trust will issue the certificates pursuant to the pooling and servicing agreement. The certificates consist of the classes of certificates reflected on the cover of this free writing prospectus, which we refer to as the "offered certificates," together with the Class B-IO Certificates, the Class P Certificates and the Class R Certificates, which we are not offering by this free writing prospectus. We sometimes refer to the classes with the letter "A" in their class name as the "Class A Certificates" or as the "senior certificates". We sometimes refer to the classes with the letter "M" in their class name as "Class M Certificates" or the "subordinate certificates." We sometimes refer to the Class R Certificates as the "residual certificates."

         The initial owner of the Class B-IO, Class P and Class R Certificates is expected to be Bear, Stearns Securities Corp.

         The trust will issue the offered certificates in book-entry form as described below, in minimum dollar denominations of $25,000 and integral multiples of $1,000 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

Book-Entry Registration

         The offered certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC." Clearstream, Luxembourg is referred to as "Clearstream." The Euroclear System is referred to as "Euroclear." The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only "securityholder" with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

         An Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

         Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the paying agent through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

         Beneficial owners will not receive or be entitled to receive Definitive Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

         DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

         Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the "CSSF"). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         Distributions, to the extent received by the Relevant Depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         The paying agent will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

         Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the paying agent will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

         Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

         DTC has advised the paying agent and the certificate registrar that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the pooling and servicing agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

         Except with respect to the residual certificates, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the pooling and servicing agreement. Such events may include the following:

               o DTC or the depositor advises the trustee and the certificate registrar in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates, and that the depositor or the trustee is unable to locate a qualified successor, or

               o after the occurrence and continuation of an event of default, certificateholders representing more than 50% of the voting rights evidenced by each class of book entry certificates advise the trustee, certificate registrar and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such certificateholders.

         Upon the occurrence of any of the events specified in the pooling and servicing agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the securities and instruction for re-registration, the certificate registrar will issue the securities in the form of physical certificates, and thereafter the trustee and the certificate registrar will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the paying agent directly to securityholders in accordance with the procedures listed in this free writing prospectus and in the pooling and servicing agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the trust, the securities administrator, the certificate registrar, the paying agent or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

Distributions

         General. On each distribution date, the paying agent will make distributions on the certificates to the persons in whose names such certificates are registered at the related record date.

         The paying agent will make distributions on each distribution date, in accordance with timely disbursement information from the securities administrator, by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the pooling and servicing agreement. If no such instructions are given to the paying agent, then the paying agent will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the certificate registrar designated for such purposes. As of the closing date, the certificate registrar designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Operations, BSABS 2007-2 for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder's percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

         Interest Funds. On each distribution date, the paying agent will withdraw from the Distribution Account the Interest Funds for such distribution date and apply such amount as follows:

                    first, to each class of Class A Certificates, Current
               Interest and then any Interest Carry Forward Amount for each such class, pro rata, based on the amount of Current Interest and Interest Carry Forward Amount, as applicable, due to each such class;

                    second, from remaining Interest Funds, to the Class M-1
               Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates and the Class M-7 Certificates, sequentially, in that order, Current Interest for each such class;

                    third, any Excess Spread, to the extent necessary to meet a level of overcollateralization equal to the Specified Overcollateralization Amount, will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount; and

                    fourth, any remaining Excess Spread will be added to any
               Excess Overcollateralization Amount and will be included in Excess Cashflow with and applied as described under "Excess Cashflow Provisions," below.

         On any distribution date, any shortfalls on mortgage loans resulting from the application of the Relief Act or similar state laws, and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will be allocated, first, in reduction of amounts otherwise distributable to the Class B-IO Certificates and residual certificates, and thereafter, to the Current Interest payable to the certificates on such distribution date, on a pro rata basis, based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the certificates will not be entitled to reimbursement for any such interest shortfalls.

         Principal Distribution Amount. On each distribution date, the Principal Distribution Amount will be applied as follows:

               (A) For each distribution date (i) prior to the Stepdown Date or
         (ii) on which a Trigger Event is in effect:

                    first, to the Class A-1 Certificates, the Class A-2
               Certificates and the Class A-3 Certificates, sequentially, in that order, in each case until the certificate principal balance of each such class is reduced to zero;

                    second, to the Class M-1 Certificates, any remaining
               Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                    third, to the Class M-2 Certificates, any remaining
               Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                    fourth, to the Class M-3 Certificates, any remaining
               Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                    fifth, to the Class M-4 Certificates, any remaining
               Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                    sixth, to the Class M-5 Certificates, any remaining
               Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                    seventh, to the Class M-6 Certificates, any remaining
               Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero; and
                    eighth, to the Class M-7 Certificates, any remaining
               Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero.

         (B) For each distribution date on or after the Stepdown Date, so long as a Trigger Event is not in effect:

                    first, to the Class A-1 Certificates, the Class A-2
               Certificates and the Class A-3 Certificates, sequentially, in that order, the Class A Principal Distribution Amount, in each case until the certificate principal balance of each such class is reduced to zero;

                    second, to the Class M-1 Certificates, from any remaining
               Principal Distribution Amount, the Class M-1 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                    third, to the Class M-2 Certificates, from any remaining
               Principal Distribution Amount, the Class M-2 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                    fourth, to the Class M-3 Certificates, from any remaining
               Principal Distribution Amount, the Class M-3 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                    fifth, to the Class M-4 Certificates, from any remaining
               Principal Distribution Amount, the Class M-4 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                    sixth, to the Class M-5 Certificates, from any remaining
               Principal Distribution Amount, the Class M-5 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                    seventh, to the Class M-6 Certificates, from any remaining
               Principal Distribution Amount, the Class M-6 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero; and

                    eighth, to the Class M-7 Certificates, from any remaining
               Principal Distribution Amount, the Class M-7 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero.

         Excess Cashflow Provisions. On each distribution date, any Excess Cashflow will be applied as follows:

                    first, to each class of Class A Certificates, any unpaid
               Interest Carry Forward Amount for each such class of certificates and distribution date, pro rata, to the extent not paid pursuant to clause first under "Interest Funds" above and not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

                    second, from any remaining Excess Cashflow, to each class of
               Class A Certificates, pro rata, an amount equal to any Unpaid Applied Realized Loss Amount for each such class and distribution date;

                    third, from any remaining Excess Cashflow, to the Class M-l
               Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates and Class M-7 Certificates, sequentially, in that order, an amount equal to any Interest Carry Forward Amount for each such class and distribution date to the extent not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

                    fourth, from any remaining Excess Cashflow, to the Basis
               Risk Reserve Fund, and therefrom to each class of Class A Certificates, pro rata, any Basis Risk Shortfall Carry Forward Amount for each such class and distribution date to the extent not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

                    fifth, from any remaining Excess Cashflow, to the Basis Risk
               Reserve Fund, and therefrom to the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates and Class M-7 Certificates, sequentially, in that order, an amount equal to any Basis Risk Shortfall Carry Forward Amount for each such class and distribution date to the extent not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

                    sixth, from any remaining Excess Cashflow, first to each
               class of Class A Certificates, pro rata, and then to Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates and Class M-7 Certificates, sequentially, in that order, an amount equal to such certificates' allocable share of any Prepayment Interest Shortfalls and any shortfalls resulting from the application of the Relief Act, in each case, without interest accrued thereon;

                    seventh, from any remaining Excess Cashflow, to the Swap
               Administrator for payment to the Swap Provider, the amount of any Swap Termination Payment resulting from a Swap Provider Trigger Event not previously paid;

                    eighth, to the Class M-7 Certificates, the Early Principal
               Payment Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

                    ninth, from any remaining Excess Cashflow, to the Class B-IO
               Certificates, an amount specified in the pooling and servicing agreement; and

                    tenth, any remaining amounts to the residual certificates.

         On each distribution date, all amounts representing prepayment charges on mortgage loans serviced by EMC, which were received by the trust during the related Prepayment Period, will be withdrawn from the Distribution Account and shall not be available for distribution to the holders of the senior certificates or the subordinate certificates. Prepayment charges received by the trust with respect to the mortgage loans serviced by EMC will be distributed to the Class P Certificates, as set forth in the pooling and servicing agreement.

Glossary

         "Adjusted Rate Cap," with respect to each class certificates, each distribution date and the related Due Period, is the sum of (i) the scheduled Monthly Payments owed on the mortgage loans for such Due Period less the related servicing fees, the related master servicing fees and (ii) the Actual Monthly Payments received in excess of such scheduled Monthly Payments, expressed as a per annum rate calculated on the basis of the aggregate Stated Principal Balance of the related mortgage loans for such Due Period and further reflecting the accrual of interest on an actual/360 basis.

         "Aggregate Early Principal Payment Amount," with respect to any distribution date is the sum of all amounts of principal paid to the Class M-7 Certificates pursuant to clause eighth under "--Excess Cashflow Provisions" above on all prior distribution dates.

         "Applied Realized Loss Amount," with respect to any class of offered certificates and as to any distribution date, means the sum of the Realized Losses with respect to the mortgage loans which have been applied in reduction of the certificate principal balance of such class as provided under "--Allocation of Realized Losses" below.

         A "Basis Risk Shortfall Carry Forward Amount" is, as of any distribution date for a class of certificates, the sum of:

               o if on such distribution date the applicable pass-through rate for such class is based upon the interest rate cap, the excess of

                    (i) the amount of Current Interest that such class would have been entitled to receive on such distribution date had the applicable pass-through rate been calculated without regard to the interest rate cap; over

                    (ii) the sum of interest calculated at the interest rate cap for such distribution date

                    (such excess being the "Basis Risk Shortfall" for such distribution date); and

               o the Basis Risk Shortfall for all previous distribution dates not previously paid (including interest accrued thereon at the applicable pass-through rate for the accrual period with respect to each such prior distribution date).

         "Certificate Principal Balance" with respect to each class of offered certificates and any distribution date, is the original certificate principal balance of such class on the closing date, plus the amount of any Net Deferred Interest allocated thereto on such distribution date and on any previous distribution dates, reduced by the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) in the case of each class of certificates, any Applied Realized Loss Amounts allocated to such class on previous distribution dates, and increased by (iii) in the case of each class of certificates, any Subsequent Recoveries allocated to such class on previous distribution dates.

         "Class A Principal Distribution Amount," with respect to any applicable distribution date is an amount equal to the excess of

               o the aggregate certificate principal balance of the Class A Certificates immediately prior to that distribution date, over

               o    the lesser of

                    (a) approximately 35.50% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) and

                    (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-1 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

               o    the sum of

                    1. the aggregate certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date) and

                    2. the certificate principal balance of the Class M-1 Certificates immediately prior to that distribution date, over


               o    the lesser of

                    (a) approximately 54.00% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related iDue Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) and

                    (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-2 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

                    o    the sum of

                   1. the aggregate certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                   2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date) and

                   3. the certificate principal balance of the Class M-2 Certificates immediately prior to that distribution date, over

                    o   the lesser of

                    (a) approximately 59.00% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) and

                    (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-3 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

                    o   the sum of

                    1. the aggregate certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                    2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

                    3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date) and

                    4. the certificate principal balance of the Class M-3 Certificates immediately prior to that distribution date over

               o    the lesser of

                    (a) approximately 67.70% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) and

                    (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

               "Class M-4 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

               o    the sum of

                    1. the aggregate certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                    2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

                    3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date),

                    4. the certificate principal balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that distribution date) and

                    5. the certificate principal balance of the Class M-4 Certificates immediately prior to that distribution date, over

               o    the lesser of

                    (a) approximately 71.90% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) and

                    (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-5 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

               o    the sum of

                    1. the aggregate certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                    2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

                    3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date),

                    4. the certificate principal balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that distribution date),

                    5. the certificate principal balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount for that distribution date) and

                    6. the certificate principal balance of the Class M-5 Certificates immediately prior to that distribution date, over

               o    the lesser of

                  (a) approximately 76.10% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-6 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

               o    the sum of

                    1. the aggregate certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                    2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

                    3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date),

                    4. the certificate principal balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that distribution date),

                    5. the certificate principal balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount for that distribution date),

                    6. the certificate principal balance of the Class M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount for that distribution date) and

                    7. the certificate principal balance of the Class M-6 Certificates immediately prior to that distribution date, over

               o    the lesser of

                    (a) approximately 79.70% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) and

                    (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-7 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

               o    the sum of

                    1. the aggregate certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                    2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

                    3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date),

                    4. the certificate principal balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that distribution date)

                    5. the certificate principal balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount for that distribution date),

                    6. the certificate principal balance of the Class M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount for that distribution date),

                    7. the certificate principal balance of the Class M-6 Certificates (after taking into account distributions of the Class M-6 Principal Distribution Amount for that distribution date) and

                    8. the certificate principal balance of the Class M-7 Certificates immediately prior to that distribution date, over

               o    the lesser of

                    (a) approximately 87.30% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) and

                    (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

                    On each distribution date on and after which the aggregate certificate principal balance of the Class A and Class M Certificates, other than the Class M-7 Certificates, have been reduced to zero, the Class M-7 Principal Distribution Amount will equal 100% of the Principal Distribution Amount.

         "Current Interest," with respect to each class of certificates (other than the Class B-IO and Class R Certificates) and each distribution date is the interest accrued at the applicable pass-through rate (including for such purpose any application of the interest rate cap) for the related accrual period on the certificate principal balance of such class plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy reduced by any Prepayment Interest Shortfall to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act or similar state laws, in each case to the extent allocated to such class of offered certificates described under in "--Distributions--Interest Funds" in this free writing prospectus, and any Net Deferred Interest allocated to such class.

         "Deferred Interest" means the amount of accrued interest on the negative amortization mortgage loans, the payment of which is deferred and added to the principal balance of such mortgage loans due to the negative amortization feature thereof, as described in this free writing prospectus.

         "Due Period" with respect to any distribution date and mortgage loan is the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

         "Early Principal Payment Amount" with respect to any distribution date is equal to the lesser of (a) the Certificate Principal Balance of the Class M-7 Certificates on such distribution date, after taking into account distributions of principal and Extra Principal Distribution Amount made pursuant to "--Principal Distribution Amount" above, and (b) 100% of the remaining Excess Cashflow after the distributions set forth in clauses first through seventh under "--Excess Cashflow Provisions" above.

         "Excess Cashflow," with respect to any distribution date, is the sum of
(a) the Excess Overcollateralization Amount and (b) the Remaining Excess Spread, in each case for such distribution date.

         "Excess Overcollateralization Amount," with respect to any distribution date, is the lesser of (1) Principal Funds and (2) the excess, if any, of (a) the Overcollateralization Amount over (b) the Specified Overcollateralization Amount, in each case for such distribution date.

         "Excess Spread," with respect to any distribution date, is the excess, if any, of Interest Funds for such distribution date over the sum of (i) Current Interest on the certificates and (ii) Interest Carry Forward Amounts on the Class A Certificates on such distribution date.

         "Extra Principal Distribution Amount," with respect to any distribution date, is the lesser of (a) the excess, if any, of the Specified
Overcollateralization Amount for such distribution date over the Overcollateralization Amount for such distribution date and (b) the Excess Spread for such distribution date.

         "Insurance Proceeds" are all proceeds of any insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the related servicer's normal servicing procedures, other than proceeds that represent reimbursement of the related servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies and exclusive of Subsequent Recoveries.

         "Interest Carry Forward Amount," with respect to each class of certificates and any distribution date, is the sum of

               o    the excess of

                    (a) Current Interest for such class with respect to prior distribution dates, over

                    (b) the amount of interest actually distributed to such class on such prior distribution dates,

               and

               o interest on such excess (to the extent permitted by applicable law), at the applicable pass-through rate for the related interest accrual period, including the interest accrual period relating to such distribution date.

         "Interest Funds," with respect to any distribution date are equal to:

         (i)   the sum, without duplication, of the following amounts:

               o all interest received during the related Due Period, less the related servicing fee, the lender paid mortgage insurance fee, if any, and any amounts required to be reimbursed to the sponsor, the master servicer, the trustee, the supplemental interest trust trustee and the swap administrator as provided in the pooling and servicing agreement,

               o    all advances relating to interest,

               o    all Compensating Interest,

               o Liquidation Proceeds and Subsequent Recoveries, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the prior calendar month,

               o the interest portion of proceeds of the repurchase of any mortgage loans, and

               o the interest portion of the purchase price of the assets of the trust upon exercise by EMC Mortgage Corporation of its optional termination right,

               less

         (ii)  the sum, without duplication, of the following amounts:

               o amounts relating to interest used to reimburse the trustee, the securities administrator, the master servicer, the custodian, the swap administrator or any servicer for amounts due under the pooling and servicing agreement or the applicable servicing agreement that have not been retained by or paid to such party, and

               o any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Administrator for payment to the Swap Provider.

         "Liquidation Period," with respect to a distribution date, is the monthly or other related period preceding such distribution date described in the related servicing agreement pursuant to which any Liquidation Proceeds are collected and remitted on the related servicer remittance date.

         "Liquidation Proceeds," are amounts, other than Insurance Proceeds and Subsequent Recoveries, received in connection with the partial or complete liquidation of a mortgage loan, whether through trustee's sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a mortgaged property, and any other proceeds received with respect to any mortgaged properties acquired by the related servicer by foreclosure or deed in lieu of foreclosure in connection with defaulted mortgage loans, less the sum of related unreimbursed advances, servicing fees, servicing advances and all expenses of liquidation, including property protection expenses and foreclosure and sale costs, including court and reasonable attorney's fees.

         "Net Deferred Interest," with respect to the mortgage loans, on any distribution date, means the amount of Deferred Interest on the related mortgage loans during the related Due Period net of Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments, in that order, included in the available funds for such distribution date and available to be distributed on the related certificates on that distribution date.

         With respect to any class of offered certificates as of any distribution date, means an amount equal to the product of (1) the excess, if any, of (a) the pass-through rate for such class of certificates, over (b) the Adjusted Rate Cap for such class of certificates for such distribution date, (2) the Certificate Principal Balance of such class of certificates immediately prior to such distribution date, and (3) the actual number of days in such Interest Accrual Period divided by 360.

         "Overcollateralization Amount," with respect to any distribution date, is the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) over (b) the aggregate certificate principal balance of the certificates on such distribution date (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such certificates).

         "Overcollateralization Floor" with respect to any distribution date, an amount equal to 0.50% of the aggregate principal balance of the mortgage loans as of the cut-off date.

         "Prepayment Period" with respect to any distribution date, the period that is provided in the related servicing agreement with respect to the mortgage loans.

         "Principal Distribution Amount," with respect to any distribution date, is equal to

               o    the Principal Funds for such distribution date, plus

               o any Extra Principal Distribution Amount for such distribution date, less

               o any Excess Overcollateralization Amount for such distribution date.

         "Principal Funds," with respect to any distribution date, are equal to:

         (i)   the sum, without duplication, of the following amounts:

               o the scheduled principal collected during the related Due Period or advanced on or before the master servicer advance date,

               o prepayments, exclusive of any prepayment charges, collected in the related prepayment period,

               o the Stated Principal Balance of each mortgage loan that was repurchased by the sponsor or a servicer,

               o the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans delivered by a servicer in connection with a substitution of a mortgage loan,

               o all Liquidation Proceeds and Subsequent Recoveries collected during the related Liquidation Period, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Liquidation Period, and

               o the principal portion of the purchase price of the assets of the trust upon the exercise by EMC Mortgage Corporation of its optional termination rights,

               less

         (ii)  the sum, without duplication, of the following amounts:

               o amounts relating to principal or not allocable to either principal or interest used to reimburse the trustee, the supplemental interest trust trustee, the securities administrator, the sponsor, the master servicer, the custodian, the swap administrator or any servicer for amounts due under the pooling and servicing agreement or the applicable servicing agreement that have not been retained by or paid to such party,

               o the amounts of any payment of principal received on the mortgage loans during the related due period or prepayment period applied to any shortfalls of interest during the related due period in connection with any negative amortization loans, and

               o any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Administrator for payment of the Swap Provider, to the extent not paid from Interest Funds for the related distribution date and to the extent remaining unpaid from any previous distribution date.

         "Realized Loss" is the excess of the Stated Principal Balance of a defaulted mortgage loan over the net Liquidation Proceeds with respect thereto that are allocated to principal.

         "Realized Loss Period" with respect to a distribution date, the monthly or other related period preceding such distribution date described in the related servicing agreement pursuant to which any Realized Losses are determined with respect to such distribution date.

         "Relief Act" means the Servicemembers Civil Relief Act.

         "Remaining Excess Spread" with respect to any distribution date, is the Excess Spread less any Extra Principal Distribution Amount, in each case for such distribution date.

         "Specified Overcollateralization Amount" for each distribution date:

               (i) prior to the Stepdown Date, is the sum of (a) approximately 6.35% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, and (b) the Aggregate Early Principal Payment Amount for such distribution date;

               (ii) on or after the Stepdown Date, provided a Trigger Event is not in effect, the lesser of (a) the amount described in clause (i) above, and (b) the greater of (x) the excess of (1) approximately 20.30% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period), over (2) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such distribution date, and (y) the Overcollateralization Floor; or

               (iii) on and after the Stepdown Date, and if a Trigger Event is in effect, the Specified Overcollateralization Amount for the immediately preceding distribution date (after taking into account any distributions of principal made with respect to the Class M-7 Certificates pursuant to clause eighth under "--Excess Cashflow Provisions" above).

         "Stated Principal Balance" of any mortgage loan means, with respect to any distribution date, is the cut-off date principal balance thereof, plus the amounts of any Net Deferred Interest allocated to such mortgage loan, minus the sum of:

               o the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan during each Due Period ending prior to such distribution date (and irrespective of any delinquency in their payment);

               o all prepayments of principal with respect to such mortgage loan received prior to or during the related Prepayment Period, and all liquidation proceeds to the extent applied by the related servicer as recoveries of principal in accordance with the pooling and servicing agreement that were received by the related servicer prior to or during the related Liquidation Period, and o any Realized Loss thereon incurred during the related Realized Loss Period.

         The Stated Principal Balance of any liquidated mortgage loan is zero.

         "Stepdown Date" means the later to occur of

               o    the distribution date occurring in May 2010 and

               o the first distribution date for which the aggregate certificate principal balance of the subordinate certificates plus the Overcollateralization Amount for such distribution date divided by the sum of the Stated Principal Balances of the mortgage loans as of the end of the related Due Period (after reduction for Realized Losses incurred during the related Realized Loss Period and prepayments received during the related Prepayment Period) is greater than or equal to approximately 64.50%.

         A "Trigger Event," with respect to any distribution date on or after the Stepdown Date, exists if either:

        (A)   (i)   the three-month rolling average of the sum of the Stated
                    Principal Balances of the mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties as a percentage of the Stated Principal
                    Balances of all of the mortgage loans as of the last day of the related Due Period, equals or exceeds

               (ii) approximately 18.00% of the aggregate certificate principal balance of the subordinate certificates plus any Overcollateralization Amount (in each case after taking into account distribution of the related Principal Distribution Amount on such distribution date) as a percentage of the sum of the Stated Principal Balances of the mortgage loans as of the last day of the related Due Period (after reduction for prepayments received during the related Prepayment Period), or

         (B) as of the last day of the related Realized Loss Period, the aggregate amount of Realized Losses (reduced by the amount of Subsequent Recoveries) since the closing date, as a percentage of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, exceed for distribution dates occurring in:

            DISTRIBUTION DATE                                  LOSS PERCENTAGE
            -----------------                                  ---------------
            May 2010 through April 2011                             5.50%
            May 2011 through April 2012                             8.65%
            May 2012 through April 2013                            11.20%
            May 2013 and each month thereafter                     12.60%

         "Unpaid Applied Realized Loss Amount," with respect to any class of offered certificates and as to any distribution date, is the excess of:

               o the Applied Realized Loss Amount with respect to such class over

               o the sum of all distributions in reduction of the Applied Realized Loss Amounts and any Subsequent Recoveries allocated to such class on all previous distribution dates.

Any amounts distributed to a class of certificates in respect of any Unpaid Applied Realized Loss Amount will not be applied to reduce the certificate principal balance of such class.

TABLE OF FEES

         The following table indicates the fees to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the offered certificates are outstanding.

         All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.


       Item                              Fee                                  Paid From

Master Servicing Fee(1)        0.0225% per annum                   Mortgage Loan Collections
Servicing Fee(1)               0.250% - 0.500% per annum           Mortgage Loan Collections


(1) The master servicing fee and servicing fee are paid on a first priority basis from collections on the mortgage loans, prior to distributions to certificateholders.

         The fee of the trustee will be payable by the master servicer pursuant to a side letter agreement signed by and between the trustee and the master servicer.

ALLOCATION OF REALIZED LOSSES

         On any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is less than the aggregate certificate principal balance of the certificates, the certificate principal balances of one or more classes of the subordinate certificates will be written down, up to the amount of such deficiency, in inverse order of priority, commencing with the Class M-7 Certificates until the certificate principal balance of each such class has been reduced to zero. Any such reduction is an Applied Realized Loss Amount. After the certificate principal balances of all of the subordinate certificates have been reduced to zero, the principal portion of realized losses on a mortgage loan occurring during the related Realized Loss Period will be allocated to each class of Class A Certificates, pro rata, until the certificate principal balance of each such class has been reduced to zero.

         No reduction of the certificate principal balance of any class shall be made on any distribution date on account of Realized Losses to the extent that such a reduction would have the effect of reducing the aggregate certificate principal balance of all of the classes of certificates as of that distribution date to an amount less than the aggregate principal balance of all mortgage loans as of the related due date.

         All allocations of Realized Losses will be accomplished on a distribution date by reducing the certificate principal balance of the applicable classes of certificates by their appropriate shares of any such losses occurring during the related Realized Loss Period and, accordingly, will be taken into account in determining the distributions of principal and interest on the applicable certificates commencing on the following distribution date.

         If a servicer or the master servicer recovers any amount (including the release of surplus funds held to cover expenses) (net of reimbursable expenses) in respect of a liquidated mortgage loan after a realized loss has been allocated with respect thereto to one or more classes of certificates, such recovery, which we refer to in this free writing prospectus as a "Subsequent Recovery," will be distributed in accordance with the priorities described under " -Distributions" above. Additionally, the certificate principal balance of each class of certificates that has been reduced by the allocation of a realized loss will be increased, in order of seniority, by the amount of such Subsequent Recovery, but not in excess of the Unpaid Applied Realized Loss Amount for such class immediately prior to such distribution date. Holders of such certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for an interest accrual period preceding the distribution date on which such increase occurs.

EXCESS SPREAD AND OVERCOLLATERALIZATION PROVISIONS

         Excess Spread and certain available Net Swap Payments will be required to be applied on each distribution date as an Extra Principal Distribution Amount with respect to the offered certificates whenever the Overcollateralization Amount is less than the Specified Overcollateralization Amount.

         If, on any distribution date, the Excess Overcollateralization Amount is, or after taking into account all other distributions to be made on such distribution date, would be, greater than zero (i.e., the Overcollateralization Amount is or would be greater than the Specified Overcollateralization Amount), then such Excess Overcollateralization Amount together with any remaining Excess Spread on such distribution date will constitute Excess Cashflow for such distribution date and will be distributed as provided under "--Distributions--Excess Cashflow Provisions" above.

PASS-THROUGH RATES

         The pass-through rate per annum for each class of certificates will be equal to the London interbank offered rate for one month United States dollar deposits, which we refer to as "One-Month LIBOR," calculated as described below under "--Calculation of One-Month LIBOR," plus the applicable per annum margin for such class set forth below, subject to the interest rate cap.

         The "interest rate cap" is equal to the excess of (A) the weighted average of the net mortgage rates of the mortgage loans, over (B) the sum of (1) the Net Swap Payment payable to the Swap Provider and (2) any Swap Termination Payment not due to a Swap Provider Trigger Event payable to the Swap Provider, in each case on such distribution date, divided by the outstanding Stated Principal Balance of the mortgage loans as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of the mortgage loans on such due date, multiplied by 12. The interest rate cap will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

         For purposes of calculating the interest rate cap, the "net mortgage rate" of a mortgage loan is equal to the applicable interest rate borne by the mortgage loan less the master servicing fee and the related servicing fee.

         The per annum margin for each class of offered certificates is as follows:

               o for the Class A-1 Certificates, (a) for any distribution date on or prior to the optional termination date, [_____]% and (b) for any distribution date after the optional termination date, [_____]%,

               o for the Class A-2 Certificates, (a) for any distribution date on or prior to the optional termination date, [_____]% and (b) for any distribution date after the optional termination date, [_____]%,

               o for the Class A-3 Certificates, (a) for any distribution date on or prior to the optional termination date, [_____]% and (b) for any distribution date after the optional termination date, [_____]%,

               o for the Class M-1 Certificates, (a) for any distribution date on or prior to the optional termination date, [_____]% and (b) for any distribution date after the optional termination date, [_____]%,

               o for the Class M-2 Certificates, (a) for any distribution date on or prior to the optional termination date, [_____]% and (b) for any distribution date after the optional termination date, [_____]%,

               o for the Class M-3 Certificates, (a) for any distribution date on or prior to the optional termination date, [_____]% and (b) for any distribution date after the optional termination date, [_____]%,

               o for the Class M-4 Certificates, (a) for any distribution date on or prior to the optional termination date, [_____]% and (b) for any distribution date after the optional termination date, [_____]%,

               o for the Class M-5 Certificates, (a) for any distribution date on or prior to the optional termination date, [_____]% and (b) for any distribution date after the optional termination date, [_____]%,

               o for the Class M-6 Certificates, (a) for any distribution date on or prior to the optional termination date, [_____]% and (b) for any distribution date after the optional termination date, [_____]%, and

               o for the Class M-7 Certificates, (a) for any distribution date on or prior to the optional termination date, [_____]% and (b) for any distribution date after the optional termination date, [_____]%.

         If on any distribution date the pass-through rate for any class of certificates is based on the interest rate cap for such class, the related certificateholders will be entitled to receive Basis Risk Shortfall Carry Forward Amounts as described under "--Distributions" above.

         Basis Risk Shortfall Carry Forward Amounts for any class will be treated as paid to such class of certificates from and to the extent of funds on deposit in a reserve fund (the "Basis Risk Reserve Fund") to be held by the paying agent on behalf of such certificateholders as a source for such Basis Risk Shortfall payments or from and to the extent of funds on deposit in the Swap Account, as the case may be. The source of funds on deposit in the Basis Risk Reserve Fund will be limited to an initial deposit of $5,000 to be made on or about the closing date and amounts payable to such account for distribution in respect of Basis Risk Shortfall payments as described under "--Distributions" above.

CALCULATION OF ONE-MONTH LIBOR

         For each accrual period, on the second LIBOR business day preceding the commencement of such accrual period for the offered certificates, which date we refer to as an interest determination date, the securities administrator will determine One-Month LIBOR for such accrual period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the securities administrator, One-Month LIBOR for such accrual period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding accrual period.

         The Reference Bank Rate with respect to any accrual period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate certificate principal balance of all classes of offered certificates for such accrual period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the securities administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the certificate principal balance of all classes of offered certificates for such accrual period. As used in this section, "LIBOR business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "Reference Banks" means leading banks selected by the securities administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

               o     with an established place of business in London,

               o which have been designated as such by the securities administrator and

               o which are not controlling, controlled by, or under common control with, the depositor, the sponsor or the master servicer.

         The establishment of One-Month LIBOR on each interest determination date by the securities administrator and the securities administrator's calculation of the rate of interest applicable to the classes of offered certificates for the related accrual period shall, in the absence of manifest error, be final and binding.

THE SWAP ADMINISTRATOR

         Wells Fargo Bank, N.A., not in its individual capacity, but solely in its capacity as swap administrator for the benefit of the trust and certificateholders, will be the Swap Administrator under the Swap Administration Agreement. The Swap Administrator will only be obligated to make payments to the trust under the Swap Administration Agreement to the extent that it receives the related funds from the Swap Provider, and will only be obligated to make payments to the Swap Provider under the Interest Rate Swap Agreement and Swap Administration Agreement to the extent that it receives the related funds from the trust. The Swap Administrator will be entitled to reimbursement or indemnification by the trust for any loss, liability or expense arising out of or in connection with the Swap Administration Agreement as set forth in the pooling and servicing agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct. Any resignation or removal of Wells Fargo Bank, N.A. as master servicer and securities administrator will also result in the resignation or removal, as applicable, of Wells Fargo Bank, N.A. as the Swap Administrator.

THE INTEREST RATE SWAP AGREEMENT

         Citibank, N.A., as the supplemental interest trust trustee (the "Supplemental Interest Trust Trustee") will enter into an interest rate swap agreement (the "Interest Rate Swap Agreement") with Bear Stearns Financial Products Inc. (the "Swap Provider") for the benefit of the holders of the offered certificates. The Interest Rate Swap Agreement will be held in the supplemental interest trust (the "Supplemental Interest Trust"). The Supplemental Interest Trust Trustee will appoint the Swap Administrator (defined below) pursuant to the Swap Administration Agreement (defined below) to receive and distribute funds with regards to the Interest Rate Swap Agreement on behalf of the Supplemental Interest Trust. On or before each distribution date through and including the distribution date in April 2011, subject to early termination as described below, the Swap Administrator, pursuant to the Swap Administration Agreement, will deposit into an account held in the Supplemental Interest Trust (the "Swap Account") certain amounts, if any, received from the Swap Provider. The Swap Administrator will withdraw from the Swap Account and distribute to holders of the offered certificates certain amounts in respect of Interest Carry Forward Amounts, Basis Risk Shortfall Carry Forward Amounts and amounts necessary to maintain or restore the Specified Overcollateralization Amount, in each case to the extent not covered by the Excess Cashflow, as described in this free writing prospectus and under "The Swap Administration Agreement" in this free writing prospectus. For the avoidance of doubt, the Supplemental Interest Trust, the Interest Rate Swap Agreement, the Swap Administration Agreement and the Swap Account will not be assets of any REMIC.

         Under the Interest Rate Swap Agreement, on or before each distribution date through and including the distribution date in April 2011, the Swap Administrator, on behalf of the Supplemental Interest Trust, will be obligated to pay to the Swap Provider a fixed amount for that distribution date, or the "Fixed Swap Payment", equal to the product of (x) a fixed rate equal to 5.116% per annum, (y) the notional amount for that distribution date as set forth below, and (z) a fraction, the numerator of which is 30 (or, in the case of the first distribution date, the number of days from and including the effective date (as defined in the Interest Rate Swap Agreement) to but excluding such distribution date, determined on a 30/360 basis) and the denominator of which is
360. On or before each such distribution date the Swap Provider will be obligated to pay to the Swap Administrator, on behalf of the Supplemental Interest Trust, a floating amount, or the "Floating Swap Payment", equal to the product of (x) One-Month LIBOR as determined pursuant to the Interest Rate Swap Agreement, for the related calculation period (as defined in the Interest Rate Swap Agreement) (y) the notional amount for that distribution date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. A net payment, referred to as a "Net Swap Payment", will be required to be made on or before each applicable distribution date (a) by the Swap Administrator, on behalf of the Supplemental Interest Trust, to the Swap Provider, to the extent that the Fixed Swap Payment for such distribution date exceeds the Floating Swap Payment for such distribution date, or (b) by the Swap Provider to the Swap Administrator, on behalf of the Supplemental Interest Trust, to the extent that the Floating Swap Payment exceeds the Fixed Swap Payment for such distribution date. For each distribution date in respect of which a Net Swap Payment is required to be made to the Swap Provider, the issuing entity will be required to make a payment to the Swap Account in the amount of such Net Swap Payment, prior to distributions to the certificateholders. The Swap Administrator, on behalf of the Supplemental Interest Trust, will only be required to make a Net Swap Payment to the Swap Provider to the extent of funds paid by the trust to the Swap Account.

         The notional amount with respect to the Interest Rate Swap Agreement and each applicable distribution date will be the related notional amount set forth in the table below, calculated based upon an assumed prepayment rate with respect to the mortgage loans (assuming no defaults or delinquencies). The Interest Rate Swap Agreement will commence on the closing date and terminate in accordance with its terms immediately following the distribution date in April 2011, unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event, each as defined below.


                                                                  NOTIONAL AMOUNT OF
        MONTH OF DISTRIBUTION DATE                         INTEREST RATE SWAP AGREEMENT ($)
----------------------------------------------        ------------------------------------------
  May 2007                                                        287,172,539.48
  June 2007                                                       275,756,831.78
  July 2007                                                       264,578,300.72
  August 2007                                                     251,593,790.21
  September 2007                                                  239,721,081.35
  October 2007                                                    227,116,330.19
  November 2007                                                   215,053,782.54
  December 2007                                                   206,112,607.91
  January 2008                                                    199,078,888.68
  February 2008                                                   191,133,036.05
  March 2008                                                      182,265,244.63
  April 2008                                                      173,137,682.43
  May 2008                                                        163,118,710.59
  June 2008                                                       153,068,752.41
  July 2008                                                       138,335,553.00
  August 2008                                                     127,582,121.16
  September 2008                                                  114,335,833.83
  October 2008                                                    100,362,892.69
  November 2008                                                    91,517,557.64
  December 2008                                                    78,848,905.30
  January 2009                                                     65,781,303.95
  February 2009                                                    56,803,868.22
  March 2009                                                       39,059,644.47
  April 2009                                                       36,902,492.63
  May 2009                                                         35,196,175.11
  June 2009                                                        33,592,764.06
  July 2009                                                        32,331,593.98
  August 2009                                                      31,132,065.47



                                     S-104

                                                                  NOTIONAL AMOUNT OF
        MONTH OF DISTRIBUTION DATE                         INTEREST RATE SWAP AGREEMENT ($)
----------------------------------------------        ------------------------------------------
  September 2009                                                   29,880,541.57
  October 2009                                                     28,419,873.08
  November 2009                                                    27,367,519.90
  December 2009                                                    25,927,711.01
  January 2010                                                     25,092,345.19
  February 2010                                                    23,490,450.13
  March 2010                                                       21,612,337.85
  April 2010                                                       20,699,763.57
  May 2010                                                         20,077,821.46
  June 2010                                                        19,474,452.77
  July 2010                                                        18,834,645.55
  August 2010                                                      18,268,449.09
  September 2010                                                   17,719,167.72
  October 2010                                                     17,186,298.45
  November 2010                                                    16,669,353.19
  December 2010                                                    16,167,858.32
  January 2011                                                     15,681,354.26
  February 2011                                                    15,172,520.87
  March 2011                                                       14,697,074.19
  April 2011                                                       14,227,652.87



         The respective obligations of the Swap Provider and the Swap Administrator, on behalf of the Supplemental Interest Trust, to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default (as defined below), or event that with the giving of notice or lapse of time or both would become a Swap Default, shall have occurred and be continuing on the related distribution date with respect to the other party and (2) no "early termination date" (as defined in the Interest Rate Swap Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

         "Events of Default" under the Interest Rate Swap Agreement (each a "Swap Default") include the following:

         o failure to make a payment due under the Interest Rate Swap Agreement, after notice of such failure is received and expiration of a specified grace period,

         o failure by the Swap Provider to comply with or perform certain agreements or obligations required under the Interest Rate Swap Agreement after notice of such failure is received and expiration of a specified grace period,

         o failure by the Swap Provider to comply with or perform the specified rating trigger collateral posting requirements of the Interest Rate Swap Agreement if a specified rating trigger downgrade has occurred for a period specified in the Interest Rate Swap Agreement and after notice of such failure is received and expiration of a specified grace period,

         o certain representations by the Swap Provider or its credit support provider prove to have been incorrect or misleading in any material respect,

         o repudiation or certain defaults by the Swap Provider or its credit support provider in respect of any derivative or similar transactions entered into between the Supplemental Interest Trust Trustee and the Swap Provider and specified for this purpose in the Interest Rate Swap Agreement,

         o cross-default by the Swap Provider or its credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the Interest Rate Swap Agreement,

         o     certain insolvency or bankruptcy events, and

         o a merger by a party to the Interest Rate Swap Agreement without an assumption of such party's obligations under the Interest Rate Swap Agreement,

each as further described in the Interest Rate Swap Agreement.

         Termination events under the Interest Rate Swap Agreement (each a "Termination Event") consist of the following:

         o illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

         o tax event (which generally relates to the application of certain withholding taxes to amounts payable under the Interest Rate Swap Agreement, as a result of a change in tax law or, in certain circumstances solely with respect to the trust, certain similar events), and

         o tax event upon merger (which generally relates to the application of certain withholding taxes to amounts payable under the Interest Rate Swap Agreement as a result of a merger or similar transaction), each as further described in the Interest Rate Swap Agreement.

         Additional termination events under the Interest Rate Swap Agreement (each an "Additional Termination Event"), include the following:

         o failure of the Swap Provider to maintain certain credit ratings or otherwise comply with the downgrade provisions of the Interest Rate Swap Agreement (including certain collateral posting requirements), in each case in certain circumstances as specified in the Interest Rate Swap Agreement,

         o failure of the Swap Provider to comply with the Regulation AB provisions of the Interest Rate Swap Agreement (including, if applicable, the provisions of any additional agreement incorporated by reference into the Interest Rate Swap Agreement),

         o occurrence of an optional termination of the securitization pursuant to the terms of the pooling and servicing agreement, and

         o amendment of the pooling and servicing agreement in a manner contrary to the requirements of the Interest Rate Swap Agreement,

each  as further described in the Interest Rate Swap Agreement.

         If the Swap Provider's credit ratings are withdrawn or reduced below certain ratings thresholds specified in the Interest Rate Swap Agreement, the Swap Provider may be required, at its own expense and in accordance with the requirements of the Interest Rate Swap Agreement, to do one or more of the following: (1) obtain a substitute swap provider, or (2) establish any other arrangement as may be specified for such purpose in the Interest Rate Swap Agreement.

         Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an early termination date (an "Early Termination Date"). With respect to Termination Events and Additional Termination Events, an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the related Termination Event or Additional Termination Event, all as set forth in the Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a "Swap Early Termination."

         Upon any Swap Early Termination, the Swap Administrator, on behalf of the Supplemental Interest Trust, or the Swap Provider may be liable to make a swap termination payment (the "Swap Termination Payment") to the other party (regardless of which party has caused the termination). The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement on the date of such Swap Early Termination, computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Swap Administrator is required to make a Swap Termination Payment to the Swap Provider, the trust will be required to make a payment to the Swap Administrator in the same amount, which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to certificateholders, other than in the case of a Swap Termination Payment triggered upon a Swap Provider Trigger Event (as defined below). The trust's obligation to pay amounts in respect of any Swap Termination Payment due to a Swap Provider Trigger Event will be subordinated to distributions to the certificateholders.

         Upon a Swap Early Termination in connection with the optional termination of the trust, if the Swap Administrator is required to make a Swap Termination Payment to the Swap Provider, the party exercising such optional termination of the trust will be required to include in its payment an amount equal to such Swap Termination Payment, as described in this free writing prospectus. If the Swap Administrator receives a Swap Termination Payment from the Swap Provider in connection with such Swap Early Termination, such Swap Termination Payment will be distributed in accordance with the terms of the Swap Administration Agreement.

         A "Swap Provider Trigger Event" shall mean: (i) the occurrence of an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) the occurrence of a Termination Event or an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement), or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

THE SWAP ADMINISTRATION AGREEMENT

         Wells Fargo Bank, N.A. will act as swap administrator (in such capacity, the "Swap Administrator") under a swap administration agreement (the "Swap Administration Agreement"). The Swap Administrator will only be obligated to make payments to holders of the offered certificates to the extent that it receives funds from the swap provider. The Swap Administrator will only be obligated to make payments to the swap provider to the extent that it receives funds from the trust. The Swap Administrator will be entitled to reimbursement or indemnification by the trust for any loss, liability or expense arising out of or in connection with the Swap Administration Agreement as set forth in the pooling and servicing agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct. Any resignation or removal of Wells Fargo Bank, N.A. as securities administrator will also result in the resignation or removal, as applicable, of Wells Fargo Bank, N.A. as the Swap Administrator.

         Amounts payable by the trust to the Swap Administrator in respect of Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Swap Provider Trigger Event) will be deducted from Interest Funds before distributions to the certificateholders. On or before each distribution date, such amounts will be distributed by the trust to the Swap Administrator, and paid by the Swap Administrator to the Swap Provider pursuant to the Swap Administration Agreement, first to make any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such distribution date, and second to make any Swap Termination Payment (other than as a result of a Swap Provider Trigger Event) owed to the Swap Provider pursuant to the Interest Rate Swap Agreement. Payments by the trust to the Swap Administrator in respect of any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement will be subordinated to distributions to the certificateholders and will be paid by the trust to the Swap Administrator as set forth in the pooling and servicing agreement.

         On or before each applicable distribution date, Net Swap Payments payable by the Swap Provider to the Swap Administrator will be deposited by the Swap Administrator into the Swap Account for the benefit of the certificateholders. On each such distribution date, to the extent required, the Swap Administrator will withdraw the following amounts from the Swap Account to remit to the paying agent for distribution to the certificates in the following order of priority:

         first, to each class of Class A Certificates, pro rata, to pay Current Interest and any Interest Carry Forward Amount on each such class to the extent of the allocation thereto of the interest portion of a Realized Loss with respect to the mortgage loans, in each case to the extent not fully paid as described under "Description of the Certificates--Distributions--Interest Funds" above;

         second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, to pay Current Interest on such certificates, in each case to the extent not fully paid as described under "Description of the Certificates--Distributions on the Certificates--Interest Funds" above, and any Interest Carry Forward Amount on such certificates to the extent of the allocation thereto of the interest portion of a Realized Loss with respect to the related mortgage loans;

         third, to pay, first to each class of Class A Certificates, pro rata, and second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, any Basis Risk Shortfall Carry Forward Amounts on such certificates for such distribution date; and

         fourth, to pay as principal to the Class A Certificates and Class M Certificates to be applied as part of the Extra Principal Distribution Amount to the extent that the Overcollateralization Amount is reduced below the Specified Overcollateralization Amount as a result of related Realized Losses, distributed in the same manner and priority as the Principal Distribution Amount as described under "Description of the Certificates--Distributions--Principal Distribution Amount" above.

         Any amounts remaining in the Swap Account after the distributions described in clauses first through fourth above will be distributed by the Swap Administrator as set forth in the Swap Administration Agreement.

         Amounts payable by the trust to the Swap Administrator in respect of Net Swap Payments payable to the Swap Provider and Swap Termination Payments other than Swap Termination Payments resulting from a Swap Provider Trigger Event payable to the Swap Provider will be deducted from available funds before distributions to the holders of the offered certificates. On or before each applicable distribution date, such amounts will be distributed by the trust to the Swap Administrator, and paid by the Swap Administrator to the Swap Provider in the following order of priority:

         first, to make any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such distribution date, and second, to make any Swap Termination Payment not due to a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement (other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Swap Administrator).

         Payments by the trust to the Swap Administrator in respect of any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement will be subordinated to distributions to the holders of the offered certificates and will be paid by the trust to the Swap Administrator as set forth in the pooling and servicing agreement.

THE SWAP PROVIDER

         Bear Stearns Financial Products Inc. or BSFP, will be the swap provider. BSFP, a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. BSFP engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. As of the date of this free writing prospectus, BSFP has a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's Investors Service. BSFP will provide upon request, without charge, to each person to whom this free writing prospectus is delivered, a copy of (i) the ratings analysis from each of Standard & Poor's and Moody's Investors Service evidencing those respective ratings or (ii) the most recent audited annual financial statements of BSFP. Request for information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, 36th Floor, New York, New York 10179. BSFP is an affiliate of Bear, Stearns & Co. Inc.

         The information contained in the preceding paragraph has been provided by the Swap Provider for use in this free writing prospectus. The Swap Provider has not been involved in the preparation of, and does not accept responsibility for, this free writing prospectus as a whole or the accompanying prospectus, other than the information contained in the immediately preceding paragraph.

         The depositor has determined that the aggregate significance percentage, as calculated in accordance with Regulation AB under the Securities Act of 1933, of the interest rate swap agreement is less than 10%.

REPORTS TO CERTIFICATEHOLDERS

         On each distribution date, the securities administrator will make available to each certificateholder, the master servicer, each servicer, the swap provider, the trustee and the depositor a statement generally setting forth, among other information:

               1. the applicable accrual periods for calculating distributions and general distribution dates;

               2. total cash flows received and the general sources thereof;

               3. the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

               4. the amount of the distribution to holders of the offered certificates (by class) allocable to principal, separately identifying
         (A) the aggregate amount of any principal prepayments included therein,
         (B) the aggregate of all scheduled payments of principal included therein and (C) any Extra Principal Distribution Amount included therein;

               5. the amount of such distribution to holders of the offered certificates allocable to interest and the portion thereof, if any, provided by the Interest Rate Swap Agreement;

               6. the Interest Carry Forward Amounts and any Basis Risk Shortfall Carry Forward Amounts for the offered certificates (if any);

               7. the Certificate Principal Balance of the offered certificates before and after giving effect to the distribution of principal and allocation of Applied Realized Loss Amounts on such distribution date;

               8. the number and Stated Principal Balance of all the mortgage loans for the following distribution date;

               9. the Pass-Through Rate for each class of offered certificates for such distribution date;

               10. the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances);

               11. the number and aggregate Stated Principal Balance of any mortgage loans that were (a) delinquent (exclusive of mortgage loans in foreclosure and any mortgage loans liquidated during the preceding calendar month) under the method of calculation specified in the pooling and servicing agreement, (1) one scheduled payment, (2) two scheduled payments, and (3) three or more scheduled payments, and (b) for which foreclosure proceedings have been commenced; in each case, as of the end of preceding calendar month;

               12. the amount of, if any, of excess cashflow or excess spread and the application of such excess cashflow;

               13. with respect to any mortgage loan that was liquidated during the preceding calendar month, the loan number and Stated Principal Balance of, and Realized Loss on, such mortgage loan as of the end of the preceding calendar month;

               14. whether a Stepdown Date has occurred and whether a Trigger Event is in effect;

               15. the total number and principal balance of any real estate owned, or REO, properties as of the end of the preceding calendar month;

               16. the cumulative Realized Losses through the end of the related Realized Loss Period;

               17. the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the Stated Principal Balances of all of the mortgage loans;

               18. the amount of any Net Swap Payment payable to the trust, any Net Swap Payment payable to the Swap Provider, any Swap Termination Payment payable to the trust and any Swap Termination Payment payable to the Swap Provider; and

               19. unless otherwise previously reported on Form 10-D, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time.

         The securities administrator will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders via the securities administrator's internet website. The securities administrator's internet website shall initially be located at "www.ctslink.com." Assistance in using the securities administrator's website service can be obtained by calling the securities administrator's customer service desk at (866) 846-4526.

         Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the securities administrator's customer service desk and indicating such. The securities administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

         The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the securities administrator (if filed by it) as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

AMENDMENT

         The pooling and servicing agreement may be amended by the depositor, the master servicer, EMC, as sponsor, the securities administrator and the trustee, without the consent of certificateholders,

               o     to cure any ambiguity,

               o to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

               o to change the manner in which the Distribution Account or the Protected Account is maintained,

               o to conform the terms of the pooling and servicing agreement to those of this free writing prospectus

               o to revise or correct any provisions therein to reflect the obligations of the parties thereto as they relate to Regulation AB or

               o to make any other revisions with respect to matters or questions arising under the pooling and servicing agreement which are not inconsistent with the provisions thereof,

provided that such action will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of certificates. In addition, the pooling and servicing agreement may be amended without the consent of certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund's REMIC elections, provided that the trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification.

         In addition, the pooling and servicing agreement may be amended by the depositor, the master servicer, EMC, as sponsor, the securities administrator and the trustee with the consent of the holders of a majority in interest of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may

               (a) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

               (b) cause any trust REMIC to fail to qualify as a REMIC for federal tax purposes;

               (c) reduce the aforesaid percentage of aggregate outstanding certificate principal balance of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

         The trustee will not be entitled to consent to any amendment to the pooling and servicing agreement without having first received an opinion of counsel to the effect that such amendment is permitted under the terms of the pooling and servicing agreement and will not cause the trust fund's REMIC elections to fail to qualify.

         Notwithstanding any of the other provisions of this section, none of the depositor, the master servicer, the sponsor, the securities administrator or the trustee shall enter into any amendment that could reasonably be expected to have a material adverse effect on the interests of the Swap Provider without the prior written consent of the Swap Provider, which consent shall not be unreasonably withheld, conditioned or delayed.

VOTING RIGHTS

               As of any date of determination,

               o holders of the offered certificates will be allocated 97% of all voting rights, allocated among such certificates in proportion to their respective outstanding certificate principal balances;

               o holders of the Class B-IO Certificates will be allocated 1% of all voting rights;

               o holders of the Class P Certificates will be allocated 1% of all voting rights; and

               o holders of the Class R Certificates will be allocated 1% of all voting rights.

         Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests.

OPTIONAL TERMINATION

         EMC Mortgage Corporation will have the right to purchase all remaining mortgage loans and REO properties, and thereby effect early retirement of all the certificates, on and after the first distribution date on which the stated principal balance of the mortgage loans and REO properties at the time of repurchase is less than or equal to 10% of the cut-off date stated principal balance of the mortgage loans. We refer to the first such date as the "optional termination date." In the event that EMC Mortgage Corporation exercises either such option, it will effect such repurchase at a price equal to the sum of

               o 100% of the stated principal balance of each mortgage loan plus accrued interest thereon at the applicable mortgage rate,

               o the appraised value of any REO property, up to the stated principal balance of the related mortgage loan,

               o any unreimbursed out-of-pocket costs and expenses of the trustee, any related servicer, the master servicer, the securities administrator or the custodian and any unreimbursed advances previously incurred by the related servicer or the master servicer, as the case may be, in the performance of their respective servicing and master servicing obligations, and

               o any Swap Termination Payment payable to the Swap Provider which remains unpaid or which is due to the exercise of such option.

Proceeds from such purchase will be distributed to the certificateholders in the priority described above in "Description of the Certificates--Distributions." The proceeds from any such distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any REO property and such appraised value is less than the stated principal balance of the related mortgage loan.

OPTIONAL PURCHASE OF DEFAULTED LOANS

         As to any mortgage loan which as of the first business day of a fiscal quarter is delinquent in payment by 91 days or more, EMC Mortgage Corporation may, at its option, purchase such mortgage loan at a price equal to 100% of the stated principal balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed, plus any costs and damages incurred by the trust in connection with any violation by such mortgage loan of any predatory lending or abusive lending law, reduced by any portion of the servicing fee, servicing advances and other advances payable to the purchaser of such mortgage loan (the "Repurchase Price"); provided that such mortgage loan is still delinquent in payment by 91 days or more as of the date of such purchase and provided further, that this limited purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of such fiscal quarter. Such option, if not exercised, shall not thereafter be reinstated as to any such mortgage loan unless the delinquency is cured and the mortgage loan thereafter again becomes delinquent in payment 91 days or more. In that event, the option shall again become exercisable on the first date of the subsequent fiscal quarter.

         For purposes of the foregoing paragraph, "fiscal quarter" for any year means December 1 through the last day of \, March 1 through May 31, June 1 through August 31, or September 1 through November 30, as applicable.

         In addition, the sponsor shall have the right to purchase any mortgage loan from the trust for which the first scheduled payment due to the trust after the closing date becomes 30 days past due; provided, however, such mortgage loan was purchased by the sponsor or one of its affiliates from an originator pursuant to a loan purchase agreement that obligated such originator to repurchase such mortgage loan if one or more scheduled payments becomes 30 days past due (and such originator has agreed to repurchase such mortgage loan). Such purchase shall be made at a price equal to the Repurchase Price.

EVENTS OF DEFAULT

         Events of default under the pooling and servicing agreement include:

               o any failure by the master servicer to deposit in the Distribution Account the required amounts or any failure by the master servicer to remit to the paying agent any payment, including an advance required to be made under the terms of the pooling and servicing agreement, which continues unremedied for one business day after written notice of such failure shall have been given to the master servicer, by the trustee, the securities administrator or the depositor, or to the master servicer, the securities administrator, and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

               o any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the master servicer in the pooling and servicing agreement, which continues unremedied generally for 60 days after the giving of written notice of such failure to the master servicer, by the trustee, the securities administrator or the depositor, or to the master servicer, the securities administrator and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates; or

               o insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

         So long as an event of default under the pooling and servicing agreement remains unremedied, the trustee shall, but only upon the receipt of written instructions from the holders of certificates having not less than 25% of the voting rights evidenced by the certificates, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the mortgage loans, whereupon EMC Mortgage Corporation will succeed, after a transition period not exceeding 90 days, to all of the responsibilities and duties of the master servicer under the pooling and servicing agreement, including the limited obligation to make advances.

         No assurance can be given that termination of the rights and obligations of the master servicer or any servicer under the pooling and servicing agreement, would not adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans. The costs and expenses of the trustee and the successor master servicer or successor servicer in connection with the termination of the master servicer or any servicer, appointment of a successor master servicer or successor servicer and the transfer of servicing, to the extent not paid by the terminated master servicer or servicer, will be paid by the trust fund.

         No certificateholder, solely by virtue of such holder's status as a certificateholder, will have any right under the pooling and servicing agreement to institute any proceeding with respect thereto, unless such holder previously has given to the trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding.

THE CUSTODIAN

         Wells Fargo Bank will act as custodian of the mortgage loans pursuant to the custodial agreement. The custodian is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the holders of the certificates. The custodian will maintain each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. The custodian has been engaged in the mortgage document custody business for more than 25 years. The custodian maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of December 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files. For a general description of Wells Fargo Bank, see the description herein under "Servicing of the Mortgage Loans--The Master Servicer."

THE TRUSTEE

         The trustee is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank, N.A. performs as trustee through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank, N.A. has primary corporate trust offices located in both New York and London. Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the first quarter of 2007, Citibank's Agency and Trust group manages in excess of $3.9 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide. Since 1987, Citibank Agency and Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the first quarter of 2007, Citibank, N.A. acts as trustee and/or paying agent for approximately 361 various residential mortgage-backed transactions.

         If an event of default has not occurred (or has occurred but is no longer continuing) under the pooling and servicing agreement, then the trustee will perform only such duties as are specifically set forth in the pooling and servicing agreement as being the duties to be performed by the trustee prior to the occurrence (or following the discontinuance) of an event of default thereunder. If an event of default occurs and is continuing under the pooling and servicing agreement, the trustee is required to exercise such of the rights and powers vested in it by the pooling and servicing agreement, such as (upon the occurrence and during the continuance of certain events of default) either acting as the master servicer or appointing a successor master servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs. Subject to certain qualifications specified in the pooling and servicing agreement, the trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct.

         The trustee's duties and responsibilities under the pooling and servicing agreement include, upon receipt of resolutions, certificates and reports which are specifically required to be furnished to it pursuant to the pooling and servicing agreement, examining them to determine whether they are in the form required by the pooling and servicing agreement, providing to the securities administrator notices of the occurrence of certain events of default under the pooling and servicing agreement, appointing a successor master servicer, and effecting any optional termination of the trust.

         The fee of the trustee will be payable by the master servicer out of funds received by it in respect of the master servicing fee. The pooling and servicing agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be entitled to recover from the distribution account all reasonable out-of pocket expenses, disbursements and advances of the trustee, in connection with any event of default, any breach of the pooling and servicing agreement or, any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the trustee in the administration of the trust created pursuant to the pooling and servicing agreement (including the reasonable compensation and disbursements of its counsel) or otherwise incurred by the trustee in connection with the performance of its duties and obligations and the exercise of its rights under the pooling and servicing agreement, other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

         The trustee may resign at any time upon prior written notice, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement and fails to resign after written request therefor by the depositor or if the trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor or the master servicer may appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing more than 50% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee as set forth in the pooling and servicing agreement.

         On and after the time the master servicer receives a notice of termination pursuant to the pooling and servicing agreement, the trustee shall automatically become the successor to the master servicer, or may appoint a successor master servicer, with respect to the transactions set forth or provided for in the pooling and servicing agreement and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the master servicer by the terms and provisions of the pooling and servicing agreement; provided, however, that EMC shall have the right to immediately assume the duties of the master servicer; provided further, however, that the trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made and payments of compensating interest) incurred by the master servicer at or prior to the time of termination. Effective on the date of such notice of termination, as compensation therefor, the trustee shall be entitled to all compensation and reimbursement of expenses that the master servicer would have been entitled to if it had continued to act pursuant to the pooling and servicing agreement except for those amounts due the master servicer as reimbursement permitted under the pooling and servicing agreement for advances previously made or expenses previously incurred. Notwithstanding the foregoing, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making advances or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the certificates by each rating agency as the successor to the master servicer pursuant to the pooling and servicing agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer pursuant to the pooling and servicing agreement. Any successor master servicer shall be an established housing and home finance institution which is a Fannie Mae or Freddie Mac-approved servicer, and with respect to a successor to the master servicer only, having a net worth of not less than $15,000,000; provided, that the trustee shall obtain a letter from each Rating Agency that the ratings, if any, on each of the Certificates will not be lowered as a result of the selection of the successor to the master servicer. If the trustee assumes the duties and responsibilities of the master servicer, the trustee shall not resign as master servicer until a successor master servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the master servicer under the pooling and servicing agreement, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as provided in the pooling and servicing agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans or otherwise as it and such successor shall agree; provided that such compensation shall not be in excess of that which the master servicer would have been entitled to if the master servicer had continued to act under the pooling and servicing agreement. The trustee and such successor shall take such action, consistent with the pooling and servicing agreement, as shall be necessary to effectuate any such succession.

         The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer to the extent not paid by the terminated master servicer, will be payable to the trustee from the Distribution Account. Any successor to the master servicer as successor servicer under any subservicing agreement shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer, maintain in force the policy or policies that the master servicer is required to maintain pursuant to the pooling and servicing agreement.

         If the trustee will succeed to any duties of the master servicer respecting the mortgage loans as provided herein, it will do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the pooling and servicing agreement concerning the trustee's duties will be inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the trustee in its capacity as trustee); the provisions of the pooling and servicing agreement relating to the master servicer, however, will apply to the trustee in its capacity as successor master servicer.

         Upon any termination or appointment of a successor to the master servicer, the trustee will give prompt written notice thereof to the securities administrator, to the Rating Agencies and to the certificateholders of record provided to the trustee by the securities administrator.

         In addition to having express duties under the pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

THE SECURITIES ADMINISTRATOR

         Under the terms of the pooling and servicing agreement, Wells Fargo Bank is also responsible for securities administration, which includes pool-performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities. For a general description of Wells Fargo Bank, see the description herein under "Servicing of the Mortgage Loans--The Master Servicer."

         The securities administrator shall serve as Certificate Registrar and Paying Agent. The securities administrator's office for notices under the pooling and servicing agreement is located at 9062 Old Annapolis Road, Columbia, Maryland 21045 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         The pooling and servicing agreement will provide that the securities administrator and any director, officer, employee or agent of the securities administrator will be entitled to recover from the distribution account all reasonable out-of pocket expenses, disbursements and advances of the securities administrator, in connection with any event of default, any breach of the pooling and servicing agreement or any claim or legal action (including any pending or threatened claim or legal action) or otherwise incurred or made by the securities administrator in the administration of the trust created pursuant to the pooling and servicing agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

         The weighted average life of, and the yield to maturity on, each class of offered certificates generally will be directly related to the rate of payment of principal, including prepayments of principal, on the mortgage loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and employment status. The rate of principal prepayments may also be affected by whether the mortgage loans impose prepayment penalties. No more than approximately 51.94% of the mortgage loans, by cut-off date principal balance, still provide for the payment by the borrower of a prepayment charge on voluntary prepayments typically made within up to five years from the date of the execution of the related mortgage note. These penalties, if enforced by a servicer, would typically discourage prepayments on the mortgage loans.

         The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

         Certain of the mortgage loans are considered subprime mortgage loans. The prepayment behavior of subprime mortgage loans may differ from that of prime mortgage loans in that the prepayment rate may be influenced more by the rate of defaults and liquidations than by voluntary refinancings. Subprime mortgage loans may experience greater defaults in a rising interest rate environment as the borrower's resources are stretched, thereby producing prepayments at a time when prepayments would normally be expected to decline. Alternatively, some borrowers may be able to re-establish or improve their credit rating thereby permitting them to refinance into a lower cost mortgage loan. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the offered certificates. The depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determination.

         The weighted average life and yield to maturity of each class of offered certificates will also be influenced by the amount of Excess Spread generated by the mortgage loans and certain available Net Swap Payments applied in reduction of the certificate principal balances of such certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the certificate principal balances of the offered certificates will be influenced by, among other factors,

               o the overcollateralization level of the assets at such time, i.e., the extent to which interest on the mortgage loans is accruing on a higher stated principal balance than the certificate principal balance of the offered certificates;

               o the delinquency and default experience of the mortgage loans; and

               o the provisions of the pooling and servicing agreement that permit collections to be distributed to the Class B-IO Certificates and the residual certificates, in each case as provided in the pooling and servicing agreement, when the required overcollateralization level has been met.

         To the extent that greater amounts of Excess Spread and Net Swap Payments are distributed in reduction of the certificate principal balance of a class of offered certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread or Net Swap Payments to be distributed at any time or in the aggregate.

         We refer you to "Description of the Certificates -- Distributions" and "-- Excess Spread and Overcollateralization Provisions" in this free writing prospectus.

         The yields to maturity of the offered certificates and, in particular the subordinate certificates, will be progressively more sensitive, in the order of their payment priority, to the rate, timing and severity of Realized Losses on the mortgage loans. If an Applied Realized Loss Amount is allocated to a class of certificates, that class will thereafter accrue interest on a reduced certificate principal balance. Although the Applied Realized Loss Amount so allocated may be recovered on future distribution dates to the extent there is a Subsequent Recovery, there can be no assurance that those amounts will be available or fully sufficient to repay any Applied Realized Loss Amount.

PREPAYMENTS AND YIELDS OF OFFERED CERTIFICATES

         The extent to which the yield to maturity of an offered certificate may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans. In particular, in the case of an offered certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

         The effective yield to the holders of the offered certificates having an interest accrual period equal to the calendar month prior to the related distribution date will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such certificates because monthly distributions will not be payable to such holders until the 25th day or, if such day is not a business day, the following business day, of the month following the month in which interest accrues on the related mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

         Certain of the mortgage loans are fixed rate loans and certain of the mortgage loans are hybrid loans in their fixed rate period. In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on these mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on these mortgage loans, these mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

         Mortgage loans with higher mortgage rates may prepay faster than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. Any such disproportionate prepayment of mortgage loans may reduce the interest rate cap applicable to the offered certificates.

         Each class of offered certificates has the benefit of the Interest Rate Swap Agreement on each distribution date through and including the distribution date in April 2011, as described in this free writing prospectus. If the Pass-Through Rate on a class of certificates is limited by its interest rate cap, no amounts will be distributable on the applicable distribution date or on any future distribution date in respect of the foregone interest amounts, except to the extent that amounts under the Interest Rate Swap Agreement and any applicable Excess Cashflow is available on future distribution dates to pay Basis Risk Shortfall Carry Forward Amounts on the certificates. See "Description of the Certificates--Excess Cashflow Provisions" and "--The Interest Rate Swap Agreement" in this free writing prospectus.

         To the extent that the Pass-Through Rate on the Class A Certificates and Class M Certificates on a distribution date is limited by the applicable interest rate cap, the difference between (x) the interest amount payable to such class on such distribution date at the applicable Pass-Through Rate without regard to the related interest rate cap, and (y) the Current Interest payable to such class on such distribution date will create a Basis Risk Shortfall. The Interest Rate Swap Agreement will provide some protection for the certificates against such Basis Risk Shortfalls. However, the Interest Rate Swap Agreement may not provide sufficient funds to cover all such Basis Risk Shortfalls. In addition, payments under the Interest Rate Swap Agreement are limited to a specified rate in effect from time to time. To the extent that net amounts payable under the Interest Rate Swap Agreement on a distribution date are insufficient to cover all such Basis Risk Shortfalls, some or all of the Excess Cashflow on such distribution date may be used. However, there can be no assurance that such Excess Cashflow will be sufficient to cover these Basis Risk Shortfalls, particularly because on any distribution date where the Pass-Through Rate is limited to the interest rate cap, there will be little or no excess interest. In the event of a decrease in One-Month LIBOR on a distribution date, the amount of related Excess Cashflow available on such distribution date to the Class A Certificates and Class M Certificates will be reduced by any Net Swap Payments and Swap Termination Payments (to the extent not due to a Swap Provider Trigger Event) paid on such distribution date to the Swap Provider as described in this free writing prospectus. In addition, the interest rate cap and therefore the pass-through rate on the Class A Certificates and Class M Certificates may be reduced on a distribution date by the requirement of the trust to pay any Net Swap Payments and Swap Termination Payments (to the extent not due to a Swap Provider Trigger Event) to the Swap Provider as described in this free writing prospectus.

         Subject to the circumstances described under "Description of the Certificates--Distributions" in this free writing prospectus, on each distribution date during the first three years after the closing date and thereafter on any distribution date that a Trigger Event is in effect, all principal payments on the mortgage loans will generally be allocated to the senior certificates.

         The "final scheduled distribution date" is the distribution date in May 2037. The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its last scheduled distribution date because

               o prepayments are likely to occur which will be applied to the payment of the certificate principal balances thereof,

               o Excess Spread, to the extent available, will be applied as an accelerated payment of principal on the certificates to the extent described herein and

               o the depositor may purchase all the mortgage loans and REO properties when the outstanding aggregate Stated Principal Balance thereof has declined to 10% or less of the cut-off date stated principal balance of the mortgage loans and may purchase mortgage loans in certain other circumstances as described herein.

         The sponsor may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this free writing prospectus, which we refer to as the prepayment model, is a prepayment assumption which represents a constant assumed rate of prepayment, which we abbreviate as CPR, each month relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans in the mortgage pool for the life of such mortgage loans. For example, 30% CPR assumes a constant prepayment rate of 30% per annum.

         There is no assurance, however, that prepayments on the mortgage loans will conform to any level of the prepayment model, and no representation is made that the mortgage loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors, housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

         The following tables have been prepared on the basis of the following assumptions, which we refer to, collectively, as modeling assumptions:

               o the mortgage loans prepay at the indicated percentages of CPR;

               o distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in May 2007, in accordance with the payment priorities defined in this free writing prospectus;

               o no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

               o scheduled payments on the mortgage loans are assumed to be received on the first day of each month commencing in May 2007, there are no shortfalls in the payment of interest, and prepayments represent payment in full of individual mortgage loans are assumed to be received on the last day of each month, commencing in April 2007, and include 30 days' interest thereon;

               o     the closing date for the Certificates is May [_], 2007;

               o each index for the adjustable rate mortgage loans remains constant at the following levels:

                          INDEX                       RATE
                          -----                       ----
                     1-Month LIBOR                   [____]%
                     6-Month LIBOR                   [____]%
                     1-YR LIBOR                      [____]%
                     1-YR TREASURY                   [____]%

               o the mortgage rate on each adjustable rate mortgage loan will be adjusted on each interest adjustment date to a rate equal to the applicable related index (as described above) plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable);

               o other than mortgage loans that are balloon mortgage loans or negative amortization loans, scheduled monthly payments of principal and interest on each adjustable rate mortgage loan will be adjusted on each payment adjustment date to equal a fully amortizing payment, subject to periodic payment caps, as applicable;

               o other than mortgage loans that are balloon loans or negative amortization loans, scheduled monthly payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rates and remaining terms to stated maturity such that the mortgage loans will fully amortize by their stated maturities;

               o except as indicated with respect to the weighted average lives, EMC Mortgage Corporation does not exercise its right to purchase the assets of the trust fund on any optional termination date;

               o in the case of each negative amortization mortgage loan, scheduled monthly payments of principal and interest on each such negative amortization mortgage loan will be adjusted on each payment adjustment date (set forth in the table below), provided that the amount of the monthly payment on the related mortgage loan will not increase or decrease by an amount that is more than 7.50% of the monthly payment on that mortgage loan prior to its interest adjustment date (provided, however, that as of the fifth anniversary of the first due date for a related mortgage loan, and on every fifth anniversary thereafter, and on the last payment adjustment date prior to the related mortgage loan's scheduled maturity date, the minimum monthly payment on such mortgage loan will be reset without regard to this limitation, and provided further, that if the unpaid principal balance on a related mortgage loan exceeds 110% of the original principal balance on such mortgage loan due to deferred interest being added to the principal balance of such mortgage loan, then the monthly payment on such mortgage loan will be reset on the related payment date without regard to this limitation, so as to amortize fully the then unpaid principal balance of such mortgage loan over its remaining term to maturity);

               o the offered certificates will be retired on the distribution date in May 2037; and

               o the mortgage loans have the approximate characteristics described below:

                            MORTGAGE LOAN ASSUMPTIONS



                                                                                                  Remaining
                                                                        Original     Remaining      Term of
Mortgage                                  Gross                       Amortization  Amortization   Maturity
 Loan        Original     Current      Mortgage Rate  Net Mortgage      Term (in      Term (in       (in        Loan
Number     Balance ($)   Balance ($)       (%)          Rate (%)         months)       months)     months)      Type      Index
                                                                                                                          6 Month
 1          197,600.00     197,588.48   8.1500000000    7.6275000000       360          336          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
 2           70,000.00      67,553.19   8.2500000000    7.7275000000       360          336          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
 3          184,000.00     183,742.95   6.6000000000    6.0775000000       360          346          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
 4          148,000.00     148,000.00   8.6250000000    8.3525000000       360          346          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
 5          359,750.00     354,570.12   9.1591275373    8.6366275373       360          346          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
 6          356,000.00     354,234.40   7.4000000000    6.8775000000       480          466          346      Adjustable    LIBOR
                                                                                                                          6 Month
 7          247,000.00     244,611.00   8.1105070719    7.5880070719       360          346          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
 8          119,000.00     117,942.89   8.5000000000    7.9775000000       360          346          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
 9           54,000.00      53,520.21   8.5000000000    7.9775000000       360          346          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
10        1,375,650.00   1,365,435.78   9.5379378376    9.0154378376       360          346          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
11        1,507,000.00   1,490,361.47   8.4845718888    8.0957338118       360          346          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
12          264,000.00     263,908.90   7.3750000000    6.8525000000       360          347          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
13          270,000.00     268,277.85   6.3000000000    5.7775000000       480          467          347      Adjustable    LIBOR
                                                                                                                          6 Month
14        1,128,310.00   1,124,576.82   8.6628126891    8.1403126891       480          467          347      Adjustable    LIBOR
                                                                                                                          6 Month
15        1,503,603.00   1,490,762.73   8.6564426446    8.1339426446       360          347          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
16          180,800.00     180,158.70   8.6336592071    8.1111592071       480          467          347      Adjustable    LIBOR
                                                                                                                          6 Month
17          235,200.00     232,561.53   7.0258746083    6.5033746083       360          347          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
18          428,520.00     424,935.79   8.4492971588    7.9267971588       360          347          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
19          759,120.00     751,326.65   7.8453257254    7.4354259207       360          347          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
20          175,370.00     174,483.05  10.8500000000   10.3275000000       360          347          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
21          176,800.00     175,185.81   7.5500000000    7.0275000000       360          348          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
22          684,000.00     681,802.31   8.3973062646    7.8748062646       480          468          348      Adjustable    LIBOR
                                                                                                                          6 Month
23          332,900.00     329,901.42   9.0282326399    8.5057326399       360          348          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
24          885,100.00     880,850.06   8.3346486450    7.8121486450       480          468          348      Adjustable    LIBOR
                                                                                                                          6 Month
25          634,000.00     629,393.97   9.0391074346    8.5166074346       360          348          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
26          205,000.00     204,527.21   9.5000000000    8.9775000000       480          468          348      Adjustable    LIBOR
                                                                                                                          6 Month
27          340,000.00     339,214.20   9.5000000000    8.9775000000       480          468          348      Adjustable    LIBOR
                                                                                                                          6 Month
28          239,235.00     237,528.21   8.8258137636    8.3785630887       360          348          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
29          323,400.00     320,932.03   8.8624271236    8.3399271236       360          348          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
30          180,000.00     179,265.82   7.5250000000    7.0025000000       480          468          348      Adjustable    LIBOR
                                                                                                                          6 Month
31          339,750.00     338,965.29   9.5995954772    9.0770954772       480          468          348      Adjustable    LIBOR
                                                                                                                          6 Month
32          408,500.00     405,565.41   9.1378464265    8.6153464265       360          348          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
33          202,500.00     201,198.87   9.3000000000    8.7775000000       360          348          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
34           36,800.00      36,545.99   8.9500000000    8.6775000000       360          348          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
35        1,235,600.00   1,230,815.81   7.7490952109    7.2265952109       480          468          348      Adjustable    LIBOR
                                                                                                                          6 Month
36          809,599.00     804,171.77   9.3281728586    8.9793636890       360          348          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
37          284,800.00     284,799.99   7.8089887556    7.2864887556       360          349          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
38          540,000.00     540,000.00   7.3750000000    6.8525000000       360          349          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
39          461,000.00     459,599.91   8.2500000000    7.7275000000       480          469          349      Adjustable    LIBOR
                                                                                                                          6 Month
40          103,500.00     102,917.25   9.5000000000    8.9775000000       360          349          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
41          607,400.00     605,440.33   8.0387039818    7.5162039818       480          469          349      Adjustable    LIBOR
                                                                                                                          6 Month
42          298,250.00     296,320.08   9.1919189516    8.6694189516       360          349          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
43          694,250.00     692,630.25   9.1552373896    8.6327373896       480          469          349      Adjustable    LIBOR
                                                                                                                          6 Month
44        1,195,400.00   1,186,632.15   8.5297499679    8.0891811523       360          349          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
45          255,300.00     253,235.51   7.7457495167    7.2232495167       360          349          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
46          432,000.00     430,592.46   8.0000000000    7.4775000000       480          469          349      Adjustable    LIBOR
                                                                                                                          6 Month
47          818,750.00     813,899.20   9.3534892490    8.8309892490       360          349          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
48          149,990.00     148,797.88   7.8000000000    7.2775000000       360          349          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
49          190,000.00     189,587.92   9.4000000000    8.8775000000       480          469          349      Adjustable    LIBOR
                                                                                                                          6 Month
50        1,601,750.00   1,587,603.95   7.7355765056    7.3842506923       360          349          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
51          188,000.00     188,000.00   8.2500000000    7.7275000000       360          350          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
52          132,000.00     132,000.00   7.1250000000    6.8525000000       360          350          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
53        1,863,201.00   1,863,201.00   8.1083465364    7.7768083543       360          350          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
54          352,750.00     352,750.00   6.9900000000    6.4675000000       360          350          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
55          357,800.00     292,530.34   7.9900000000    7.4675000000       360          350          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
56          832,000.00     829,263.01   7.6853950416    7.1628950416       480          470          350      Adjustable    LIBOR
                                                                                                                          6 Month
57          227,485.68     226,685.13   8.9000000000    8.3775000000       360          350          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
58          142,400.00     142,095.11  11.1240000000   10.6015000000       480          470          350      Adjustable    LIBOR
                                                                                                                          6 Month
59        1,498,300.00   1,485,463.12   7.5640863979    7.0415863979       360          350          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
60          165,000.00     164,699.14   9.6500000000    9.1275000000       480          470          350      Adjustable    LIBOR
                                                                                                                          6 Month
61          667,500.00     663,944.66   9.2978787682    8.7753787682       360          350          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
62          121,600.00     121,168.53   7.3500000000    6.8275000000       480          470          350      Adjustable    LIBOR
                                                                                                                          6 Month
63        1,893,000.00   1,887,373.64   8.0922453333    7.5697453333       480          470          350      Adjustable    LIBOR
                                                                                                                          6 Month
64          836,950.69     831,884.91   8.5003590274    7.9778590274       360          350          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
65          823,700.00     821,696.62   8.7155778540    8.1930778540       480          470          350      Adjustable    LIBOR
                                                                                                                          6 Month
66          300,000.00     298,338.67   9.1000000000    8.5775000000       360          350          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
67          506,400.00     504,277.85   6.7500000000    6.2275000000       480          470          350      Adjustable    LIBOR
                                                                                                                          6 Month
68          603,500.00     598,677.65   8.1210989215    7.5985989215       360          350          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
69          130,000.00     129,370.73   9.7500000000    9.4775000000       360          350          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
70        3,890,629.00   3,866,254.19   8.7060862510    8.3396446516       360          350          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
71          288,000.00     288,000.00   7.9500000000    7.4275000000       360          351          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
72          176,090.00     176,085.38   7.9500000000    7.4275000000       360          351          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
73          878,750.00     878,748.98   8.3164977125    8.0439977125       360          351          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
74          132,000.00     132,000.00   6.2500000000    5.7275000000       360          351          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
75          482,950.00     482,950.00   8.5500000000    8.0275000000       360          351          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
76          446,500.00     446,470.15   6.8750000000    6.3525000000       360          351          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
77          822,250.00     822,169.44   7.8849841707    7.3624841707       360          351          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
78           55,000.00      54,735.14   9.2500000000    8.7275000000       360          351          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
79          472,400.00     471,079.44   7.8296530882    7.3071530882       480          471          351      Adjustable    LIBOR
                                                                                                                          6 Month
80          324,650.00     294,874.87   7.9557169495    7.4332169495       360          351          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
81        1,202,600.00   1,197,040.25   9.1205160227    8.5980160227       360          351          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
82          543,500.00     541,981.13   7.8132875442    7.2907875442       480          471          351      Adjustable    LIBOR
                                                                                                                          6 Month
83        1,445,800.00   1,440,396.65   8.3777773011    7.9159508471       360          351          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
84          220,000.00     218,632.73   7.9900000000    7.4675000000       360          351          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
85          220,000.00     219,070.23   9.8750000000    9.3525000000       360          351          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
86        2,419,037.00   2,406,596.18   9.1128210198    8.7671343240       360          351          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
87          148,500.00     147,826.89   8.9500000000    8.6775000000       360          351          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
88          214,200.00     213,774.34   8.9900000000    8.4675000000       480          471          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
89          336,000.00     336,000.00   6.7400000000    6.2175000000       360          352          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
90          456,000.00     455,995.11   7.7400000000    7.2175000000       360          352          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
91          932,600.00     932,600.00   8.2304364143    7.9579364143       360          352          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
92          184,000.00     183,914.32   9.8750000000    9.3525000000       360          352          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
93          337,500.00     337,500.00   6.4900000000    5.9675000000       360          352          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
94          166,250.00     165,472.56   8.8000000000    8.2775000000       360          352          N/A      Adjustable    LIBOR
                                                                                                                          6 Month
95        1,848,420.00   1,842,954.56   7.4463877379    6.9238877379       480          472          352      Adjustable    LIBOR

(continued)

                         Months            Months    Months
                          to      Months     to       Bet-
                          Next      Bet-    Next      ween                                                              Remaining
                        Interest   ween     Pay-      Pay-     Initial      Subsequent    Gross         Gross           Interest
Mortgage    Gross         Rate     Rate     ment      ment     Periodic     Periodic     Minimum        Maximum           Only
 Number      (%)          ment     ment     ment      ment     Cap (%)       Cap (%)        (%)            (%)            months)

 1        6.8500000000     1         6      1           6     3.0000000000  3.0000000000 6.8500000000    14.1500000000     N/A

 2        6.8800000000     1         6      1           6     3.0000000000  3.0000000000 6.8800000000    14.2500000000     N/A

 3        3.9200000000     10        6      10          6     3.0000000000  3.0000000000 3.9200000000    12.6000000000     10

 4        6.0000000000     10        6      10          6     3.0000000000  1.0000000000 6.0000000000    23.6250000000     10

 5        5.4855476993     10        6      10          6     3.0000000000  3.0000000000 5.4855476993    16.1591275373     N/A

 6        5.2500000000     10        6      10          6     2.0000000000  1.0000000000 5.2500000000    12.4000000000     N/A

 7        6.0874307213     10        6      10          6     3.0000000000  1.0000000000 6.0874307213    14.1105070719     N/A

 8        6.7500000000     10        6      10          6     3.0000000000  2.0000000000 6.7500000000    14.5000000000     N/A

 9        5.2500000000     10        6      10          6     2.0000000000  2.0000000000 5.2500000000    13.5000000000     N/A

10        5.7425980638     10        6      10          6     2.7137751217  2.7137751217 5.7425980638    15.4463582541     N/A

11        5.0425845726     10        6      10          6     3.0000000000  1.0000000000 5.0425845726    17.8872316207     N/A

12        4.5650000000     11        6      11          6     3.0000000000  1.0000000000 4.5650000000    13.3750000000     11

13        5.9900000000     11        6      11          6     2.0000000000  2.0000000000 5.9900000000    11.3000000000     N/A

14        6.3848427394     11        6      11          6     2.6969073131  2.6969073131 6.3848427394    14.3597200022     N/A

15        5.9423290372     11        6      11          6     2.4772912991  2.4772912991 5.9423290372    14.1337339437     N/A

16        7.1389480397     11        6      11          6     2.5577280475  1.0000000000 7.1389480397    14.1913872547     N/A

17        4.2158746083     11        6      11          6     3.0000000000  1.0000000000 4.2158746083    13.0258746083     N/A

18        5.8140342413     11        6      11          6     3.0000000000  3.0000000000 5.8140342413    14.4492971588     N/A

19        5.2182235740     11        6      11          6     3.0000000000  1.0000000000 5.2182235740    17.6555397382     N/A

20        9.3500000000     11        6      11          6     3.0000000000  3.0000000000 9.3500000000    16.8500000000     N/A

21        4.5600000000     12        6      12          6     3.0000000000  3.0000000000 4.5600000000    13.5500000000     N/A

22        5.4673062646     12        6      12          6     3.0000000000  3.0000000000 5.4673062646    14.3973062646     N/A

23        6.0982326399     12        6      12          6     3.0000000000  2.3723762086 6.0982326399    15.0282326399     N/A

24        5.5881796684     12        6      12          6     3.0000000000  2.5701816493 5.5881796684    14.4980922849     N/A

25        6.3960669442     12        6      12          6     3.0000000000  3.0000000000 6.3960669442    15.0391074346     N/A

26        7.6300000000     12        6      12          6     3.0000000000  1.5000000000 7.6300000000    16.5000000000     N/A

27        5.9500000000     12        6      12          6     3.0000000000  1.0000000000 5.9500000000    15.5000000000     N/A

28        6.0804529641     12        6      12          6     3.0000000000  1.0000000000 6.0804529641    14.8258137636     N/A

29        5.9444818425     12        6      12          6     2.3086585967  2.3086585967 5.9444818425    14.1710857202     N/A

30        6.2500000000     12        6      12          6     2.0000000000  1.0000000000 6.2500000000    13.5250000000     N/A

31        5.8313406629     12        6      12          6     2.6371191280  2.2742382561 5.8313406629    15.2367146052     N/A

32        6.5531453844     12        6      12          6     3.0000000000  3.0000000000 6.5531453844    15.1378464265     N/A

33        7.8000000000     12        6      12          6     3.0000000000  1.0000000000 7.8000000000    14.3000000000     N/A

34        6.0000000000     12        6      12          6     3.0000000000  1.0000000000 6.0000000000    23.9500000000     N/A

35        4.7590952109     12        6      12          6     3.0000000000  1.0000000000 4.7590952109    13.7490952109     N/A

36        6.4878372318     12        6      12          6     2.8404955822  1.0000000000 6.4878372318    21.7686242314     N/A

37        4.7077527871     13        6      13          6     3.0000000000  3.0000000000 4.7077527871    13.8089887556     13

38        6.3750000000     13        6      13          6     3.0000000000  2.0000000000 6.3750000000    14.3750000000     49

39        7.0000000000     13        6      13          6     3.0000000000  3.0000000000 7.0000000000    15.2500000000     N/A

40        6.7800000000     13        6      13          6     3.0000000000  3.0000000000 6.7800000000    15.5000000000     N/A

41        6.0873459829     13        6      13          6     3.0000000000  3.0000000000 6.0873459829    14.4586076410     N/A

42        6.5519189516     13        6      13          6     3.0000000000  3.0000000000 6.5519189516    15.1919189516     N/A

43        6.5979920737     13        6      13          6     2.7868447126  1.0000000000 6.5979920737    14.9420821022     N/A

44        6.2171815911     13        6      13          6     2.8098983413  1.0000000000 6.2171815911    14.3396483092     N/A

45        6.6332620473     13        6      13          6     3.0000000000  3.0000000000 6.6332620473    13.7457495167     N/A

46        6.2500000000     13        6      13          6     3.0000000000  1.0000000000 6.2500000000    14.0000000000     N/A

47        6.3798573044     13        6      13          6     2.7620837077  2.7620837077 6.3798573044    15.1155729567     N/A

48        4.8100000000     13        6      13          6     3.0000000000  1.0000000000 4.8100000000    13.8000000000     N/A

49        6.4100000000     13        6      13          6     3.0000000000  1.0000000000 6.4100000000    15.4000000000     N/A

50        5.3211561917     13        6      13          6     3.0000000000  1.0000000000 5.3211561917    17.3560032751     N/A

51        5.5300000000     14        6      14          6     3.0000000000  1.0000000000 5.5300000000    14.2500000000     14

52        5.0000000000     14        6      14          6     3.0000000000  1.0000000000 5.0000000000    20.1250000000     14

53        5.8772005812     14        6      14          6     3.0000000000  1.0000000000 5.8772005812    20.3290425322     14

54        5.8000000000     14        6      14          6     3.0000000000  1.0000000000 5.8000000000    12.9900000000     50

55        5.5000000000     14        6      14          6     3.0000000000  2.0000000000 5.5000000000    14.6990000000     50

56        4.1635312003     14        6      14          6     3.0000000000  1.0000000000 4.1635312003    13.6853950416     N/A

57        6.1800000000     14        6      14          6     3.0000000000  1.0000000000 6.1800000000    14.9000000000     N/A
         1
58        0.1240000000     14        6      14          6     3.0000000000  3.0000000000 10.124000000    18.1240000000     N/A

59        5.4101535057     14        6      14          6     2.7567476398  2.7567476398 5.4101535057    13.3208340376     N/A

60        6.2500000000     14        6      14          6     3.0000000000  1.0000000000 6.2500000000    15.6500000000     N/A

61        6.9900000000     14        6      14          6     3.0000000000  1.0000000000 6.9900000000    15.2978787682     N/A

62        4.7100000000     14        6      14          6     3.0000000000  1.0000000000 4.7100000000    13.3500000000     N/A

63        5.9469815637     14        6      14          6     2.7886999153  1.0000000000 5.9469815637    13.8809452486     N/A

64        5.8735147793     14        6      14          6     3.0000000000  1.0000000000 5.8735147793    14.5003590274     N/A

65        6.1521307707     14        6      14          6     2.2876908146  1.8561545927 6.1521307707    14.2909594833     N/A

66        5.2500000000     14        6      14          6     2.0000000000  2.0000000000 5.2500000000    14.1000000000     N/A

67        6.5500000000     14        6      14          6     3.0000000000  1.0000000000 6.5500000000    12.7500000000     N/A

68        5.4977663093     14        6      14          6     2.6680412406  2.3360824811 5.4977663093    13.7891401621     N/A

69        6.0000000000     14        6      14          6     3.0000000000  1.0000000000 6.0000000000    25.7500000000     N/A

70        5.8386449110     14        6      14          6     2.9710648332  1.0000000000 5.8386449110    20.0968072022     N/A

71        4.5200000000     15        6      15          6     3.0000000000  3.0000000000 4.5200000000    13.9500000000     15

72        5.9300000000     15        6      15          6     3.0000000000  1.0000000000 5.9300000000    13.9500000000     15

73        5.2216207181     15        6      15          6     3.0000000000  1.0000000000 5.2216207181    22.4590264014     15

74        5.9900000000     15        6      15          6     2.0000000000  1.0000000000 5.9900000000    11.2500000000     51

75        5.2500000000     15        6      15          6     2.0000000000  2.0000000000 5.2500000000    13.5500000000     51

76        5.6250000000     15        6      15          6     3.0000000000  1.0000000000 5.6250000000    12.8750000000     51

77        6.6349841707     15        6      15          6     3.0000000000  1.0000000000 6.6349841707    13.8849841707     51

78        7.4200000000     15        6      15          6     3.0000000000  3.0000000000 7.4200000000    15.2500000000     N/A

79        6.1421392906     15        6      15          6     2.2084099871  2.2084099871 6.1421392906    13.0380630753     N/A

80        5.5885435286     15        6      15          6     3.0000000000  2.6763773054 5.5885435286    13.9557169495     N/A

81        7.1218272315     15        6      15          6     3.0000000000  1.0770993832 7.1218272315    15.3579084662     N/A

82        5.5443838869     15        6      15          6     3.0000000000  1.0000000000 5.5443838869    13.8132875442     N/A

83        6.0399823562     15        6      15          6     2.9524132190  1.0000000000 6.0399823562    14.3918488903     N/A

84        5.6900000000     15        6      15          6     3.0000000000  3.0000000000 5.6900000000    13.9900000000     N/A

85        6.7500000000     15        6      15          6     3.0000000000  1.0000000000 6.7500000000    16.8750000000     N/A

86        6.6593700814     15        6      15          6     2.8277554151  1.0000000000 6.6593700814    20.9084619777     N/A

87        6.4500000000     15        6      15          6     3.0000000000  1.0000000000 6.4500000000    14.9500000000     N/A

88        5.5000000000     15        6      15          6     3.0000000000  3.0000000000 5.5000000000    14.9900000000     N/A

89        4.7200000000     16        6      16          6     3.0000000000  1.0000000000 4.7200000000    12.7400000000     16

90        5.9100000000     16        6      16          6     3.0000000000  1.0000000000 5.9100000000    13.7400000000     16

91        5.1968689685     16        6      16          6     3.0000000000  1.0000000000 5.1968689685    22.2304364143     16

92        7.0000000000     16        6      16          6     3.0000000000  1.0000000000 7.0000000000    15.8750000000     52

93        5.2500000000     16        6      16          6     2.0000000000  1.0000000000 5.2500000000    11.4900000000     52

94        6.2500000000     16        6      16          6     3.0000000000  3.0000000000 6.2500000000    14.8000000000     N/A

95        5.2226067075     16        6      16          6     2.8021292451  2.1961046343 5.2226067075    13.2485169830     N/A

                                                                                                  Remaining
                                                                        Original     Remaining      Term of
Mortgage                                  Gross                       Amortization  Amortization   Maturity
 Loan        Original     Current      Mortgage Rate  Net Mortgage      Term (in      Term (in       (in       Loan
Number     Balance ($)   Balance ($)       (%)          Rate (%)         months)       months)     months)     Type      Index
                                                                                                                         6 Month
  96         75,600.00      75,217.30   9.2500000000   8.7275000000       360            352         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  97        345,600.00     344,991.84   8.9900000000   8.4675000000       480            472         352      Adjustable   LIBOR
                                                                                                                         6 Month
  98        368,700.00     366,569.04   9.4318576932   9.1593576932       360            352         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  99        706,000.00     703,530.08   7.7705724989   7.2480724989       480            472         352      Adjustable   LIBOR
                                                                                                                         6 Month
  100       824,415.91     815,446.69   8.1303330735   7.7979505722       360            352         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  101       397,000.00     394,590.68   7.5000000000   6.9775000000       360            352         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  102       108,900.00     108,531.44  10.3500000000   9.8275000000       360            352         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  103       106,200.00     105,672.25   8.5000000000   7.9775000000       360            352         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  104       133,000.00     132,812.77   9.7500000000   9.2275000000       480            472         352      Adjustable   LIBOR
                                                                                                                         6 Month
  105       136,800.00     136,285.48   9.8500000000   9.3275000000       360            352         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  106       930,475.00     925,668.12   8.4207410431   8.1078609094       360            352         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  107       632,000.00     630,959.05  10.1087826920   9.5862826920       480            472         352      Adjustable   LIBOR
                                                                                                                         6 Month
  108     6,065,717.00   6,036,329.59   8.9446818257   8.6364991170       360            352         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  109       197,000.00     196,765.09  10.3000000000   9.7775000000       480            472         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  110       320,000.00     320,000.00   8.1900000000   7.6675000000       360            353         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  111     1,609,600.00   1,609,472.34   7.9252516751   7.4027516751       360            353         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  112     1,100,750.00   1,100,750.00   8.0772541449   7.8047541449       360            353         N/A      Adjustable   LIBOR
                                                                                                                          6 Month
  113       224,000.00     224,000.00   8.1000000000   7.5775000000       360            353         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  114       310,500.00     310,500.00   6.8000000000   6.2775000000       360            353         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  115       279,000.00     278,952.33   8.5000000000   7.9775000000       360            353         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  116       363,750.00     363,750.00   8.2500000000   7.7275000000       360            353         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  117       392,000.00     391,195.72   7.9900000000   7.4675000000       480            473         353      Adjustable   LIBOR
                                                                                                                         6 Month
  118       188,000.00     187,610.42   7.9550000000   7.4325000000       480            473         353      Adjustable   LIBOR
                                                                                                                         6 Month
  119       389,550.00     387,928.88   8.7422484298   8.2197484298       360            353         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  120     1,091,000.00   1,089,670.67   9.7970137753   9.2745137753       480            473         353      Adjustable   LIBOR
                                                                                                                         6 Month
  121       449,415.00     447,648.87   9.7380719897   9.2778568503       360            353         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  122       150,800.00     150,396.33   7.0500000000   6.5275000000       480            473         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  123       642,500.00     641,432.12   9.1875698242   8.6650698242       480            473         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  124       481,700.00     480,823.35   8.4135466591   7.8910466591       480            473         353      Adjustable   LIBOR
                                                                                                                         6 Month
  125       405,900.00     404,245.82   9.2379880146   8.7154880146       360            353         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  126     1,668,275.00   1,655,726.23   9.0040562363   8.7121415442       360            353         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  127       602,750.00    601,723.56    8.7005731007   8.1780731007       480            473         353      Adjustable   LIBOR
                                                                                                                         6 Month
  128     7,020,340.00   6,991,855.98   9.1652732597   8.8682044413       360            353         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  129       698,000.00     698,000.00   7.4015042980   7.1290042980       360            354         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  130     1,530,024.00   1,530,024.00   8.1752403884   7.9027403884       360            354         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  131       419,200.00     419,200.00   7.9400000000   7.4175000000       360            354         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  132       202,500.00     202,218.67   8.7900000000   8.2675000000       480            474         354      Adjustable   LIBOR
                                                                                                                         6 Month
  133       180,000.00     179,305.22   8.2951424091   7.7726424091       360            354         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  134       117,800.00     117,709.20  10.7500000000  10.2275000000       480            474         354      Adjustable   LIBOR
                                                                                                                         6 Month
  135       170,100.00     169,385.96   7.8750000000   7.3525000000       360            354         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  136       157,000.00     156,923.90   9.2000000000   8.6775000000       480            474         354      Adjustable   LIBOR
                                                                                                                         6 Month
  137       922,580.00     919,029.52   8.3878910076   7.8920777809       360            354         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  138       394,250.00     392,966.98   9.1250000000   8.6025000000       360            354         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  139       256,000.00     255,013.58   8.3000000000   7.7775000000       360            354         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  140       192,000.00     191,748.49   8.9900000000   8.4675000000       480            474         354      Adjustable   LIBOR
                                                                                                                         6 Month
  141       147,000.00     146,807.46   8.9900000000   8.4675000000       480            474         354      Adjustable   LIBOR
                                                                                                                         6 Month
  142       285,000.00     284,679.14   9.5000000000   8.9775000000       480            474         354      Adjustable   LIBOR
                                                                                                                         6 Month
  143       416,000.00     414,758.09   9.5400000000   9.0175000000       360            354         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  144       334,850.00     333,475.61   8.1767751021   7.9042751021       360            354         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  145     3,307,170.00   3,294,175.94   8.8768394180   8.5962416629       360            354         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  146        81,600.00      81,310.16   8.7000000000   8.1775000000       360            354         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  147       123,500.00     123,360.94   9.5000000000   8.9775000000       480            474         354      Adjustable   LIBOR
                                                                                                                         6 Month
  148     1,875,000.00   1,875,000.00   9.3753333333   9.1028333333       360            355         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  149       625,000.00     625,000.00   9.0000000000   8.7275000000       360            355         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  150        84,000.00      83,999.30   8.9900000000   8.4675000000       360            355         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  151       416,000.00     416,000.00   8.9000000000   8.3775000000       360            355         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  152       731,750.00     731,750.00   7.5940382644   7.0715382644       360            355         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  153       846,500.00     846,500.00   6.1990962788   5.6765962788       360            355         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  154       356,000.00     356,000.00   9.3900000000   8.8675000000       360            355         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  155       318,750.00     318,468.42   9.6900000000   9.1675000000       480            475         355      Adjustable   LIBOR
                                                                                                                         6 Month
  156       203,000.00     202,892.41   8.4900000000   7.9675000000       600            595         355      Adjustable   LIBOR
                                                                                                                         6 Month
  157       420,000.00     419,312.16  11.4750000000  10.9525000000       360            355         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  158       539,700.00     539,045.05   8.6725076911   8.1500076911       480            475         355      Adjustable   LIBOR
                                                                                                                         6 Month
  159       261,600.00     261,328.64   9.1500000000   8.6275000000       360            355         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  160       210,000.00     209,267.83   7.8750000000   7.3525000000       360            355         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  161     2,157,675.00   2,155,134.01   9.4343038032   8.9118038032       480            475         355      Adjustable   LIBOR
                                                                                                                         6 Month
  162       136,000.00     135,646.76   9.3150000000   8.7925000000       360            355         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  163       324,000.00     323,480.12   7.6500000000   7.1275000000       480            475         355      Adjustable   LIBOR
                                                                                                                         6 Month
  164       760,200.00     759,463.41   9.4629806771   8.9404806771       480            475         355      Adjustable   LIBOR
                                                                                                                         6 Month
  165     1,180,850.00   1,177,076.40   8.6107059379   8.1049577903       360            355         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  166      240,000.00      239,374.79   9.3000000000   8.7775000000       360            355         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  167      420,000.00      419,161.74   7.3400000000   6.8175000000       480            475         355      Adjustable   LIBOR
                                                                                                                         6 Month
  168      256,500.00      256,263.13   9.5400000000   9.0175000000       480            475         355      Adjustable   LIBOR
                                                                                                                         6 Month
  169      982,250.00      980,907.39   7.9868748909   7.4643748909       480            475         355      Adjustable   LIBOR
                                                                                                                         6 Month
  170      615,700.00      614,236.77   9.7413117718   9.2188117718       360            355         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  171      186,000.00      185,748.07   8.2400000000   7.7175000000       480            475         355      Adjustable   LIBOR
                                                                                                                         6 Month
  172      102,000.00      101,767.63   9.9400000000   9.4175000000       360            355         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  173      465,250.00      463,827.79   8.7282911209   8.4557911209       360            355         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  174      897,500.00      896,457.42   8.8084901437   8.2859901437       480            475         355      Adjustable   LIBOR
                                                                                                                         6 Month
  175     1,706,106.00   1,700,763.54   8.7288198126   8.3810638808       360            355         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  176       200,000.00     199,850.07   5.9900000000   5.4675000000       360            337         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  177       188,550.00     188,055.12  10.2900000000   9.7675000000       360            331         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  178        97,950.00      97,950.00   6.6250000000   6.1025000000       360            337         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  179        39,600.00      38,962.52  12.5000000000  11.9775000000       360            331         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  180       519,825.00     509,665.56   9.5301381088   9.0076381088       360            333         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  181       228,000.00     225,480.17  10.0500000000   9.5275000000       360            337         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  182       720,150.00     700,995.23  10.9580283346  10.4355283346       360            321         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  183        35,200.00      34,764.88   9.5000000000   8.9775000000       360            337         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  184       603,000.00     585,382.07  10.5463242814  10.0238242814       360            323         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  185       332,500.00     332,500.00   7.9500000000   7.6775000000       360            356         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  186       465,000.00     465,000.00   7.5000000000   6.9775000000       360            356         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  187       198,400.00     198,400.00   7.1200000000   6.5975000000       360            356         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  188       702,320.00     702,320.00   7.3150871398   6.7925871398       360            356         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  189       470,400.00     470,400.00   7.4900000000   6.9675000000       360            356         N/A      Adjustable   LIBOR
                                                                                                                         6 Month
  190       263,000.00     263,000.00   7.6000000000   7.0775000000       360            356         N/A      Adjustable   LIBOR

(continued)


                          Months            Months    Months
                           to      Months     to       Bet-
                           Next      Bet-    Next      ween                                                              Remaining
                         Interest   ween     Pay-      Pay-     Initial      Subsequent    Gross        Gross             Interest
Mortgage     Gross         Rate     Rate     ment      ment     Periodic     Periodic     Minimum       Maximum            Only
 Loan        Margin      Adjust-   Adjust-  Adjust-   Adjust-    Rate          Rate         Rate          Rate            Term (in
Number        (%)          ment     ment     ment      ment     Cap (%)       Cap (%)        (%)          (%)             months)

  96      7.1200000000     16        6      16          6     3.0000000000  3.0000000000 7.1200000000    15.2500000000    N/A

  97      5.5000000000     16        6      16          6     3.0000000000  1.0000000000 5.5000000000    14.9900000000    N/A

  98      6.1534288466     16        6      16          6     3.0000000000  1.0000000000 6.1534288466    15.4318576932    N/A

  99      5.5599291574     16        6      16          6     3.0000000000  1.0000000000 5.5599291574    13.7705724989    N/A

  100     5.1305011791     16        6      16          6     3.0000000000  1.0000000000 5.1305011791    14.1303330735    N/A

  101     5.2500000000     16        6      16          6     2.0000000000  2.0000000000 5.2500000000    12.5000000000    N/A

  102     6.2500000000     16        6      16          6     3.0000000000  1.0000000000 6.2500000000    16.3500000000    N/A

  103     5.8900000000     16        6      16          6     3.0000000000  3.0000000000 5.8900000000    14.5000000000    N/A

  104     7.1400000000     16        6      16          6     3.0000000000  3.0000000000 7.1400000000    15.7500000000    N/A

  105     6.0000000000     16        6      16          6     3.0000000000  3.0000000000 6.0000000000    15.8500000000    N/A

  106     5.3404686377     16        6      16          6     3.0000000000  1.0000000000 5.3404686377    21.5204138442    N/A

  107     9.7577568121     16        6      16          6     2.1344926743  1.0000000000 9.7577568121    15.2432753663    N/A

  108     6.0869243899     16        6      16          6     2.9457841731  1.0000000000 6.0869243899    22.2529447419    N/A

  109     5.5000000000     16        6      16          6     3.0000000000  1.0000000000 5.5000000000    16.3000000000    N/A

  110     5.5800000000     17        6      17          6     3.0000000000  3.0000000000 5.5800000000    14.1900000000    17

  111     5.3508198539     17        6      17          6     3.0000000000  3.0000000000 5.3508198539    13.9252516751    17

  112     5.8164887577     17        6      17          6     3.0000000000  1.0000000000 5.8164887577    22.2637179196    17

  113     6.1000000000     17        6      17          6     3.0000000000  3.0000000000 6.1000000000    14.1000000000    53

  114     5.2500000000     17        6      17          6     2.0000000000  1.0000000000 5.2500000000    11.8000000000    53

  115     7.5000000000     17        6      17          6     3.0000000000  1.0000000000 7.5000000000    14.5000000000    53

  116     2.7500000000     17        6      17          6     3.0000000000  1.0000000000 2.7500000000    14.2500000000    53

  117     5.2500000000     17        6      17          6     2.0000000000  2.0000000000 5.2500000000    12.9900000000    N/A

  118     6.7050000000     17        6      17          6     3.0000000000  1.0000000000 6.7050000000    13.9550000000    N/A

  119     6.4097207587     17        6      17          6     2.7661752587  2.7661752587 6.4097207587    14.5084236885    N/A

  120     6.6266054963     17        6      17          6     3.0000000000  1.0000000000 6.6266054963    15.7970137753    N/A

  121     6.3828915930     17        6      17          6     3.0000000000  1.0000000000 6.3828915930    15.7380719897    N/A

  122     5.5000000000     17        6      17          6     3.0000000000  1.0000000000 5.5000000000    13.0500000000    N/A

  123     5.5000000000     17        6      17          6     3.0000000000  1.0000000000 5.5000000000    15.1875698242    N/A

  124     5.9035466591     17        6      17          6     3.0000000000  2.1458133637 5.9035466591    14.4135466591    N/A

  125     6.3343913614     17        6      17          6     2.5518464978  2.5518464978 6.3343913614    15.2379880146    N/A

  126     4.6936350069     17        6      17          6     2.9223412315  1.0000000000 4.6936350069    23.2610284693    N/A

  127     6.9199998621     17        6      17          6     2.5770994242  1.0000000000 6.9199998621    14.2776725249    N/A

  128     5.9010965003     17        6      17          6     2.9429722378  1.0000000000 5.9010965003    21.9060006005    N/A

  129     4.4040114613     18        6      18          6     3.0000000000  1.0000000000 4.4040114613    20.8055157593    18

  130     5.6045656800     18        6      18          6     3.0000000000  1.0000000000 5.6045656800    22.1752403884    18

  131     5.2500000000     18        6      18          6     2.0000000000  1.0000000000 5.2500000000    12.9400000000    54

  132     6.7900000000     18        6      18          6     3.0000000000  3.0000000000 6.7900000000    14.7900000000    N/A

  133     6.2762573371     18        6      18          6     2.6222985588  2.6222985588 6.2762573371    13.9174409680    N/A

  134     5.5000000000     18        6      18          6     3.0000000000  1.0000000000 5.5000000000    16.7500000000    N/A

  135     5.8750000000     18        6      18          6     3.0000000000  1.0000000000 5.8750000000    13.8750000000    N/A

  136     5.2500000000     18        6      18          6     2.0000000000  1.0000000000 5.2500000000    14.2000000000    N/A

  137     6.0116584450     18        6      18          6     2.6663284548  1.0000000000 6.0116584450    14.0542194624    N/A

  138     6.5500000000     18        6      18          6     3.0000000000  1.0000000000 6.5500000000    15.1250000000    N/A

  139     5.5000000000     18        6      18          6     3.0000000000  1.0000000000 5.5000000000    14.3000000000    N/A

  140     5.9900000000     18        6      18          6     2.0000000000  2.0000000000 5.9900000000    13.9900000000    N/A

  141     5.9900000000     18        6      18          6     2.0000000000  1.0000000000 5.9900000000    13.9900000000    N/A

  142     5.7000000000     18        6      18          6     3.0000000000  3.0000000000 5.7000000000    16.5000000000    N/A

  143     5.2500000000     18        6      18          6     2.0000000000  2.0000000000 5.2500000000    14.5400000000    N/A

  144     5.6372857673     18        6      18          6     3.0000000000  1.0000000000 5.6372857673    22.4513466367    N/A

  145     5.5986937239     18        6      18          6     3.0000000000  1.0000000000 5.5986937239    23.2770445710    N/A

  146     6.5500000000     18        6      18          6     3.0000000000  1.0000000000 6.5500000000    14.7000000000    N/A

  147     6.9900000000     18        6      18          6     3.0000000000  1.0000000000 6.9900000000    15.5000000000    N/A

  148     5.9066666667     19        6      19          6     3.0000000000  1.0000000000 5.9066666667    25.0953333333    19

  149     4.0000000000     19        6      19          6     3.0000000000  1.0000000000 4.0000000000    24.0000000000    19

  150     5.2500000000     19        6      19          6     2.0000000000  1.0000000000 5.2500000000    13.9900000000    55

  151     6.0500000000     19        6      19          6     3.0000000000  1.0000000000 6.0500000000    14.9000000000    55

  152     5.5045883157     19        6      19          6     2.0000000000  2.0000000000 5.5045883157    12.5940382644    55

  153     5.2500000000     19        6      19          6     2.0000000000  2.0000000000 5.2500000000    11.1990962788    55

  154     5.2500000000     19        6      19          6     2.0000000000  1.0000000000 5.2500000000    15.7400000000    55

  155     5.2500000000     19        6      19          6     2.0000000000  2.0000000000 5.2500000000    14.6900000000    N/A

  156     5.2500000000     19        6      19          6     2.0000000000  1.0000000000 5.2500000000    13.4900000000    N/A

  157     6.0000000000     19        6      19          6     5.0000000000  1.0000000000 6.0000000000    16.4750000000    N/A

  158     5.4045736023     19        6      19          6     2.0000000000  1.6758452563 5.4045736023    13.6725076911    N/A

  159     5.2500000000     19        6      19          6     2.0000000000  2.0000000000 5.2500000000    14.1500000000    N/A

  160     5.0000000000     19        6      19          6     3.0000000000  1.0000000000 5.0000000000    13.8750000000    N/A

  161     5.8086273972     19        6      19          6     2.2771652608  1.0000000000 5.8086273972    14.7114690641    N/A

  162     5.2500000000     19        6      19          6     2.0000000000  1.0000000000 5.2500000000    14.3150000000    N/A

  163     5.2500000000     19        6      19          6     2.0000000000  1.0000000000 5.2500000000    14.4900000000    N/A

  164     5.6394108001     19        6      19          6     2.0988499104  1.0000000000 5.6394108001    15.6738323858    N/A

  165     5.9461111830     19        6      19          6     2.5834784131  1.1523025013 5.9461111830    15.0230623090    N/A

  166     6.2500000000     19        6      19          6     3.0000000000  1.0000000000 6.2500000000    15.3000000000    N/A

  167     5.2500000000     19        6      19          6     2.0000000000  1.0000000000 5.2500000000    14.3300000000    N/A

  168     5.2500000000     19        6      19          6     2.0000000000  2.0000000000 5.2500000000    14.5400000000    N/A

  169     5.7978868932     19        6      19          6     2.0000000000  1.5647826652 5.7978868932    12.9868748909    N/A

  170     5.2500000000     19        6      19          6     2.0000000000  2.0000000000 5.2500000000    14.7413117718    N/A

  171     5.7000000000     19        6      19          6     2.0000000000  1.0000000000 5.7000000000    13.2400000000    N/A

  172     5.2500000000     19        6      19          6     2.0000000000  1.0000000000 5.2500000000    14.9400000000    N/A

  173     5.7255385021     19        6      19          6     3.0000000000  1.0000000000 5.7255385021    23.6063361361    N/A

  174     6.1213972265     19        6      19          6     2.6301266378  1.0000000000 6.1213972265    15.0119204929    N/A

  175     5.4870175754     19        6      19          6     2.8307094001  1.0000000000 5.4870175754    20.8313004518    N/A

  176     4.6200000000     1         6      1           6     3.0000000000  3.0000000000 4.6200000000    11.9900000000     1

  177     5.7500000000     1         6      1           6     3.0000000000  1.5000000000 5.7500000000    14.2900000000    N/A

  178     5.6250000000     1         6      1           6     3.0000000000  3.0000000000 5.6250000000    12.6250000000     1

  179     7.2500000000     1         6      1           6     3.0000000000  1.0000000000 7.2500000000    15.5000000000    N/A

  180     6.9313152384     1         6      1           6     2.8892119766  1.0000000000 6.9313152384    13.7789080473    N/A

  181     4.9900000000     1         6      1           6     2.0000000000  2.0000000000 4.9900000000    16.0500000000    N/A

  182     5.6895229836     1         6      1           6     2.4934139566  1.0000000000 5.6895229836    14.5125388863    N/A

  183     5.9500000000     1         6      1           6     3.0000000000  1.0000000000 5.9500000000    16.5000000000    N/A

  184     5.2070353257     1         6      1           6     2.2464587103  1.0000000000 5.2070353257    13.7575804807    N/A

  185     6.0000000000     20        6      20          6     3.0000000000  1.0000000000 6.0000000000    21.9500000000    20

  186     5.2500000000     20        6      20          6     2.0000000000  2.0000000000 5.2500000000    12.5000000000    56

  187     6.9000000000     20        6      20          6     3.0000000000  1.0000000000 6.9000000000    13.1200000000    56

  188     6.9500000000     20        6      20          6     3.0000000000  1.0000000000 6.9500000000    13.3150871398    56

  189     5.2500000000     20        6      20          6     2.0000000000  1.0000000000 5.2500000000    14.4800000000    56

  190     5.2500000000     20        6      20          6     2.0000000000  1.0000000000 5.2500000000    12.6000000000    56

                                                                                                  Remaining
                                                                        Original     Remaining      Term of
Mortgage                                  Gross                       Amortization  Amortization   Maturity
 Loan        Original     Current      Mortgage Rate  Net Mortgage      Term (in      Term (in       (in        Loan
Number     Balance ($)   Balance ($)       (%)          Rate (%)         months)       months)     months)      Type      Index
                                                                                                                         6 Month
  191       718,500.00    718,500.00   7.0101461378     6.4876461378      360          356          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  192       403,600.00    403,298.57   9.4900000000     8.9675000000      480          476          356      Adjustable    LIBOR
                                                                                                                         6 Month
  193       164,500.00    164,248.92  10.7500000000    10.2275000000      360          356          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  194       461,875.00    461,460.23   8.8722774771     8.3497774771      480          476          356      Adjustable    LIBOR
                                                                                                                         6 Month
  195       595,300.00    594,404.62   8.5559220233     8.0334220233      360          356          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  196       654,800.00    654,016.84   7.9400684117     7.4175684117      480          476          356      Adjustable    LIBOR
                                                                                                                         6 Month
  197       229,500.00    228,976.94   8.8500000000     8.3275000000      360          356          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  198       170,100.00    169,760.63   9.5000000000     8.9775000000      360          356          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  199     2,413,750.00  2,411,645.18   8.7285958061     8.2060958061      480          476          356      Adjustable    LIBOR
                                                                                                                         6 Month
  200     1,830,970.00  1,826,751.08  8.8468872812      8.3243872812      360          356          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  201       135,000.00    134,713.85   9.2000000000     8.6775000000      360          356          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  202       288,000.00    287,885.52   8.6500000000     8.1275000000      480          476          356      Adjustable    LIBOR
                                                                                                                         6 Month
  203       680,000.00    679,274.54   8.2994164070     7.7769164070      480          476          356      Adjustable    LIBOR
                                                                                                                         6 Month
  204        72,000.00     71,858.12   9.5500000000     9.0275000000      360          356          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  205       336,450.00    335,607.87   8.3989209155     8.1264209155      360          356          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  206     1,912,100.00  1,910,805.55   8.6561168309     8.1336168309      480          476          356      Adjustable    LIBOR
                                                                                                                         6 Month
  207     5,600,255.00  5,587,700.58   9.3245795730     9.0058210215      360          356          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  208       155,000.00    154,715.31   7.9500000000     7.6775000000      480          476          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  209       184,900.00    184,900.00   8.7500000000     8.2275000000      360          357          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  210       165,750.00    165,747.35   6.7500000000     6.2275000000      360          357          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  211       425,000.00    425,000.00   7.9900000000     7.4675000000      360          357          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  212       172,000.00    172,000.00   8.8900000000     8.3675000000      360          357          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  213       350,000.00    350,000.00   8.5000000000     7.9775000000      360          357          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  214       202,500.00    202,395.51   9.7500000000     9.2275000000      480          477          357      Adjustable    LIBOR
                                                                                                                         6 Month
  215       831,800.00    831,158.19   8.5216859086     7.9991859086      480          477          357      Adjustable    LIBOR
                                                                                                                         6 Month
  216     1,056,000.00  1,054,921.99   9.2400410214     8.7175410214      360          357          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  217       575,000.00    574,800.99   8.2500000000     7.7275000000      600          597          357      Adjustable    LIBOR
                                                                                                                         6 Month
  218       424,075.00    423,748.71   8.4895107681     7.9670107681      480          477          357      Adjustable    LIBOR
                                                                                                                         6 Month
  219       616,000.00    614,869.34   8.6468852935     8.1243852935      360          357          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  220     2,751,875.00  2,749,136.88   8.5900428640     8.0675428640      480          477          357      Adjustable    LIBOR
                                                                                                                         6 Month
  221     1,201,990.00  1,200,130.20   9.3410647416     8.8185647416      360          357          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  222       295,000.00    294,512.94   9.0000000000     8.4775000000      360          357          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  223       432,000.00    431,701.88   8.7750000000     8.2525000000      480          477          357      Adjustable    LIBOR
                                                                                                                         6 Month
  224       212,000.00    211,814.91   5.7400000000     5.2175000000      480          477          357      Adjustable    LIBOR
                                                                                                                         6 Month
  225       450,000.00    449,529.89   7.3400000000     6.8175000000      480          477          357      Adjustable    LIBOR
                                                                                                                         6 Month
  226     1,050,650.00  1,048,551.58   9.2018315912     8.6793315912      480          477          357      Adjustable    LIBOR
                                                                                                                         6 Month
  227       485,000.00    484,397.65  10.3500000000     9.8275000000      360          357          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  228       278,525.00    278,128.00   9.7123771249     9.1898771249      360          357          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  229       220,500.00    220,227.59  10.3750000000     9.8525000000      360          357          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  230       675,000.00    674,096.68  10.0000000000     9.4775000000      360          357          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  231       152,320.00    152,052.06   8.6938695783     8.1713695783      360          357          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  232       272,000.00    272,000.00   7.7400000000     7.2175000000      360          358          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  233       964,800.00    964,800.00   6.6740547264     6.1515547264      360          358          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  234       206,500.00    206,500.00   7.2500000000     6.7275000000      360          358          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  235       157,500.00    157,500.00   7.3250000000     6.8025000000      360          358          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  236       328,000.00    328,000.00   6.9900000000     6.4675000000      360          358          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  237       176,000.00    176,000.00   7.9900000000     7.4675000000      360          358          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  238       370,000.00    370,000.00   6.7900000000     6.2675000000      360          358          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  239       378,400.00    378,400.00   8.2500000000     7.7275000000      360          358          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  240       480,000.00    480,000.00   8.6900000000     8.1675000000      360          358          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  241       335,000.00    335,000.00   6.4900000000     5.9675000000      360          358          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  242       540,000.00    539,767.73   8.9900000000     8.4675000000      480          478          358      Adjustable    LIBOR
                                                                                                                         6 Month
  243       584,000.00    583,537.82  10.5400000000    10.0175000000      360          358          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  244       290,700.00    290,459.83   6.7400000000     6.2175000000      480          478          358      Adjustable    LIBOR
                                                                                                                         6 Month
  245       701,860.00    700,997.75   8.4601715108     7.9376715108      360          358          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  246     7,769,765.00  7,762,415.64   8.3951929633     7.8726929633      494          492          358      Adjustable    LIBOR
                                                                                                                         6 Month
  247     3,745,572.00  3,740,989.11   8.5289409839     8.0064409839      360          358          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  248       256,000.00    255,803.81   6.9900000000     6.4675000000      480          478          358      Adjustable    LIBOR
                                                                                                                         6 Month
  249       863,775.00    863,309.92   8.3755609418     7.8530609418      480          478          358      Adjustable    LIBOR
                                                                                                                         6 Month
  250       401,000.00    400,570.05   9.1585394087     8.6360394087      360          358          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  251     2,131,350.00  2,130,225.33   7.9888026115     7.4663026115      508          506          358      Adjustable    LIBOR
                                                                                                                         6 Month
  252       256,500.00    256,434.85   7.9900000000     7.4675000000      600          598          358      Adjustable    LIBOR
                                                                                                                         6 Month
  253       244,000.00    243,767.34   6.2000000000     5.6775000000      480          478          358      Adjustable    LIBOR
                                                                                                                         6 Month
  254       555,800.00    555,069.20   8.1190990204     7.5965990204      360          358          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  255     3,740,600.00  3,738,650.28   8.2455993627     7.7230993627      494          492          358      Adjustable    LIBOR
                                                                                                                         6 Month
  256     4,504,100.00  4,499,408.41   9.5086006607     8.9861006607      360          358          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  257       342,981.62    342,450.19   7.3000000000     6.7775000000      360          358          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  258       230,350.00    230,268.41   9.6400000000     9.1175000000      480          478          358      Adjustable    LIBOR
                                                                                                                         6 Month
  259        94,120.00     94,052.41  10.9900000000    10.4675000000      360          358          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  260       284,750.00    284,678.24   8.4400000000     7.9175000000      480          479          359      Adjustable    LIBOR
                                                                                                                         6 Month
  261       681,200.00    680,805.31  8.7273753948      8.2048753948      360          359          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  262       220,150.00    220,124.32  10.9900000000    10.4675000000      480          479          359      Adjustable    LIBOR
                                                                                                                         6 Month
  263       542,000.00    541,707.91   9.1133408630     8.5908408630      360          359          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  264       648,400.00    634,765.88   7.4230454140     6.9005454140      360          337          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  265       501,691.00    492,394.67   9.3405121711     8.8180121711      360          335          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  266       197,200.00    194,531.74   8.8000000000     8.2775000000      360          338          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  267       420,800.00    409,765.60  10.9910621996    10.4685621996      360          323          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  268     1,331,700.00  1,301,152.11   7.3462597129     6.9757327900      360          334          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  269       141,550.00    138,892.09   7.7500000000     7.2275000000      360          338          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  270       152,000.00    151,836.32   8.2500000000     7.7275000000      480          476          356      Adjustable    LIBOR
                                                                                                                         6 Month
  271       688,750.00    688,750.00   9.8500000000     9.3275000000      360          358          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  272       400,000.00    399,766.05   7.9400000000     7.4175000000      480          478          358      Adjustable    LIBOR
                                                                                                                         6 Month
  273       130,850.00    130,838.33   8.9000000000     8.3775000000      600          599          359      Adjustable    LIBOR
                                                                                                                         6 Month
  274       138,150.00    138,048.28   7.5400000000     7.0175000000      360          359          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  275       262,200.00    262,143.81   8.9900000000     8.4675000000      480          479          359      Adjustable    LIBOR
                                                                                                                         6 Month
  276       226,000.00    225,882.50   9.2403583708     8.7178583708      360          359          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  277       484,000.00    483,999.91   5.8500000000     5.3275000000      360          339          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  278       127,900.00    127,900.00   9.7500000000     9.2275000000      360          339          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  279       336,000.00    335,557.56   6.4300000000     6.1575000000      360          339          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  280       191,250.00    191,250.00   8.8800000000     8.3575000000      360          339          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  281       330,040.00    323,983.61  10.0494773362     9.5269773362      360          335          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  282       112,420.00    109,400.64   9.3205048046     8.7980048046      360          333          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  283       270,000.00    260,857.43   6.1250000000     5.8525000000      360          339          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  284       113,700.00    112,078.84  11.2885609719    10.7660609719      360          333          N/A      Adjustable    LIBOR
                                                                                                                         6 Month
  285       115,600.00    113,357.34   6.4000000000     5.8775000000      360          339          N/A      Adjustable    LIBOR

(continued)

                         Months            Months    Months
                          to      Months     to       Bet-
                          Next      Bet-    Next      ween                                                              Remaining
                        Interest   ween     Pay-      Pay-     Initial      Subsequent    Gross         Gross           Interest
Mortgage    Gross         Rate     Rate     ment      ment     Periodic     Periodic     Minimum        Maximum           Only
 Number      (%)          ment     ment     ment      ment     Cap (%)       Cap (%)        (%)            (%)            months)

  191    5.2500000000      20        6      20          6     2.0000000000  1.0000000000 5.2500000000    14.0001461378     56

  192    5.9900000000      20        6      20          6     2.0000000000  1.0000000000 5.9900000000    15.9800000000     N/A

  193    5.9900000000      20        6      20          6     2.0000000000  1.0000000000 5.9900000000    17.4900000000     N/A

  194    5.5984586678      20        6      20          6     2.0000000000  2.0000000000 5.5984586678    13.8722774771     N/A

  195    6.1659051634      20        6      20          6     2.0000000000  2.0000000000 6.1659051634    14.3207270815     N/A

  196    6.5837130126      20        6      20          6     2.2886846614  1.0000000000 6.5837130126    14.0315617286     N/A

  197    6.0000000000      20        6      20          6     3.0000000000  1.0000000000 6.0000000000    14.8500000000     N/A

  198    6.2500000000      20        6      20          6     3.0000000000  1.0000000000 6.2500000000    15.5000000000     N/A

  199    5.3586065762      20        6      20          6     2.0517815602  1.0000000000 5.3586065762    14.9797823211     N/A

  200    5.5774517934      20        6      20          6     2.0000000000  1.0000000000 5.5774517934    15.7485907696     N/A

  201    5.5000000000      20        6      20          6     3.0000000000  1.0000000000 5.5000000000    15.2000000000     N/A

  202    5.2500000000      20        6      20          6     2.0000000000  2.0000000000 5.2500000000    13.6500000000     N/A

  203    5.9900000000      20        6      20          6     2.0000000000  1.0000000000 5.9900000000    15.2316586777     N/A

  204    5.5000000000      20        6      20          6     3.0000000000  1.0000000000 5.5000000000    15.5500000000     N/A

  205    5.8217627465      20        6      20          6     3.0000000000  1.0000000000 5.8217627465    18.0161862675     N/A

  206    5.7534898159      20        6      20          6     2.2978402904  1.0000000000 5.7534898159    15.3937955510     N/A

  207    5.6751926768      20        6      20          6     2.8544348344  1.0000000000 5.6751926768    22.7518130483     N/A

  208    6.0000000000      20        6      20          6     3.0000000000  1.0000000000 6.0000000000    21.9500000000     N/A

  209    6.3600000000      21        6      21          6     3.0000000000  1.0000000000 6.3600000000    14.7500000000     21

  210    5.2500000000      21        6      21          6     2.0000000000  2.0000000000 5.2500000000    11.7500000000     57

  211    5.2500000000      21        6      21          6     2.0000000000  1.0000000000 5.2500000000    14.7400000000     57

  212    5.2500000000      21        6      21          6     2.0000000000  1.0000000000 5.2500000000    13.8900000000     57

  213    5.9900000000      21        6      21          6     2.0000000000  1.0000000000 5.9900000000    15.4900000000     57

  214    8.7500000000      21        6      21          6     2.0000000000  1.0000000000 8.7500000000    16.7500000000     N/A

  215    5.7517495295      21        6      21          6     2.0000000000  2.0000000000 5.7517495295    13.5216859086     N/A

  216    5.3130341645      21        6      21          6     2.0000000000  2.0000000000 5.3130341645    14.2400410214     N/A

  217    5.5000000000      21        6      21          6     3.0000000000  1.0000000000 5.5000000000    14.2500000000     N/A

  218    7.0343341010      21        6      21          6     2.7002717955  1.0000000000 7.0343341010    15.4895107681     N/A

  219    7.0037865638      21        6      21          6     2.5877450647  1.0000000000 7.0037865638    15.3547933997     N/A

  220    5.6047099898      21        6      21          6     2.0000000000  1.0000000000 5.6047099898    15.3586331491     N/A

  221    5.5950115361      21        6      21          6     2.0000000000  1.0000000000 5.5950115361    16.2572997470     N/A

  222    6.3750000000      21        6      21          6     3.0000000000  1.0000000000 6.3750000000    15.0000000000     N/A

  223    5.7500000000      21        6      21          6     3.0000000000  1.0000000000 5.7500000000    13.7750000000     N/A

  224    5.2500000000      21        6      21          6     2.0000000000  1.0000000000 5.2500000000    10.7400000000     N/A

  225    5.2500000000      21        6      21          6     2.0000000000  1.0000000000 5.2500000000    12.3400000000     N/A

  226    5.6571217471      21        6      21          6     2.0000000000  2.0000000000 5.6571217471    14.2018315912     N/A

  227    5.2500000000      21        6      21          6     2.0000000000  2.0000000000 5.2500000000    15.3500000000     N/A

  228    5.6170139576      21        6      21          6     2.0000000000  1.0000000000 5.6170139576    16.7074174768     N/A

  229    6.5000000000      21        6      21          6     3.0000000000  1.0000000000 6.5000000000    16.3750000000     N/A

  230    7.2500000000      21        6      21          6     3.0000000000  1.0000000000 7.2500000000    16.0000000000     N/A

  231    5.2882174697      21        6      21          6     2.4490433737  1.0000000000 5.2882174697    14.6938695783     N/A

  232    5.2500000000      22        6      22          6     2.0000000000  1.0000000000 5.2500000000    12.7400000000     58

  233    5.2500000000      22        6      22          6     2.0000000000  1.0000000000 5.2500000000    11.6740547264     58

  234    5.2500000000      22        6      22          6     2.0000000000  1.0000000000 5.2500000000    12.2500000000     58

  235    5.3250000000      22        6      22          6     3.0000000000  1.0000000000 5.3250000000    13.3250000000     58

  236    5.2500000000      22        6      22          6     2.0000000000  1.0000000000 5.2500000000    11.9900000000     58

  237    5.2500000000      22        6      22          6     2.0000000000  1.0000000000 5.2500000000    12.9900000000     58

  238    5.2500000000      22        6      22          6     2.0000000000  1.0000000000 5.2500000000    11.7900000000     58

  239    5.2500000000      22        6      22          6     2.0000000000  1.0000000000 5.2500000000    13.2500000000     58

  240    5.2500000000      22        6      22          6     2.0000000000  1.0000000000 5.2500000000    13.6900000000     58

  241    5.9900000000      22        6      22          6     2.0000000000  1.0000000000 5.9900000000    11.4900000000     58

  242    5.2500000000      22        6      22          6     2.0000000000  1.0000000000 5.2500000000    13.9900000000     N/A

  243    5.9900000000      22        6      22          6     2.0000000000  1.0000000000 5.9900000000    15.5400000000     N/A

  244    5.2500000000      22        6      22          6     2.0000000000  1.0000000000 5.2500000000    11.7400000000     N/A

  245    5.3448808033      22        6      22          6     2.0000000000  1.0000000000 5.3448808033    13.4601715108     N/A

  246    5.3917369954      22        6      22          6     2.0000000000  1.0000000000 5.3917369954    13.3951929633     N/A

  247    5.4495164789      22        6      22          6     2.0000000000  1.0000000000 5.4495164789    13.5289409839     N/A

  248    5.2500000000      22        6      22          6     2.0000000000  1.0000000000 5.2500000000    11.9900000000     N/A

  249    5.7167517424      22        6      22          6     2.0000000000  1.0000000000 5.7167517424    13.3755609418     N/A

  250    5.5821083081      22        6      22          6     2.0000000000  1.0000000000 5.5821083081    14.1585394087     N/A

  251    5.7242137733      22        6      22          6     2.0000000000  1.0000000000 5.7242137733    12.9888026115     N/A

  252    5.2500000000      22        6      22          6     2.0000000000  1.0000000000 5.2500000000    12.9900000000     N/A

  253    5.2500000000      22        6      22          6     2.0000000000  1.0000000000 5.2500000000    11.2000000000     N/A

  254    5.2500000000      22        6      22          6     2.0000000000  1.0000000000 5.2500000000    13.1190990204     N/A

  255    5.3412624026      22        6      22          6     2.0000000000  1.0000000000 5.3412624026    13.2455993627     N/A

  256    5.5056515246      22        6      22          6     2.0000000000  1.0000000000 5.5056515246    14.5086006607     N/A

  257    4.9900000000      22        6      22          6     3.0000000000  3.0000000000 4.9900000000    14.3000000000     N/A

  258    5.2500000000      22        6      22          6     2.0000000000  1.0000000000 5.2500000000    14.6400000000     N/A

  259    5.9900000000      22        6      22          6     2.0000000000  1.0000000000 5.9900000000    15.9900000000     N/A

  260    5.2500000000      23        6      23          6     2.0000000000  1.0000000000 5.2500000000    13.4400000000     N/A

  261    5.9900000000      23        6      23          6     2.0000000000  1.0000000000 5.9900000000    13.7273753948     N/A

  262    5.9900000000      23        6      23          6     2.0000000000  1.0000000000 5.9900000000    15.9900000000     N/A

  263    5.2500000000      23        6      23          6     2.0000000000  1.0000000000 5.2500000000    14.1133408630     N/A

  264    4.8808376346      2         6      2           6     3.0000000000  2.6086752804 4.8808376346    12.9869778358     N/A

  265    6.0195477654      2         6      2           6     2.5025103846  1.1658298718 6.0195477654    14.6795075038     N/A

  266    5.9500000000      2         6      2           6     3.0000000000  1.0000000000 5.9500000000    14.8000000000     N/A

  267    6.2220634751      2         6      2           6     2.2131660149  1.0000000000 6.2220634751    13.9284742481     N/A

  268    3.7611579683      2         6      2           6     2.8234063502  1.1280739190 3.7611579683    16.4730685070     N/A

  269    6.3500000000      2         6      2           6     3.0000000000  1.0000000000 6.3500000000    13.7500000000     N/A

  270    5.9900000000      32        6      32          6     2.0000000000  1.0000000000 5.9900000000    13.2500000000     N/A

  271    5.2500000000      34        6      34          6     2.0000000000  1.0000000000 5.2500000000    14.8500000000     58

  272    5.2500000000      34        6      34          6     2.0000000000  1.0000000000 5.2500000000    12.9400000000     N/A

  273    5.9900000000      35        6      35          6     2.0000000000  1.0000000000 5.9900000000    13.9000000000     N/A

  274    5.2500000000      35        6      35          6     2.0000000000  1.0000000000 5.2500000000    12.5400000000     N/A

  275    5.2500000000      35        6      35          6     2.0000000000  1.0000000000 5.2500000000    13.9900000000     N/A

  276    5.2500000000      35        6      35          6     2.0000000000  1.0000000000 5.2500000000    14.2403583708     N/A

  277    4.4500000000      3         6      3           6     3.0000000000  1.0000000000 4.4500000000    11.8500000000      3

  278    6.5000000000      3         6      3           6     3.0000000000  1.0000000000 6.5000000000    15.7500000000      3

  279    5.0000000000      3         6      3           6     3.0000000000  1.0000000000 5.0000000000    18.4300000000      3

  280    7.8800000000      3         6      3           6     3.0000000000  2.0000000000 7.8800000000    15.8800000000     39

  281    6.1461649287      3         6      3           6     3.0000000000  1.9981256768 6.1461649287    14.9680646569     N/A

  282    5.1162682823      3         6      3           6     3.0000000000  1.0000000000 5.1162682823    13.3536389458     N/A

  283    2.7500000000      3         6      3           6     3.0000000000  1.0000000000 2.7500000000    12.1250000000     N/A

  284    7.2381002070      3         6      3           6     2.5002425079  1.0000000000 7.2381002070    15.2875909404     N/A

  285    4.6900000000      3         6      3           6     3.0000000000  1.0000000000 4.6900000000    12.4000000000     N/A

                                                                                                  Remaining
                                                                        Original     Remaining      Term of
Mortgage                                  Gross                       Amortization  Amortization   Maturity
 Loan        Original     Current      Mortgage Rate  Net Mortgage      Term (in      Term (in       (in        Loan
Number     Balance ($)   Balance ($)       (%)          Rate (%)         months)       months)     months)      Type      Index
                                                                                                                          6 Month
286        364,500.00     355,419.69   9.5000000000     8.9775000000       360         333          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
287      1,030,674.00   1,005,940.84  10.1427975031     9.6202975031       360         330          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
288      1,934,400.00   1,889,959.58   8.3417296688     7.9664836804       360         332          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
289        145,760.00     145,572.30   7.5000000000     6.9775000000       360         340          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
290         58,330.00      58,330.00   8.3500000000     7.8275000000       360         340          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
291        574,900.00     564,778.24  10.0488389195     9.5263389195       360         336          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
292        620,210.00     612,366.58   8.7480437213     8.2255437213       360         340          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
293        177,300.00     173,913.99  10.0457407481     9.5232407481       360         333          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
294        335,450.00     329,495.29   7.3402022886     6.8602683220       360         340          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
295        148,500.00     146,639.89   8.6750000000     8.1525000000       360         340          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
296        106,066.00     104,905.41   9.3500000000     8.8275000000       360         340          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
297        382,500.00     371,661.85  12.3643046764    11.8418046764       360         316          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
298         42,500.00      42,053.33   9.5500000000     9.0275000000       360         340          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
299        520,000.00     510,171.31   6.5500000000     6.0275000000       360         340          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
300      1,399,595.00   1,368,953.22   9.7350620171     9.2692566754       360         331          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
301        128,220.00     124,999.12  12.1175789654    11.5950789654       360         310          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
302        308,800.00     308,799.80   6.3750000000     5.8525000000       360         341          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
303        346,800.00     346,364.92   6.4650404261     5.9425404261       360         341          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
304        896,550.00     894,334.80   7.3825036692     6.8600036692       360         339          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
305         59,520.00      59,520.00   8.0000000000     7.4775000000       360         341          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
306         77,800.00      76,735.99   7.9500000000     7.4275000000       360         341          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
307        642,100.00     631,369.62   8.3425267066     7.8200267066       360         339          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
308        727,740.00     714,247.92   8.1230295749     7.6005295749       360         339          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
309        403,100.00     397,041.03   8.0910951023     7.5685951023       360         340          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
310        314,500.00     310,287.58   9.8192083695     9.2967083695       360         338          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
311        869,390.00     847,418.11  11.3050927762    10.7825927762       360         326          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
312      1,654,125.00   1,617,593.33  10.1139103014     9.6374382499       360         331          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
313        422,100.00     419,600.00   6.9500000000     6.6775000000       360         342          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
314        320,000.00     319,050.46   6.6250000000     6.1025000000       360         342          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
315        162,542.00     162,514.90   7.1900000000     6.6675000000       360         342          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
316        140,240.00     140,211.58   7.8250000000     7.3025000000       360         342          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
317         79,600.00      79,329.49   6.8750000000     6.3525000000       360         342          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
318        331,200.00     331,200.00   6.5500000000     6.0275000000       360         342          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
319        233,000.00     233,000.00   6.9400000000     6.4175000000       360         342          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
320         60,000.00      58,603.70   6.7500000000     6.2275000000       360         342          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
321        291,360.00     287,324.42   7.8201041004     7.2976041004       360         342          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
322        616,400.00     587,691.69   9.3999548618     8.8774548618       360         341          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
323         83,520.00      82,153.77   6.4000000000     5.8775000000       360         342          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
324        362,400.00     357,289.58  10.7857949944    10.2632949944       360         338          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
325        218,400.00     214,433.05   6.8073498698     6.2848498698       360         342          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
326        364,000.00     361,074.72   6.6000000000     6.0775000000       480         462          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
327        276,000.00     268,293.81  12.3750000000    11.8525000000       360         318          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
328        760,775.00     741,994.60   9.9227426140     9.4002426140       360         325          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
329        289,750.00     283,593.04   6.9500000000     6.4275000000       360         336          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
330        954,570.00     935,117.69   9.6276177724     9.1561931696       360         334          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
331        223,750.00     221,036.59  11.8975562937    11.3750562937       360         332          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
332        328,785.00     328,785.00   6.6000000000     6.0775000000       360         343          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
333        325,530.00     324,993.19   6.1500000000     5.6275000000       360         343          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
334        616,000.00     610,922.38   6.8500000000     6.5775000000       360         343          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
335        228,600.00     228,600.00   7.7500000000     7.2275000000       360         343          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
336        678,920.00     670,276.35   7.7353873121     7.2128873121       360         343          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
337        183,261.72     181,264.47   6.9206530850     6.3981530850       360         343          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
338        436,900.00     432,626.25   9.2000000000     8.6775000000       360         343          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
339        132,000.00     137,266.77   9.4500000000     8.9275000000       360         343          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
340        143,000.00     141,164.00   7.9049626410     7.6324626410       360         343          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
341         92,800.00      91,627.12   7.7500000000     7.2275000000       360         343          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
342        843,000.00     834,318.76   8.5837796552     8.0612796552       360         344          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
343        102,320.00     101,141.89   7.9000000000     7.3775000000       360         344          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
344         59,275.00      58,454.84   6.9500000000     6.6775000000       360         344          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
345        164,500.00     162,720.44   8.7500000000     8.4775000000       360         344          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
346         88,000.00      88,000.00   7.5000000000     6.9775000000       360         345          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
347        130,800.00     130,758.69   7.8000000000     7.2775000000       360         345          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
348        130,000.00     129,607.68   9.3850000000     8.8625000000       480         465          345      Adjustable     LIBOR
                                                                                                                          6 Month
349        446,000.00     442,236.46   9.5490007088     9.0265007088       360         345          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
350        250,200.00     248,206.23   6.1500000000     5.6275000000       480         465          345      Adjustable     LIBOR
                                                                                                                          6 Month
351        106,000.00     105,061.46   8.9990000000     8.4765000000       360         345          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
352        245,000.00     243,405.38  10.3750000000     9.8525000000       360         345          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
353        110,740.00     109,617.06   8.2000000000     7.6775000000       360         345          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
354        699,300.00     692,474.21   8.4135466485     8.1410466485       360         345          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
355        131,400.00     131,109.11  10.5750000000    10.0525000000       480         465          345      Adjustable     LIBOR
                                                                                                                          6 Month
356        344,600.00     341,572.71   8.9187862886     8.3962862886       360         345          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
357        267,750.00     263,243.65   8.4000000000     7.8775000000       360         335          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
358        118,000.00     109,811.24   9.1679259655     8.6454259655       360         337          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
359         68,000.00      66,886.60   7.8500000000     7.3275000000       360         338          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
360         69,300.00      68,221.84   8.2500000000     7.7275000000       360         338          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
361         94,500.00      92,814.77   6.8500000000     6.3275000000       360         340          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
362        173,800.00     171,139.08   7.3724877684     7.0999877684       360         342          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
363        108,900.00     108,889.91   7.9900000000     7.4675000000       360         343          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
364         37,100.00      36,756.62   9.3750000000     9.1025000000       360         343          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
365        150,400.00     149,364.96   6.9500000000     6.4275000000       480         463          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
366        128,000.00     124,588.81   9.8750000000     9.3525000000       360         319          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
367        116,541.00     115,674.04  10.1000000000     9.5775000000       360         344          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
368        232,000.00     229,163.20   7.8067128470     7.2842128470       360         344          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
369        207,000.00     207,000.00   8.9900000000     8.4675000000       360         346          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
370        251,200.00     251,199.98   7.4500000000     6.9275000000       360         347          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
371        309,300.00     308,243.83   7.1826128077     6.6601128077       480         468          348      Adjustable     LIBOR
                                                                                                                          6 Month
372        133,500.00     132,654.11   9.7250000000     9.2025000000       360         348          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
373        309,263.10     307,358.44   9.8058626947     9.2833626947       360         348          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
374        499,900.00     496,817.24   9.5000000000     8.9775000000       360         348          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
375        270,740.00     269,963.95   7.5000000000     6.9775000000       480         469          349      Adjustable     LIBOR
                                                                                                                          6 Month
376        199,750.00     199,143.97   8.2500000000     7.7275000000       480         469          349      Adjustable     LIBOR
                                                                                                                          6 Month
377        228,750.00     227,251.03   8.8000000000     8.2775000000       360         349          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
378        424,000.00     422,657.40   8.1000000000     7.5775000000       480         469          349      Adjustable     LIBOR
                                                                                                                          6 Month
379         50,320.00      49,943.59   8.1000000000     7.8275000000       360         349          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
380        306,000.00     306,000.00   7.1500000000     6.6275000000       360         350          N/A      Adjustable     LIBOR

(continued)

                         Months            Months    Months
                          to      Months     to       Bet-
                          Next      Bet-    Next      ween                                                              Remaining
                        Interest   ween     Pay-      Pay-     Initial      Subsequent    Gross         Gross           Interest
Mortgage    Gross         Rate     Rate     ment      ment     Periodic     Periodic     Minimum        Maximum           Only
 Number      (%)          ment     ment     ment      ment     Cap (%)       Cap (%)        (%)            (%)            months)

286     4.5000000000       3         6      3           6     3.0000000000  1.0000000000 4.5000000000    12.5000000000     N/A

287     5.2737247836       3         6      3           6     2.6138977517  1.4304662688 5.2737247836    13.8312019040     N/A

288     4.1378855381       3         6      3           6     2.5149894370  1.0000000000 4.1378855381    17.5247000335     N/A

289     6.5000000000       4         6      4           6     3.0000000000  1.0000000000 6.5000000000    13.5000000000      4

290     5.7000000000       4         6      4           6     3.0000000000  1.0000000000 5.7000000000    15.3500000000     40

291     5.6829768941       4         6      4           6     3.0000000000  2.5813375175 5.6829768941    14.1983766943     N/A

292     6.8867542385       4         6      4           6     3.0000000000  1.0937731367 6.8867542385    15.7480437213     N/A

293     6.7652965267       4         6      4           6     3.0000000000  1.0000000000 6.7652965267    13.7810281738     N/A

294     5.2139932771       4         6      4           6     3.0000000000  1.1284610472 5.2139932771    13.3402022886     N/A

295     6.0000000000       4         6      4           6     3.0000000000  1.0000000000 6.0000000000    15.6750000000     N/A

296     7.6400000000       4         6      4           6     3.0000000000  1.0000000000 7.6400000000    16.3500000000     N/A

297     6.9893046764       4         6      4           6     3.0000000000  1.0000000000 6.9893046764    13.4993920213     N/A

298     5.7000000000       4         6      4           6     3.0000000000  1.0000000000 5.7000000000    16.5500000000     N/A

299     6.0000000000       4         6      4           6     3.0000000000  1.0000000000 6.0000000000    12.5500000000     N/A

300     5.8620879902       4         6      4           6     2.7226752715  1.0000000000 5.8620879902    13.6785917819     N/A

301     6.1154561728       4         6      4           6     1.5847298765  1.0000000000 6.1154561728    16.8969084838     N/A

302     5.8750000000       5         6      5           6     3.0000000000  1.0000000000 5.8750000000    11.3750000000     101

303     4.6828506674       5         6      5           6     3.0000000000  1.0000000000 4.6828506674    12.4650404261      5

304     4.6808129142       5         6      5           6     3.0000000000  2.0805180565 4.6808129142    12.4594518658      3

305     7.7500000000       5         6      5           6     3.0000000000  1.5000000000 7.7500000000    14.0000000000      5

306     6.2400000000       5         6      5           6     3.0000000000  1.0000000000 6.2400000000    14.9500000000     N/A

307     5.6912407851       5         6      5           6     2.5640607636  2.1679716392 5.6912407851    13.4339898855     N/A

308     6.5623672789       5         6      5           6     3.0000000000  1.0000000000 6.5623672789    13.5339298125     N/A

309     5.6508357505       5         6      5           6     3.0000000000  1.0000000000 5.6508357505    13.8935546365     N/A

310     5.5457916305       5         6      5           6     2.4442083695  1.8884167391 5.5457916305    15.0973697690     N/A

311     6.1305308058       5         6      5           6     2.4682972730  1.5691611193 6.1305308058    14.5400475808     N/A

312     5.2933904423       5         6      5           6     2.8947697936  1.0000000000 5.2933904423    14.3772762619     N/A

313     5.0000000000       6         6      6           6     3.0000000000  1.0000000000 5.0000000000    19.9500000000      6

314     5.6250000000       6         6      6           6     3.0000000000  1.0000000000 5.6250000000    12.6250000000     42

315     6.1900000000       6         6      6           6     3.0000000000  1.0000000000 6.1900000000    13.1900000000     42

316     5.9500000000       6         6      6           6     3.0000000000  3.0000000000 5.9500000000    14.8250000000     42

317     5.8750000000       6         6      6           6     3.0000000000  1.0000000000 5.8750000000    12.8750000000     42

318     4.6400000000       6         6      6           6     6.0000000000  1.0000000000 4.6400000000    12.5500000000     42

319     5.9400000000       6         6      6           6     3.0000000000  1.0000000000 5.9400000000    12.9400000000     42

320     4.7100000000       6         6      6           6     3.0000000000  3.0000000000 4.7100000000    12.7500000000     N/A

321     5.8870566052       6         6      6           6     3.0000000000  3.0000000000 5.8870566052    13.8201041004     N/A

322     6.3313189733       6         6      6           6     3.0000000000  1.7626320699 6.3313189733    15.7138604234     N/A

323     4.2800000000       6         6      6           6     3.0000000000  1.0000000000 4.2800000000    12.4000000000     N/A

324     7.1972265368       6         6      6           6     3.0000000000  1.0000000000 7.1972265368    14.8197499504     N/A

325     4.8508315929       6         6      6           6     3.0000000000  1.0000000000 4.8508315929    12.8073498698     N/A

326     5.9900000000       6         6      6           6     3.0000000000  2.0000000000 5.9900000000    12.6000000000     N/A

327     7.0000000000       6         6      6           6     3.0000000000  1.5000000000 7.0000000000    13.2500000000     N/A

328     6.2279131550       6         6      6           6     2.5314254578  1.3000771704 6.2279131550    14.3577303855     N/A

329     5.5000000000       6         6      6           6     3.0000000000  1.0000000000 5.5000000000    12.9500000000     N/A

330     6.0885617052       6         6      6           6     2.6813935367  1.0000000000 6.0885617052    14.6164192600     N/A

331     6.3941769573       6         6      6           6     3.0000000000  1.2021721833 6.3941769573    16.4814119192     N/A

332     4.3700000000       7         6      7           6     3.0000000000  3.0000000000 4.3700000000    12.6000000000      7

333     3.8500000000       7         6      7           6     3.0000000000  1.0000000000 3.8500000000    12.1500000000      7

334     4.0000000000       7         6      7           6     3.0000000000  1.0000000000 4.0000000000    19.8500000000      7

335     4.2500000000       7         6      7           6     3.0000000000  1.0000000000 4.2500000000    13.7500000000     43

336     6.0467527482       7         6      7           6     3.0000000000  2.6585299780 6.0467527482    14.0405618420     N/A

337     4.9239101281       7         6      7           6     3.0000000000  1.0000000000 4.9239101281    12.9206530850     N/A

338     4.9900000000       7         6      7           6     3.0000000000  2.0000000000 4.9900000000    15.2000000000     N/A

339     5.9900000000       7         6      7           6     3.0000000000  2.0000000000 5.9900000000    15.4500000000     N/A

340     5.6227930988       7         6      7           6     3.0000000000  1.0000000000 5.6227930988    19.8931925013     N/A

341     4.9900000000       7         6      7           6     3.0000000000  2.0000000000 4.9900000000    13.7500000000     N/A

342     5.4189776151       8         6      8           6     3.0000000000  3.0000000000 5.4189776151    15.2519852988     N/A

343     6.6000000000       8         6      8           6     3.0000000000  1.5000000000 6.6000000000    14.9000000000     N/A

344     4.6250000000       8         6      8           6     3.0000000000  1.0000000000 4.6250000000    12.9500000000     N/A

345     7.0000000000       8         6      8           6     3.0000000000  1.0000000000 7.0000000000    23.7500000000     N/A

346     4.9000000000       9         6      9           6     3.0000000000  3.0000000000 4.9000000000    13.5000000000      9

347     5.1400000000       9         6      9           6     3.0000000000  1.0000000000 5.1400000000    13.8000000000      9

348     8.3850000000       9         6      9           6     3.0000000000  3.0000000000 8.3850000000    16.3850000000     N/A

349     6.6645792405       9         6      9           6     2.6571596336  2.6571596336 6.6645792405    15.2061603424     N/A

350     5.2500000000       9         6      9           6     2.0000000000  2.0000000000 5.2500000000    11.1500000000     N/A

351     7.4990000000       9         6      9           6     1.5000000000  1.5000000000 7.4990000000    15.9990000000     N/A

352     6.7500000000       9         6      9           6     3.0000000000  3.0000000000 6.7500000000    16.3750000000     N/A

353     5.6000000000       9         6      9           6     3.0000000000  1.0000000000 5.6000000000    14.2000000000     N/A

354     5.8374945725       9         6      9           6     3.0000000000  1.0000000000 5.8374945725    22.0069972841     N/A

355     5.5500000000       9         6      9           6     3.0000000000  1.0000000000 5.5500000000    16.5750000000     N/A

356     6.1533018563       9         6      9           6     3.0000000000  1.4640783510 6.1533018563    15.0348058763     N/A

357     7.5000000000       11        6      11          6     3.0000000000  1.0000000000 7.5000000000    14.4000000000     N/A

358     9.1679259655       13        6      13          6     3.0000000000  1.0000000000 9.1679259655    15.1679259655     N/A

359     7.8500000000       14        6      14          6     3.0000000000  1.0000000000 7.8500000000    13.8500000000     N/A

360     6.5000000000       14        6      14          6     3.0000000000  1.0000000000 6.5000000000    14.2500000000     N/A

361     6.0000000000       16        6      16          6     3.0000000000  1.5000000000 6.0000000000    13.8500000000     N/A

362     4.8091996287       18        6      18          6     3.0000000000  1.0000000000 4.8091996287    17.3281939695     N/A

363     5.6900000000       19        6      19          6     3.0000000000  1.0000000000 5.6900000000    13.9900000000     43

364     7.0000000000       19        6      19          6     3.0000000000  1.0000000000 7.0000000000    24.3750000000     N/A

365     4.9900000000       19        6      19          6     3.0000000000  3.0000000000 4.9900000000    12.9500000000     N/A

366     6.0000000000       1         6      1           6     1.0000000000  1.0000000000 6.0000000000    14.8750000000     N/A

367     8.6000000000       20        6      20          6     1.5000000000  1.5000000000 8.6000000000    17.1000000000     N/A

368     5.7483538470       20        6      20          6     3.0000000000  3.0000000000 5.7483538470    14.0231302081     N/A

369     5.2500000000       22        6      22          6     2.0000000000  2.0000000000 5.2500000000    13.9900000000     46

370     4.6400000000       23        6      23          6     3.0000000000  1.0000000000 4.6400000000    13.4500000000     23

371     6.1826128077       24        6      24          6     3.0000000000  3.0000000000 6.1826128077    13.1826128077     N/A

372     7.5000000000       24        6      24          6     3.0000000000  1.5000000000 7.5000000000    16.7250000000     N/A

373     6.8758626947       24        6      24          6     3.0000000000  1.0000000000 6.8758626947    15.5402534910     N/A

374     6.5100000000       24        6      24          6     3.0000000000  3.0000000000 6.5100000000    15.5000000000     N/A

375     6.5000000000       25        6      25          6     3.0000000000  3.0000000000 6.5000000000    13.5000000000     N/A

376     5.6100000000       25        6      25          6     3.0000000000  1.0000000000 5.6100000000    14.2500000000     N/A

377     5.8100000000       25        6      25          6     3.0000000000  1.0000000000 5.8100000000    14.8000000000     N/A

378     5.4600000000       25        6      25          6     3.0000000000  3.0000000000 5.4600000000    14.1000000000     N/A

379     5.0000000000       25        6      25          6     3.0000000000  1.0000000000 5.0000000000    22.1000000000     N/A

380     4.4300000000       26        6      26          6     3.0000000000  1.0000000000 4.4300000000    13.1500000000     26

                                                                                                  Remaining
                                                                        Original     Remaining      Term of
Mortgage                                  Gross                       Amortization  Amortization   Maturity
 Loan        Original     Current      Mortgage Rate  Net Mortgage      Term (in      Term (in       (in        Loan
Number     Balance ($)   Balance ($)       (%)          Rate (%)         months)       months)     months)      Type      Index
                                                                                                                          6 Month
381        101,650.00     101,141.09   9.6250000000     9.1025000000      360          350          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
382         96,800.00      96,224.40   8.7500000000     8.2275000000      360          350          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
383         54,841.64      54,596.35   7.7000000000     7.1775000000      360          350          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
384        363,910.00     362,229.18   9.7489509300     9.3124089484      360          351          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
385        162,720.00     162,042.59   9.9544710622     9.6819710622      360          351          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
386        455,920.00     455,920.00   7.9900000000     7.4675000000      360          352          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
387        283,250.00     282,093.19   9.8576160417     9.4063080209      360          352          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
388        205,200.00     205,200.00   8.1750000000     7.6525000000      360          353          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
389        206,432.00     205,491.29   8.2500000000     7.7275000000      360          353          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
390        258,000.00     256,683.26   7.7165160389     7.1940160389      360          353          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
391        171,000.00     170,324.33   8.9500000000     8.6775000000      360          353          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
392        525,705.00     523,867.35   9.5730124574     9.3005124574      360          353          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
393        260,000.00     260,000.00   8.6000000000     8.0775000000      360          354          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
394        234,400.00     233,730.36   9.7500000000     9.2275000000      360          354          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
395        129,750.00     129,359.42   8.6000000000     8.0775000000      360          355          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
396        175,100.00     175,100.00   9.8500000000     9.3275000000      480          475          355      Adjustable     LIBOR
                                                                                                                          6 Month
397        220,000.00     219,435.76   9.3750000000     8.8525000000      360          355          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
398      1,059,450.00   1,057,050.72  10.3146899059     9.9047492635      360          355          N/A      Adjustable     LIBOR
                                                                                                                          1 Year
399         93,000.00      92,846.46   9.0000000000     8.4775000000      360          357          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
400        727,000.00     727,000.00   8.4953012380     7.9728012380      360          357          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
401        544,000.00     543,723.52   9.8000000000     9.2775000000      480          477          357      Adjustable     LIBOR
                                                                                                                          6 Month
402        364,000.00     363,216.46   7.7000000000     7.1775000000      360          357          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
403        396,000.00     395,848.64   7.9900000000     7.4675000000      480          477          357      Adjustable     LIBOR
                                                                                                                          6 Month
404        163,400.00     163,312.43   9.6250000000     9.1025000000      480          477          357      Adjustable     LIBOR
                                                                                                                          1 Year
405        175,000.00     174,817.84   9.2500000000     8.7275000000      360          358          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
406        460,000.00     460,000.00   8.1150000000     7.5925000000      360          358          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
407        100,000.00      98,671.69  10.1400000000     9.6175000000      360          358          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
408        391,000.00     390,790.96   8.2500000000     7.7275000000      480          478          358      Adjustable     LIBOR
                                                                                                                          6 Month
409        456,000.00     455,649.57   6.9900000000     6.4675000000      480          478          358      Adjustable     LIBOR
                                                                                                                          6 Month
410        578,000.00     577,866.63  11.0400000000    10.5175000000      480          478          358      Adjustable     LIBOR
                                                                                                                          6 Month
411        260,000.00     260,000.00   7.3000000000     6.7775000000      360          327          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
412         40,530.00      39,062.06   9.3750000000     8.8525000000      360          315          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
413         57,999.00      54,933.26   7.9500000000     7.4275000000      360          316          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
414        329,000.00     321,047.27   8.2264009175     7.7039009175      360          328          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
415         33,575.00     32,942.54   13.1250000000    12.6025000000      360          316          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
416        141,831.00     138,949.90   8.7500000000     8.2275000000      360          329          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
417         33,150.00      32,117.08  11.2500000000    10.7275000000      360          311          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
418        297,500.00     284,052.04  10.3651830136     9.8426830136      360          318          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
419        180,000.00     176,208.77   6.5000000000     5.9775000000      360          338          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
420        143,225.00     142,694.45  12.9990000000    12.4765000000      360          345          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
421         76,000.00      75,497.49   9.9480000000     9.4255000000      360          346          N/A      Adjustable     LIBOR
                                                                                                                          1 Year
422        108,720.00     108,719.55   7.5000000000     6.9775000000      360          347          N/A      Adjustable     LIBOR
                                                                                                                          1 Year
423        188,000.00     188,000.00   7.1250000000     6.6025000000      360          349          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
424        160,000.00     159,999.99   6.4900000000     5.9675000000      360          349          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
425        174,400.00     174,399.80   8.7500000000     8.4775000000      360          353          N/A      Adjustable     LIBOR
                                                                                                                          6 Month
426        432,000.00     431,254.45   8.5900000000     8.0675000000      480          473          353      Adjustable     LIBOR
                                                                                                                          6 Month
427        324,000.00     324,000.00   7.7500000000     7.2275000000      360          354          N/A      Adjustable     LIBOR
                                                                                                                          1 Year
428        607,500.00     607,500.00   8.2700000000     7.7475000000      360          357          N/A      Adjustable   Treasury
                                                                                                                          1 Year
429        652,500.00     651,035.23   7.4900000000     6.9675000000      360          357          N/A      Adjustable   Treasury
                                                                                                                          6 Month
430        540,000.00     539,944.46  10.3000000000     9.7775000000      600          598          358      Adjustable     LIBOR
                                                                                                                          1 Year
431        185,000.00     185,000.00   6.1250000000     5.6025000000      360          348          N/A      Adjustable   Treasury
                                                                                                                          1 Year
432        347,400.00     344,776.47   7.0000000000     6.4775000000      360          351          N/A      Adjustable   Treasury

433        275,000.00     285,188.17   9.0000000000     8.4775000000      360          349          N/A      Adjustable    MTA

434        275,000.00     287,564.99   9.3750000000     8.8525000000      360          348          N/A      Adjustable    MTA

435        640,000.00     665,577.43   9.3750000000     8.8525000000      360          345          N/A      Adjustable    MTA

436        151,644.12     149,938.58   9.4900000000     8.9675000000      345          331          N/A      Adjustable   6 Month
                                                                                                                            LIBOR
437         55,400.00      41,973.68  12.1250000000    11.6025000000      240          133          N/A      Adjustable   6 Month
                                                                                                                            LIBOR
438        172,108.08     164,478.45  11.5113963334    10.9888963334      312          247          N/A      Adjustable   6 Month
                                                                                                                            LIBOR
439         78,060.88      78,003.31  12.0400000000    11.5175000000      335          332          N/A      Adjustable   6 Month
                                                                                                                            LIBOR
440        125,163.41     125,031.96   7.9000000000     7.3775000000      466          463          N/A      Adjustable   6 Month
                                                                                                                            LIBOR
441         96,242.67      96,175.17  12.9500000000    12.4275000000      360          357          N/A      Adjustable   6 Month
                                                                                                                            LIBOR
442        193,892.46     188,588.92  10.9429465687    10.4204465687      277          256          N/A      Adjustable   6 Month
                                                                                                                            LIBOR
443        327,750.00     327,696.96   8.7500000000     8.2275000000      360          340          N/A      Adjustable   1 Year
                                                                                                                            LIBOR
444        123,680.00     123,252.44  10.2500000000     9.9775000000      360          352          N/A      Adjustable   1 Year
                                                                                                                          Treasury
445        344,122.41     343,686.90   9.2824664273     8.7599664273      337          335          N/A      Adjustable   6 Month
                                                                                                                            LIBOR
446        450,000.00     448,025.79   8.1250000000     7.6025000000      480          466          346      Adjustable   6 Month
                                                                                                                            LIBOR
447        114,350.25     112,864.04   9.0500000000     8.5275000000      343          341          N/A      Adjustable   6 Month
                                                                                                                            LIBOR
448        150,700.68     150,479.37   8.4000000000     7.8775000000      338          336          N/A      Adjustable   6 Month
                                                                                                                            LIBOR
449        537,790.39     544,012.11  10.3166468353     9.7941468353      327          325          N/A      Adjustable   6 Month
                                                                                                                            LIBOR
450        637,151.25     632,033.29   8.4021080013     7.8796080013      347          340          N/A      Adjustable   6 Month
                                                                                                                            LIBOR
451        175,606.48     175,462.54   7.0000000000     6.4775000000      360          359          N/A      Adjustable   6 Month
                                                                                                                            LIBOR
452        201,718.82     201,512.26   6.5500000000     6.0275000000      480          479          359      Adjustable   6 Month
                                                                                                                            LIBOR
453        161,349.03     161,242.88   8.5500000000     8.0275000000      348          347          N/A      Adjustable   6 Month
                                                                                                                            LIBOR
454        268,452.50     268,268.08   8.7162469982     8.1937469982      338          337          N/A      Adjustable   6 Month
                                                                                                                            LIBOR
455        496,346.39     495,690.00  10.5380186180    10.0155186180      304          303          N/A      Adjustable   6 Month
                                                                                                                            LIBOR
456        215,772.00     213,384.91  11.1300000000    10.8575000000      344          335          N/A      Adjustable   6 Month
                                                                                                                            LIBOR
457         33,150.00      31,066.09  12.3750000000    11.8525000000      360          239          N/A      Adjustable   6 Month
                                                                                                                            LIBOR
458        288,983.00     276,605.30   7.4084454907     7.0276682361      360          328          N/A      Adjustable   1 Year
                                                                                                                          Treasury
459        225,000.00     224,473.27   9.4500000000     8.9275000000      480          468          348      Adjustable   6 Month
                                                                                                                            LIBOR
460         90,944.21      90,944.21  12.5000000000    11.9775000000      360          360          N/A      Adjustable   6 Month
                                                                                                                            LIBOR
461        363,404.32     363,404.32   8.5269347837     8.0044347837      338          338          N/A      Adjustable   6 Month
                                                                                                                            LIBOR
462         62,700.00      56,226.35   9.1250000000     8.6025000000      360          252          N/A      Adjustable   6 Month
                                                                                                                            LIBOR
463        115,900.00     115,602.74   9.3750000000     9.1025000000      360          355          N/A      Adjustable   1 Year
                                                                                                                          Treasury
464         42,075.00      39,140.16   9.3750000000     8.8525000000      360          332          N/A      Adjustable   1 Year
                                                                                                                          Treasury
465        308,000.00     306,310.78   8.0453432989     7.5228432989      360          354          N/A      FIXED        FIXED

466        418,500.00     417,712.57   8.4678037819     7.9453037819      360          357          N/A      FIXED        FIXED

467        185,000.00     184,447.66   8.6400000000     8.1175000000      360          355          N/A      FIXED        FIXED

468        185,230.00     184,155.23   9.7585943011     9.2360943011      360          349          N/A      FIXED        FIXED

469        280,000.00     278,098.16   6.9233581166     6.4008581166      360          352          N/A      FIXED        FIXED

470        216,000.00     215,487.84   9.7500000000     9.2275000000      360          355          N/A      FIXED        FIXED

471      1,156,028.12   1,130,449.03   6.1619843765     5.6394843765      360          340          N/A      FIXED        FIXED

472      1,457,360.00   1,452,832.15   7.2910253782     6.7685253782      347          343          N/A      FIXED        FIXED

473      3,667,951.00   3,656,009.13   8.0966635518     7.5741635518      360          355          N/A      FIXED        FIXED

474      1,278,465.00   1,269,204.28   7.2889184616     6.7933907981      360          351          N/A      FIXED        FIXED

475      9,689,979.38   9,607,208.10   7.9261217335     7.4197722606      358          348          N/A      FIXED        FIXED


(continued)

                         Months            Months    Months
                          to      Months     to       Bet-
                          Next      Bet-    Next      ween                                                                Remaining
                        Interest   ween     Pay-      Pay-     Initial      Subsequent      Gross         Gross           Interest
Mortgage    Gross         Rate     Rate     ment      ment     Periodic     Periodic       Minimum        Maximum           Only
 Number      (%)          ment     ment     ment      ment     Cap (%)       Cap (%)          (%)            (%)           months)

381       7.0000000000      26       6       26         6      3.0000000000  1.0000000000   7.0000000000   16.6250000000     N/A

382       6.0300000000      26       6       26         6      3.0000000000  1.0000000000   6.0300000000   14.7500000000     N/A

383       4.9800000000      26       6       26         6      3.0000000000  1.0000000000   4.9800000000   13.7000000000     N/A

384       6.6750652349      27       6       27         6      3.0000000000  1.0000000000   6.6750652349   15.7489509300     N/A

385       7.0000000000      27       6       27         6      3.0000000000  1.0000000000   7.0000000000   25.9544710622     N/A

386       5.9700000000      28       6       28         6      3.0000000000  1.0000000000   5.9700000000   13.9900000000     28

387       8.1092721877      28       6       28         6      3.0000000000  1.0000000000   8.1092721877   15.8576160417     N/A

388       6.1750000000      29       6       29         6      3.0000000000  1.0000000000   6.1750000000   14.1750000000     53

389       6.5500000000      29       6       29         6      3.0000000000  1.0000000000   6.5500000000   14.2500000000     N/A

390       5.8614773464      29       6       29         6      3.0000000000  3.0000000000   5.8614773464   13.7165160389     N/A

391       4.0000000000      29       6       29         6      3.0000000000  1.0000000000   4.0000000000   23.9500000000     N/A

392       6.1568078828      29       6       29         6      2.6349580290  1.0000000000   6.1568078828   25.2701139420     N/A

393       7.6000000000      30       6       30         6      3.0000000000  1.0000000000   7.6000000000   14.6000000000     54

394       5.9900000000      30       6       30         6      2.0000000000  1.0000000000   5.9900000000   14.7500000000     N/A

395       5.9900000000      31       6       31         6      2.0000000000  1.0000000000   5.9900000000   15.9900000000     N/A

396       8.0000000000      31       6       31         6      5.0000000000  1.0000000000   8.0000000000   15.8500000000     N/A

397       6.1250000000      31       6       31         6      3.0000000000  1.0000000000   6.1250000000   15.3750000000     N/A

398       5.7721167249      31       6       31         6      2.3868979437  1.0000000000   5.7721167249   21.3874997482     N/A

399       3.2500000000      33       12      33         12     2.0000000000  2.0000000000   3.2500000000   15.0000000000     N/A

400       6.9500000000      33       6       33         6      3.0000000000  1.0000000000   6.9500000000   14.4953012380     57

401       5.9900000000      33       6       33         6      2.0000000000  1.0000000000   5.9900000000   16.9800000000     N/A

402       5.2500000000      33       6       33         6      2.0000000000  1.0000000000   5.2500000000   15.9400000000     N/A

403       5.2500000000      33       6       33         6      2.0000000000  2.0000000000   5.2500000000   12.9900000000     N/A

404       5.2500000000      33       6       33         6      1.5000000000  1.5000000000   5.2500000000   16.6250000000     N/A

405       4.2500000000      34       12      34         12     2.0000000000  2.0000000000   4.2500000000   15.2500000000     N/A

406       5.2500000000      34       6       34         6      2.0000000000  1.0000000000   5.2500000000   13.1150000000     58

407       5.2500000000      34       6       34         6      2.0000000000  1.0000000000   5.2500000000   15.1400000000     N/A

408       5.2500000000      34       6       34         6      2.0000000000  1.0000000000   5.2500000000   13.2500000000     N/A

409       5.2500000000      34       6       34         6      2.0000000000  1.0000000000   5.2500000000   11.9900000000     N/A

410       5.9900000000      34       6       34         6      2.0000000000  1.0000000000   5.9900000000   16.0400000000     N/A

411       7.2500000000      3        6       3          6      3.0000000000  1.0000000000   7.2500000000   13.3000000000      3

412       4.0000000000      3        6       3          6      1.0000000000  1.0000000000   4.0000000000   13.5000000000     N/A

413       4.2500000000      4        6       4          6      1.0000000000  1.0000000000   4.2500000000   11.9500000000     N/A

414       7.9764009175      4        6       4          6      3.0000000000  1.0000000000   7.9764009175   14.2264009175     N/A

415       8.3750000000      4        6       4          6      1.0000000000  1.0000000000   8.3750000000   17.1250000000     N/A

416       8.6700000000      5        6       5          6      3.0000000000  1.0000000000   8.6700000000   14.7500000000     N/A

417       5.8750000000      5        6       5          6      1.0000000000  1.0000000000   5.8750000000   14.9500000000     N/A

418       4.9901830136      6        6       6          6      3.0000000000  1.0000000000   4.9901830136   12.9132196164     N/A

419       5.9900000000      38       6       38         6      3.0000000000  2.0000000000   5.9900000000   13.5000000000     N/A

420       9.9990000000      45       6       45         6      1.5000000000  1.5000000000   9.9990000000   19.9990000000     N/A

421       5.9500000000      46       6       46         6      5.0000000000  5.0000000000   5.9500000000   14.9480000000     N/A

422       5.2500000000      47       12      47         12     5.0000000000  5.0000000000   5.2500000000   12.5000000000     47

423       2.7500000000      49       12      49         12     5.0000000000  5.0000000000   2.7500000000   12.1250000000     49

424       3.7700000000      49       6       49         6      3.0000000000  3.0000000000   3.7700000000   12.4900000000     49

425       5.0000000000      53       6       53         6      5.0000000000  1.0000000000   5.0000000000   22.7500000000     53

426       6.1300000000      53       6       53         6      3.0000000000  1.0000000000   6.1300000000   14.5900000000     N/A

427       6.5500000000      54       6       54         6      3.0000000000  1.0000000000   6.5500000000   13.7500000000     54

428       5.8400000000      57       12      57         12     2.0000000000  2.0000000000   5.8400000000   14.2700000000     57

429       5.5000000000      57       12      57         12     2.0000000000  2.0000000000   5.5000000000   13.4900000000     N/A

430       5.2500000000      58       6       58         6      2.0000000000  1.0000000000   5.2500000000   15.3000000000     N/A

431       2.7500000000     108       12     108         12     5.0000000000  2.0000000000   2.7500000000   11.1250000000     108

432       2.7500000000      75       12      75         12     5.0000000000  5.0000000000   2.7500000000   12.0000000000     N/A

433       4.0000000000      1        1       1          12    99.0000000000 99.000000000   04.0000000000   9.9990000000      N/A

434       4.4000000000      1        1       1          12    99.0000000000 99.000000000   04.4000000000   9.9990000000      N/A

435       4.4490000000      1        1       9          12    99.0000000000 99.000000000   04.4490000000   9.9900000000      N/A

436       7.7400000000      1        6       1          6      3.0000000000  1.5000000000   7.7400000000   14.9900000000     N/A

437       6.7500000000      1        6       1          6      3.0000000000  1.0000000000   6.7500000000   17.7500000000     N/A

438       6.1264097759      2        6       2          6      1.1105895028  1.1997311502   6.1264097759   17.0128990825     N/A

439       8.7900000000      3        6       3          6      3.0000000000  1.0000000000   8.7900000000   15.0400000000     N/A

440       4.9900000000      3        6       3          6      1.0000000000  2.0000000000   4.9900000000   13.9000000000     N/A

441       7.7500000000      3        6       3          6      1.0000000000  1.0000000000   7.7500000000   15.9500000000     N/A

442       5.4529369382      3        6       3          6      1.6856042232  1.0000000000   5.4529369382   16.9823688115     N/A

443       5.6250000000      4        12      4          12     2.0000000000  2.0000000000   5.6250000000   14.6250000000     40

444       6.0000000000      4        12      4          12     2.0000000000  1.0000000000   6.0000000000   26.2500000000     N/A

445       5.4231076134      4        6       4          6      3.0000000000  1.8342097997   5.4231076134   14.2544743602     N/A

446       5.6250000000      4        6       4          6      3.0000000000  3.0000000000   5.6250000000   15.1250000000     N/A

447       5.5000000000      4        6       4          6      2.0000000000  2.0000000000   5.5000000000   15.5500000000     N/A

448       4.9900000000      4        6       4          6      3.0000000000  3.0000000000   4.9900000000   14.4000000000     N/A

449       5.2494628084      4        6       4          6      1.7260965055  1.4314996591   5.2494628084   13.7905648185     N/A

450       5.5524421809      4        6       4          6      2.7156997854  1.8578498927   5.5524421809   14.3580276526     N/A

451       6.2500000000      5        6       5          6      3.0000000000  1.0000000000   6.2500000000   13.8500000000     59

452       5.1500000000      5        6       5          6      3.0000000000  3.0000000000   5.1500000000   12.5500000000     N/A

453       5.6200000000      5        6       5          6      3.0000000000  3.0000000000   5.6200000000   14.5500000000     N/A

454       4.9900000000      5        6       5          6      2.3249399630  2.0000000000   4.9900000000   14.7162469982     N/A

455       5.5752966799      5        6       5          6      2.6643881862  1.0000000000   5.5752966799   14.5987099926     N/A

456       6.0000000000      5        6       5          6      3.0000000000  1.0000000000   6.0000000000   21.7500000000     N/A

457       7.0000000000      5        6       5          6      1.5000000000  1.5000000000   7.0000000000   19.1300000000     N/A

458       4.0255047083      6        12      6          12     1.5668909815  1.4331090185   4.0255047083   16.9149394236     N/A

459       6.4600000000      6        6       6          6      3.0000000000  3.0000000000   6.4600000000   15.4500000000     N/A

460       7.1250000000      6        6       6          6      3.0000000000  1.0000000000   7.1250000000   16.1250000000     N/A

461       6.2005908756      6        6       6          6      1.6550046653  1.4483317782   6.2005908756   14.9585843442     N/A

462       3.7400000000      6        6       6          6      3.0000000000  1.0000000000   3.7400000000   15.2400000000     N/A

463       6.0000000000      7        12      7          12     2.0000000000  1.0000000000   6.0000000000   24.3750000000     N/A

464       4.3750000000      8        12      8          12     2.0000000000  2.0000000000   4.3750000000   12.8750000000     N/A

465       N/A               N/A      N/A     N/A        N/A        N/A           N/A           N/A            N/A            N/A

466       N/A               N/A      N/A     N/A        N/A        N/A           N/A           N/A            N/A            N/A

467       N/A               N/A      N/A     N/A        N/A        N/A           N/A           N/A            N/A            N/A

468       N/A               N/A      N/A     N/A        N/A        N/A           N/A           N/A            N/A            N/A

469       N/A               N/A      N/A     N/A        N/A        N/A           N/A           N/A            N/A            N/A

470       N/A               N/A      N/A     N/A        N/A        N/A           N/A           N/A            N/A            N/A

471       N/A               N/A      N/A     N/A        N/A        N/A           N/A           N/A            N/A            N/A

472       N/A               N/A      N/A     N/A        N/A        N/A           N/A           N/A            N/A            N/A

473       N/A               N/A      N/A     N/A        N/A        N/A           N/A           N/A            N/A            N/A

474       N/A               N/A      N/A     N/A        N/A        N/A           N/A           N/A            N/A            N/A

475       N/A               N/A      N/A     N/A        N/A        N/A           N/A           N/A            N/A            N/A

                                                                                                  Remaining
                                                                        Original     Remaining      Term of
Mortgage                                  Gross                       Amortization  Amortization   Maturity
 Loan        Original     Current      Mortgage Rate  Net Mortgage      Term (in      Term (in       (in        Loan
Number     Balance ($)   Balance ($)       (%)          Rate (%)         months)       months)     months)      Type      Index
476         112,250.00     105,075.11   9.6030869275   9.0805869275       180          157          N/A       FIXED       FIXED

477         470,244.60     459,237.21   7.7673148105   7.2448148105       349          324          N/A       FIXED       FIXED

478          95,950.00      95,676.87   8.8750000000   8.3525000000       360          355          N/A       FIXED       FIXED

479       1,050,140.00   1,045,523.85   6.9348338884   6.4123338884       360          355          N/A       FIXED       FIXED

480       2,437,330.00   2,429,410.69   8.7295873072   8.2070873072       360          356          N/A       FIXED       FIXED

481       1,692,431.00   1,653,300.51   7.4694495970   7.0603129444       353          332          N/A       FIXED       FIXED

482      16,832,704.68  16,501,583.07   8.2531349929   7.8218606269       352          334          N/A       FIXED       FIXED

483         697,500.00     697,322.78   9.3373808838   8.8148808838       542          540          358       FIXED       FIXED

484         975,000.00     974,163.20   8.5922714418   8.2620717360       480          476          356       FIXED       FIXED

485         667,750.00     667,389.44   7.4891926916   6.9666926916       567          564          357       FIXED       FIXED

486         116,910.00     116,542.75   9.2500000000   8.7275000000       480          465          345       FIXED       FIXED

487         272,000.00     271,769.24   6.6250000000   6.1025000000       480          478          358       FIXED       FIXED

488       1,655,850.00   1,655,284.09   8.0137907275   7.4912907275       545          543          358       FIXED       FIXED

489         594,500.00     593,708.73   8.3000000000   7.7775000000       480          475          355       FIXED       FIXED

490       3,680,650.00   3,665,398.69   7.6780271867   7.2087490758       451          444          309       FIXED       FIXED

491         147,200.00     139,713.64   8.2500000000   7.7275000000       360          309          129       FIXED       FIXED

492         108,000.00     103,203.32   7.1250000000   6.6025000000       360          312          132       FIXED       FIXED

493         498,425.00     498,243.80   8.8675180046   8.3450180046       524          522          358       FIXED       FIXED

494         300,000.00     299,634.27   6.7900000000   6.2675000000       480          477          357       FIXED       FIXED

495       1,411,270.00   1,392,304.93   8.2055902410   7.6830902410       438          423          282       FIXED       FIXED

496         132,000.00     132,000.00   8.7500000000   8.2275000000       360          355          N/A       FIXED       FIXED

497         716,400.00     716,400.00   7.3030429927   6.7805429927       360          357          N/A       FIXED       FIXED

498       1,089,545.00   1,089,214.09   7.8677265114   7.3452265114       360          349          N/A       FIXED       FIXED

499       1,897,870.00   1,897,717.65   8.8074932110   8.4533161501       360          349          N/A       FIXED       FIXED

(continued)

                         Months            Months    Months
                          to      Months     to       Bet-
                          Next      Bet-    Next      ween                                                                Remaining
                        Interest   ween     Pay-      Pay-     Initial      Subsequent      Gross         Gross           Interest
Mortgage    Gross         Rate     Rate     ment      ment     Periodic     Periodic       Minimum        Maximum           Only
 Number      (%)          ment     ment     ment      ment     Cap (%)       Cap (%)          (%)            (%)           months)
476       N/A              N/A       N/A    N/A         N/A   N/A           N/A            N/A             N/A               N/A

477       N/A              N/A       N/A    N/A         N/A   N/A           N/A            N/A             N/A               N/A

478       N/A              N/A       N/A    N/A         N/A   N/A           N/A            N/A             N/A               N/A

479       N/A              N/A       N/A    N/A         N/A   N/A           N/A            N/A             N/A               N/A

480       N/A              N/A       N/A    N/A         N/A   N/A           N/A            N/A             N/A               N/A

481       N/A              N/A       N/A    N/A         N/A   N/A           N/A            N/A             N/A               N/A

482       N/A              N/A       N/A    N/A         N/A   N/A           N/A            N/A             N/A               N/A

483       N/A              N/A       N/A    N/A         N/A   N/A           N/A            N/A             N/A               N/A

484       N/A              N/A       N/A    N/A         N/A   N/A           N/A            N/A             N/A               N/A

485       N/A              N/A       N/A    N/A         N/A   N/A           N/A            N/A             N/A               N/A

486       N/A              N/A       N/A    N/A         N/A   N/A           N/A            N/A             N/A               N/A

487       N/A              N/A       N/A    N/A         N/A   N/A           N/A            N/A             N/A               N/A

488       N/A              N/A       N/A    N/A         N/A   N/A           N/A            N/A             N/A               N/A

489       N/A              N/A       N/A    N/A         N/A   N/A           N/A            N/A             N/A               N/A

490       N/A              N/A       N/A    N/A         N/A   N/A           N/A            N/A             N/A               N/A

491       N/A              N/A       N/A    N/A         N/A   N/A           N/A            N/A             N/A               N/A

492       N/A              N/A       N/A    N/A         N/A   N/A           N/A            N/A             N/A               N/A

493       N/A              N/A       N/A    N/A         N/A   N/A           N/A            N/A             N/A               N/A

494       N/A              N/A       N/A    N/A         N/A   N/A           N/A            N/A             N/A               N/A

495       N/A              N/A       N/A    N/A         N/A   N/A           N/A            N/A             N/A               N/A

496       N/A              N/A       N/A    N/A         N/A   N/A           N/A            N/A             N/A               115

497       N/A              N/A       N/A    N/A         N/A   N/A           N/A            N/A             N/A               92

498       N/A              N/A       N/A    N/A         N/A   N/A           N/A            N/A             N/A               60

499       N/A              N/A       N/A    N/A         N/A   N/A           N/A            N/A             N/A               49

                                     S-128A

         While it is assumed that each of the mortgage loans prepays at the indicated percentages of CPR, this is not likely to be the case.

         Discrepancies will exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans assumed in preparing the tables. To the extent that the mortgage loans have characteristics which differ from those assumed in preparing the tables, the certificates may mature earlier or later than indicated by the tables.

         Based on the foregoing assumptions, the tables below indicate the weighted average life of each class of offered certificates and set forth the percentages of the initial certificate principal balance of each such class that would be outstanding after the distribution date in April of each of the years indicated, assuming that the mortgage loans prepay at the indicated percentages of CPR. Neither CPR nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans securitized in connection with the issuance of the certificates. Variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentage of initial certificate principal balance (and weighted average life) shown in the following tables. These variations may occur even if the average prepayment experience of all such mortgage loans equals any of the specified percentages of CPR.



                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                       Class A-1
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                  5%           10%         20%          30%          40%         50%          60%
------------------                  --           ---         ---          ---          ---         ---          ---

Initial Percentage                  100          100         100          100          100         100          100
April 2008....................
April 2009....................
April 2010....................
April 2011....................
April 2012....................
April 2013....................
April 2014....................
April 2015....................
April 2016....................
April 2017....................
April 2018....................
April 2019....................
April 2020....................
April 2021....................
April 2022....................
April 2023....................
April 2024....................
April 2025....................
April 2026....................
April 2027....................
April 2028....................
April 2029....................
April 2030....................
April 2031....................
April 2032....................
April 2033....................
April 2034....................
April 2035....................
April 2036....................
April 2037....................
Weighted Average Life
(in years)(1).................
Weighted Average Life
(in years)(1)(2)..............
------------------
(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
*   Indicates a number that is greater than zero but less than 0.5%.


(table continued)

                                     S-130

                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                       Class A-2
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                  5%           10%         20%          30%          40%         50%          60%
------------------                  --           ---         ---          ---          ---         ---          ---

Initial Percentage                  100          100         100          100          100         100          100
April 2008....................
April 2009....................
April 2010....................
April 2011....................
April 2012....................
April 2013....................
April 2014....................
April 2015....................
April 2016....................
April 2017....................
April 2018....................
April 2019....................
April 2020....................
April 2021....................
April 2022....................
April 2023....................
April 2024....................
April 2025....................
April 2026....................
April 2027....................
April 2028....................
April 2029....................
April 2030....................
April 2031....................
April 2032....................
April 2033....................
April 2034....................
April 2035....................
April 2036....................
April 2037....................
Weighted Average Life
(in years)(1).................
Weighted Average Life
(in years)(1)(2)..............
------------------
(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.


(table continued)

                                     S-131


                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                       Class A-3
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                  5%           10%         20%          30%          40%         50%          60%
------------------                  --           ---         ---          ---          ---         ---          ---

Initial Percentage                  100          100         100          100          100         100          100
April 2008....................
April 2009....................
April 2010....................
April 2011....................
April 2012....................
April 2013....................
April 2014....................
April 2015....................
April 2016....................
April 2017....................
April 2018....................
April 2019....................
April 2020....................
April 2021....................
April 2022....................
April 2023....................
April 2024....................
April 2025....................
April 2026....................
April 2027....................
April 2028....................
April 2029....................
April 2030....................
April 2031....................
April 2032....................
April 2033....................
April 2034....................
April 2035....................
April 2036....................
April 2037....................
Weighted Average Life
(in years)(1).................
Weighted Average Life
(in years)(1)(2)..............
------------------
(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
*   Indicates a number that is greater than zero but less than 0.5%.

(table continued)

                                     S-132



                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               -----------------------------------------------------------------------------------------
                                                                      Class M-1
                               -----------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               -----------------------------------------------------------------------------------------

Distribution Date:                  5%          10%          20%          30%        40%           50%         60%
------------------                  --          ---          ---          ---        ---           ---         ---

Initial Percentage                  100         100          100          100         100          100         100
April 2008....................
April 2009....................
April 2010....................
April 2011....................
April 2012....................
April 2013....................
April 2014....................
April 2015....................
April 2016....................
April 2017....................
April 2018....................
April 2019....................
April 2020....................
April 2021....................
April 2022....................
April 2023....................
April 2024....................
April 2025....................
April 2026....................
April 2027....................
April 2028....................
April 2029....................
April 2030....................
April 2031....................
April 2032....................
April 2033....................
April 2034....................
April 2035....................
April 2036....................
April 2037....................
Weighted Average Life
(in years)(1)................
Weighted Average Life
(in years)(1)(2).............
------------------
(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.

                                     S-133


                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               -----------------------------------------------------------------------------------------
                                                                      Class M-2
                               -----------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               -----------------------------------------------------------------------------------------

Distribution Date:                 5%          10%          20%          30%         40%          50%         60%
------------------                 --          ---          ---          ---         ---          ---         ---

Initial Percentage                  100         100          100          100         100          100         100
April 2008....................
April 2009....................
April 2010....................
April 2011....................
April 2012....................
April 2013....................
April 2014....................
April 2015....................
April 2016....................
April 2017....................
April 2018....................
April 2019....................
April 2020....................
April 2021....................
April 2022....................
April 2023....................
April 2024....................
April 2025....................
April 2026....................
April 2027....................
April 2028....................
April 2029....................
April 2030....................
April 2031....................
April 2032....................
April 2033....................
April 2034....................
April 2035....................
April 2036....................
April 2037....................
Weighted Average Life
 (in years)(1)................................
Weighted Average Life
 (in years)(1)(2).............................
------------------
(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.

                                     S-134

                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                       Class M-3
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                 5%           10%         20%          30%          40%         50%          60%
------------------                 --           ---         ---          ---          ---         ---          ---

Initial Percentage                  100          100         100          100          100         100          100
April 2008....................
April 2009....................
April 2010....................
April 2011....................
April 2012....................
April 2013....................
April 2014....................
April 2015....................
April 2016....................
April 2017....................
April 2018....................
April 2019....................
April 2020....................
April 2021....................
April 2022....................
April 2023....................
April 2024....................
April 2025....................
April 2026....................
April 2027....................
April 2028....................
April 2029....................
April 2030....................
April 2031....................
April 2032....................
April 2033....................
April 2034....................
April 2035....................
April 2036....................
April 2037....................
Weighted Average Life
(in years)(1).................................
Weighted Average Life
(in years)(1)(2)..............................
------------------
(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.

                                     S-135



                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                       Class M-4
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                 5%          10%          20%         30%          40%          50%         60%
------------------                 --          ---          ---         ---          ---          ---         ---

Initial Percentage                  100          100         100          100          100         100          100
April 2008....................
April 2009....................
April 2010....................
April 2011....................
April 2012....................
April 2013....................
April 2014....................
April 2015....................
April 2016....................
April 2017....................
April 2018....................
April 2019....................
April 2020....................
April 2021....................
April 2022....................
April 2023....................
April 2024....................
April 2025....................
April 2026....................
April 2027....................
April 2028....................
April 2029....................
April 2030....................
April 2031....................
April 2032....................
April 2033....................
April 2034....................
April 2035....................
April 2036....................
April 2037....................
Weighted Average Life
(in years)(1).................................
Weighted Average Life
(in years)(1)(2)..............................
------------------
(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.

                                     S-136


                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                       Class M-5
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                 5%          10%          20%         30%          40%          50%         60%
------------------                 --          ---          ---         ---          ---          ---         ---

Initial Percentage                  100          100         100          100          100         100          100
April 2008....................
April 2009....................
April 2010....................
April 2011....................
April 2012....................
April 2013....................
April 2014....................
April 2015....................
April 2016....................
April 2017....................
April 2018....................
April 2019....................
April 2020....................
April 2021....................
April 2022....................
April 2023....................
April 2024....................
April 2025....................
April 2026....................
April 2027....................
April 2028....................
April 2029....................
April 2030....................
April 2031....................
April 2032....................
April 2033....................
April 2034....................
April 2035....................
April 2036....................
April 2037....................
Weighted Average Life
(in years)(1).................................
Weighted Average Life
(in years)(1)(2)..............................
------------------
(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
*   Indicates a number that is greater than zero but less than 0.5%.

                                     S-137

                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                       Class M-6
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                 5%          10%          20%         30%          40%          50%         60%
------------------                 --          ---          ---         ---          ---          ---         ---

Initial Percentage                  100          100         100          100          100         100          100
April 2008....................
April 2009....................
April 2010....................
April 2011....................
April 2012....................
April 2013....................
April 2014....................
April 2015....................
April 2016....................
April 2017....................
April 2018....................
April 2019....................
April 2020....................
April 2021....................
April 2022....................
April 2023....................
April 2024....................
April 2025....................
April 2026....................
April 2027....................
April 2028....................
April 2029....................
April 2030....................
April 2031....................
April 2032....................
April 2033....................
April 2034....................
April 2035....................
April 2036....................
April 2037....................
Weighted Average Life
(in years)(1).................................
Weighted Average Life
(in years)(1)(2)..............................
------------------
(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.

                                     S-138


                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                       Class M-7
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                 5%          10%          20%         30%          40%          50%         60%
------------------                 --          ---          ---         ---          ---          ---         ---

Initial Percentage                  100          100         100          100          100         100          100
April 2008....................
April 2009....................
April 2010....................
April 2011....................
April 2012....................
April 2013....................
April 2014....................
April 2015....................
April 2016....................
April 2017....................
April 2018....................
April 2019....................
April 2020....................
April 2021....................
April 2022....................
April 2023....................
April 2024....................
April 2025....................
April 2026....................
April 2027....................
April 2028....................
April 2029....................
April 2030....................
April 2031....................
April 2032....................
April 2033....................
April 2034....................
April 2035....................
April 2036....................
April 2037....................
Weighted Average Life
(in years)(1).................................
Weighted Average Life
(in years)(1)(2)..............................
------------------
(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.


ADDITIONAL INFORMATION

         The depositor intends to file certain additional yield tables and other computational materials with respect to the certificates with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the modeling assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                                 USE OF PROCEEDS

         The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans due to the sponsor.

                         FEDERAL INCOME TAX CONSEQUENCES

         The pooling and servicing agreement provides that multiple REMIC elections will be made with respect to the assets in the trust fund, creating a tiered REMIC structure.

         Upon the issuance of the offered certificates, Greenberg Traurig, LLP ("Tax Counsel") will deliver its opinion concluding that for federal income tax purposes and assuming compliance with the pooling and servicing agreement, each REMIC comprising the trust fund (other than the basis risk reserve fund, and, for the avoidance of doubt, the swap account, the supplemental interest trust, the swap administration agreement and the interest rate swap agreement) will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code") and the certificates, other than the Class R Certificates, will represent regular interests in a REMIC and beneficial ownership interests in rights to receive certain payments of Basis Risk Shortfalls and certain payments under the interest rate swap agreement. The Class R Certificates will represent the residual interests in one or more REMICs.

TAXATION OF REGULAR INTERESTS

         A holder of an offered certificate will be treated for federal income tax purposes as owning a regular interest in a REMIC.

         Assuming that an offered certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on the disposition of the associated REMIC regular interest should generally, subject to the limitation described below, be capital gain or loss. Gain will be treated as ordinary income, however, to the extent such gain represents accrued but untaxed market discount, if any, or such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder's gross income with respect to the regular interest had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the regular interest over (y) the amount actually included in such holder's income with respect to the regular interest.

         Interest on a regular interest must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, a regular interest could be considered to have been issued with original issue discount, known as OID. The prepayment assumption that will be used in determining the accrual of OID, market discount, or bond premium, if any, will be a rate equal to 30% CPR, as described above. No representation is made that the mortgage loans will prepay at such rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID. We refer you to "Material Federal Income Tax Considerations--Taxation of Debt Securities" in the prospectus.

STATUS OF THE OFFERED CERTIFICATES

         Each holder of an offered certificate is deemed to own an undivided beneficial ownership interest in a REMIC Regular Interest, in rights to certain payments of Basis Risk Shortfalls and in rights to payments from and interests in the interest rate swap agreement (each of such rights, the "Derivative Rights"), as the case may be. The Derivative Rights are not included in any REMIC.

         The treatment of amounts received by a certificateholder with respect to any Derivative Rights, as the case may be, will depend upon the portion of such certificateholder's purchase price allocable thereto. Under the REMIC regulations, each certificateholder who has an interest in the Derivative Rights must allocate its purchase price for its certificate between its undivided interest in the REMIC Regular Interest and each of its interests comprising the Derivative Rights in accordance with the relative fair market values of each of those property rights. No representation is or will be made as to the relative fair market values. Generally, payments made to certificates under the Derivative Rights will be included in income based on, and the purchase prices allocated to each such Derivative Right may be amortized in accordance with, the regulations relating to notional principal contracts. In the case of non-corporate holders of the offered certificates, the amortization of the purchase price may be subject to limitations as an itemized deduction.

         The portions of the offered certificates treated as REMIC regular interests (but not the portions of the offered certificates consisting of the Derivative Rights) will be assets described in Section 7701(a)(19)(C) of the Code, and "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust fund with respect to which a REMIC election is made would be so treated, provided, that if 95% or more of such assets qualify for any of the foregoing treatments at all times during a calendar year, such portions of the offered certificates will so qualify in their entirety for such calendar years. In addition, to the extent a regular interest represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that regular interest would be interest on obligations secured by interests in real property for purposes of section 856(c)(3)(B) of the Code in that proportion.

TAXATION OF CLASS R CERTIFICATES

         The Class R Certificates represent the beneficial ownership of a class of "residual interests" in one or more REMICs within the trust fund. Each holder of a Class R Certificate should refer to "Material Federal Income Tax Considerations--Taxation of Holders of Residual Interest Securities" in the prospectus for information regarding the material tax consequences of acquiring, holding and disposing of the Class R Certificates, as well as other portions of "Material Federal Income Tax Considerations" in the prospectus as they relate to holders of residual interests in a REMIC.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions," called the "Prohibited Transactions Tax." In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that any REMIC comprising the trust fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property, called the "Contributions Tax." None of the REMICs comprising the trust fund will accept contributions that would subject it to such tax.

         In addition, a trust fund that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property held as inventory.

         Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the master servicer's, the securities administrator's, the trustee's or EMC's obligations under the pooling and servicing agreement or in respect of compliance with then applicable law, such tax will be borne by the master servicer, the securities administrator, the trustee or EMC, as applicable, in either case out of its own funds. In the event that either the master servicer, the securities administrator, the trustee or EMC, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the relevant REMIC within the trust fund with amounts otherwise distributable to the holders of certificates in the manner provided in the pooling and servicing agreement.

         For further information regarding the federal income tax consequences of investing in the offered certificates, we refer you to "Material Federal Income Tax Considerations" in the prospectus.

                                   STATE TAXES

         None of the depositor, the master servicer, the sponsor, the trustee or the securities administrator makes any representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state. Investors considering an investment in the offered certificates should consult their own tax advisors regarding such tax consequences.

         All investors are encouraged to consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

                              ERISA CONSIDERATIONS

         Fiduciaries of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") should consider the ERISA fiduciary investment standards before authorizing an investment by a plan in the certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor, or partners), or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (collectively, "Plan(s)"), should consult with their legal counsel to determine whether an investment in the certificates will cause the assets of the trust to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. ss. 2510.3-101 (the "Plan Asset Regulations"), thereby subjecting the Plan to the prohibited transaction rules with respect to such assets and the trustee or the master servicer to the fiduciary investments standards of ERISA, or cause the excise tax provisions of Section 4975 of the Code to apply to such assets, unless an exemption granted by the Department of Labor applies to the purchase, sale, transfer or holding of the certificates.

         The U.S. Department of Labor has granted to Bear, Stearns & Co. Inc. an administrative exemption (Prohibited Transaction Exemption ("PTE") 90-30, as amended by PTE 97-34, PTE 2000-58, PTE 2002-41 and PTE 2007-05) (the
"Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption as discussed in "ERISA Considerations" in the base prospectus. The Exemption includes a number of conditions including the condition that the certificates issued are rated in one of the applicable rating categories by a designated rating agency, as more fully described in "ERISA Considerations" in the base prospectus. As noted in the base prospectus, another requirement for eligibility under the Exemption is that all of the mortgage loans must have a loan-to-value ratio of not more than 100%, based on the outstanding principal balance of the loan and the fair market value of the mortgage property as of the closing date. It is possible that, if the fair market value of any of the mortgage loans has declined substantially since origination, this requirement may not be satisfied. This possibility is greater for any seasoned loan in the mortgage pool than it is for any mortgage loan that is not seasoned.

         For so long as the holder of a Class A Certificate also holds an interest in the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding such certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of Class A Certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that may apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold a Class A Certificate while the Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers"). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of a Class A Certificate or any interest therein, will be deemed to have represented, by virtue of its acquisition or holding of the offered certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

         Plan fiduciaries are encouraged to consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions.

         Each beneficial owner of a Class A Certificate or any interest therein who acquires the certificate following termination of the Supplemental Interest Trust will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such a Class A Certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the a Class A Certificates must be rated, at the time of purchase, in one of the applicable rating categories by a designated rating agency or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         The subordinate certificates may not be acquired for or on behalf of a purchaser which is acquiring such certificates directly or indirectly for or on behalf of a Plan unless the proposed transfer and/or holding of a subordinate certificate and the servicing, management and operation of the trust will neither (i) result in a prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code because any such transaction is covered under an individual or class prohibited transaction exemption including but not limited to PTE 84-14 (class exemption for plan asset transaction determined by independent qualified professional asset managers); PTE 90-1 (class exemption for certain transactions involving insurance company pooled separate accounts); PTE 91-38 (class exemption for certain transactions involving bank collective investment funds); PTE 95-60 (class exemption for certain transactions involving insurance company general accounts); and PTCE 96-23 (class exemption for plan asset transactions determined by in-house asset managers) ("Investor-Based Exemptions") nor (ii) give rise to any additional fiduciary duties under ERISA on the part of the master servicer, any servicer, the securities administrator or the trustee, all of which will be deemed represented by an owner of a book-entry subordinate certificate and will be evidenced by representations to such effect by or on behalf of a holder of a physical subordinate or residual certificate.

         Any Plan fiduciary which proposes to cause a Plan to purchase offered certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the offered certificates. Assets of a Plan should not be invested in offered certificates unless it is clear that an exemption will apply and exempt all potential prohibited transactions.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to Federal, state and local laws, which may, to a material extent, be similar to the provisions of ERISA or Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for and the availability of any exemptive relief under any such similar laws.

                                  LEGAL MATTERS

         The validity of the certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Greenberg Traurig, LLP, New York, New York. Greenberg Traurig, LLP, New York, New York, will also pass upon certain legal matters on behalf of the sponsor, the depositor and the underwriter.

                                LEGAL PROCEEDINGS

         There are no material legal proceedings pending against the depositor, the trustee, the securities administrator, the issuing entity, any 20% concentration originator, or the custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders. We refer you to "The Sponsor" for a description of the legal proceedings against the sponsor.

              AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         The sponsor, the issuing entity, the underwriter, the depositor, and the swap provider are affiliated parties. There are no affiliations between the sponsor, the depositor or the issuing entity and any of the master servicer, the trustee, the securities administrator, any 10% concentration originator or the custodian. There are no affiliations between the master servicer and the trustee or among the trustee and the securities administrator, any 10% concentration originator or the custodian. Wells Fargo Bank is a greater than 10% concentration originator as well as the master servicer, the securities administrator, a servicer and the custodian. There are currently no business relationships, agreements, arrangements, transactions or understandings between
(a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or, except as disclosed herein, the pooled assets. Except as disclosed herein, no such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

                                     RATINGS

         It is a condition of the issuance of the offered certificates that each class of offered certificates be assigned the ratings designated below by Standard & Poor's and Moody's.

                                      Rating
                    -------------------------------------------
      Class         Standard and Poor's         Moody's
      -----         -------------------         -------
       A-1                  AAA                   Aaa
       A-2                  AAA                   Aaa
       A-3                  AAA                   Aaa
       M-1                   AA                   Aa2
       M-2                  AA-                   Aa3
       M-3                   A                     A2
       M-4                   A-                    A3
       M-5                  BBB+                  Baa1
       M-6                  BBB                   Baa2
       M-7                  BBB-                  Baa3

         The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments.

         The ratings do not reflect the likelihood of payment of any Basis Risk Shortfall Carry Forward Amounts or swap payments to any class.

         The depositor has not requested ratings of the offered certificates by any rating agency other than Standard & Poor's and Moody's. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

         The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies' particular surveillance policies, unless the issuing entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity's creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

                                LEGAL INVESTMENT

         The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA.

         Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

         For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in "high-risk mortgage securities." The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the 1998 Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

         The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled "Investing in Complex Securities", effective December 18, 2001 which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

         TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass through security (that is, securities that are part of a single class of securities in the related pool that are non callable and do not have any special features). Accordingly, all classes of offered certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and
(iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

         TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and
(ii) conduct a pre purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that while a thrift institution should conduct its own in house pre acquisition analysis, it may rely on an analysis conducted by an independent third party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                              AVAILABLE INFORMATION

         The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering,
Analysis and Retrieval system at the Commission's Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity's name. The depositor does not intend to send any financial reports to security holders.

         The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Description of the Certificates -- Reports to Certificateholders" and "Servicing of the Mortgage Loans -- Evidence as to Compliance", required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, as will have been prepared and filed by the securities administrator with the Commission, will be posted on the securities administrator's internet web site as soon as practicable after it has been electronically filed by it with, or furnished to, the Commission. The address of the website is: www.ctslink.com.

                          REPORTS TO CERTIFICATEHOLDERS

         1. So long as the issuing entity is required to file reports under the Exchange Act, those reports will be made available as described above under "Available Information".

         2. Periodic distribution reports will be posted on the securities administrator's website referenced above under "Available Information" as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, if not available on the securities administrator's website, may be obtained by the registered holders of the related securities free of charge upon request to the securities administrator. See "Servicing of the Mortgage Loans -- Evidence as to Compliance" and "Description of the Certificates -- Reports to Certificateholders."

                    INCORPORATION OF INFORMATION BY REFERENCE

         There are incorporated into this free writing prospectus by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities will also be deemed incorporated by reference into this free writing prospectus.

         The depositor will provide or cause to be provided without charge to each person to whom this free writing prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this free writing prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, Attention: Secretary, or by telephone at (212) 272-2000. The depositor has determined that its financial statements will not be material to the offering of any offered securities.


                                               INDEX OF DEFINED TERMS


6-month LIBOR..................................................................................................S-35
Aggregate Early Principal Payment Amount.......................................................................S-88
Applied Realized Loss Amount...................................................................................S-88
Basis Risk Reserve Fund.......................................................................................S-102
Basis Risk Shortfall...........................................................................................S-88
Basis Risk Shortfall Carry Forward Amount......................................................................S-88
Certificate Principal Balance..................................................................................S-88
Certificate Registrar...........................................................................................S-6
Class A Certificates............................................................................................S-8
Class A Principal Distribution Amount..........................................................................S-88
Class B-IO Certificates.........................................................................................S-8
Class M Certificates............................................................................................S-8
Class M-1 Principal Distribution Amount........................................................................S-89
Class M-2 Principal Distribution Amount........................................................................S-89
Class M-3 Principal Distribution Amount........................................................................S-90
Class M-4 Principal Distribution Amount........................................................................S-90
Class M-5 Principal Distribution Amount........................................................................S-91
Class M-6 Principal Distribution Amount........................................................................S-92
Class M-7 Principal Distribution Amount........................................................................S-93
Class R Certificates............................................................................................S-8
Clearstream....................................................................................................S-80
Closing Date....................................................................................................S-6
Code..........................................................................................................S-140
collateral value...............................................................................................S-34
Compensating Interest..........................................................................................S-76
Contributions Tax.............................................................................................S-142
CSSF...........................................................................................................S-82
Current Interest...............................................................................................S-93
Cut-Off Date....................................................................................................S-6
Depositor.......................................................................................................S-5
Distribution Account...........................................................................................S-74
DTC............................................................................................................S-80
Due Period.....................................................................................................S-94
Early Principal Payment Amount.................................................................................S-94
ERISA.........................................................................................................S-142
Euroclear......................................................................................................S-80
Excess Cashflow................................................................................................S-94
Excess Overcollateralization Amount............................................................................S-94
Excess Spread..................................................................................................S-94
Extra Principal Distribution Amount............................................................................S-94
final scheduled distribution date.............................................................................S-121
Financial Intermediary.........................................................................................S-80
Fiscal Quarter................................................................................................S-114
hybrid mortgage loans...........................................................................................S-6
Insurance Proceeds.............................................................................................S-94
interest adjustment date.......................................................................................S-35
Interest Carry Forward Amount..................................................................................S-94
Interest Funds.................................................................................................S-95

                                     S-149


interest rate cap........................................................................................S-9, S-100
interest rate swap agreement...................................................................................S-11
Issuing Entity..................................................................................................S-6
LIBOR business day............................................................................................S-102
Liquidation Period.............................................................................................S-95
Liquidation Proceeds...........................................................................................S-95
Master Servicer.................................................................................................S-5
MOM loan.......................................................................................................S-37
net mortgage rate.............................................................................................S-101
offered certificates...........................................................................................S-80
One-Month LIBOR...............................................................................................S-100
optional termination date................................................................................S-9, S-113
Originators.....................................................................................................S-5
Overcollateralization Amount...................................................................................S-96
Overcollateralization Floor....................................................................................S-96
Paying Agent....................................................................................................S-6
Plan Asset Regulations........................................................................................S-142
Plan(s).......................................................................................................S-142
Pooling and Servicing Agreement.................................................................................S-6
Prepayment Interest Shortfall..................................................................................S-76
Prepayment Period..............................................................................................S-96
Principal Distribution Amount..................................................................................S-96
Principal Funds................................................................................................S-96
Prohibited Transactions Tax...................................................................................S-141
Realized Loss..................................................................................................S-97
Reference Banks...............................................................................................S-102
Relief Act.....................................................................................................S-97
Remaining Excess Spread........................................................................................S-97
residual certificates..........................................................................................S-80
residual interest..............................................................................................S-13
Rules..........................................................................................................S-81
Securities Administrator........................................................................................S-6
senior certificates............................................................................................S-80
Servicers.......................................................................................................S-5
servicing agreements...........................................................................................S-64
SMMEA.........................................................................................................S-146
Specified Overcollateralization Amount.........................................................................S-97
Sponsor.........................................................................................................S-5
Standard & Poor's..............................................................................................S-13
Stated Principal Balance.......................................................................................S-98
Stepdown Date..................................................................................................S-98
subordinate certificates.......................................................................................S-80
Subsequent Recovery...........................................................................................S-100
Swap Provider...................................................................................................S-6
Tax Counsel...................................................................................................S-140
The Certificates................................................................................................S-5
Trigger Event..................................................................................................S-98
Trustee.........................................................................................................S-5
Unpaid Applied Realized Loss Amount............................................................................S-99


                                                                      SCHEDULE A

                                   SCHEDULE A

                         Mortgage Loan Statistical Data

The following information sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance as of April 1, 2007.



             Mortgage Rates of the Mortgage Loans in Total Portfolio

                                                                        Aggregate Scheduled
                                                     Number of           Principal Balance
                                                     Mortgage        Outstanding as of Cut-off      % of Mortgage
Mortgage Rates (%)                                    Loans                    Date                     Pool
------------------                                   --------------  ---------------------------  -----------------
5.001               -  5.500                                     5   $                  669,181               0.23 %
5.501               -  6.000                                    17                    5,019,758               1.70
6.001               -  6.500                                    39                    9,240,069               3.14
6.501               -  7.000                                   104                   25,645,875               8.70
7.001               -  7.500                                   120                   27,805,675               9.44
7.501               -  8.000                                   205                   47,344,131              16.07
8.001               -  8.500                                   191                   41,312,601              14.02
8.501               -  9.000                                   225                   44,788,715              15.20
9.001               -  9.500                                   171                   30,295,757              10.28
9.501               -  10.000                                  166                   29,629,424              10.06
10.001              -  10.500                                  100                   13,968,392               4.74
10.501              -  11.000                                   68                    8,689,433               2.95
11.001              -  11.500                                   44                    4,506,970               1.53
11.501              -  12.000                                   22                    1,865,067               0.63
12.001              -  12.500                                   27                    2,868,402               0.97
12.501              -  13.000                                    8                      629,178               0.21
13.001              -  13.500                                    4                      124,937               0.04
13.501              -  14.000                                    3                      119,877               0.04
14.001              -  14.500                                    2                       90,147               0.03
14.501              -  15.000                                    1                       36,545               0.01
                                                     --------------------------------------------------------------
       Total                                                 1,522   $              294,650,134             100.00 %
                                                     --------------------------------------------------------------

As of the cut-off date, the weighted average mortgage rate of the mortgage loans in the total portfolio was approximately 8.520% per annum.


            Original Combined-Loan-to-Value Ratios of Total Portfolio

                                                                        Aggregate Scheduled
                                                        Number of        Principal Balance
                                                        Mortgage     Outstanding as of Cut-off    % of Mortgage
Original Combined Loan-to-Value Ratios (%)                Loans               Date                    Pool
------------------------------------------           --------------  ---------------------------  -----------------
20.01               -  30.00                                     4   $                  688,521               0.23 %
30.01               -  40.00                                    13                    1,635,049               0.55
40.01               -  50.00                                    20                    2,486,374               0.84
50.01               -  60.00                                    45                    8,663,867               2.94
60.01               -  70.00                                   127                   25,484,240               8.65
70.01               -  80.00                                   436                   78,055,884              26.49
80.01               -  90.00                                   451                   95,256,594              32.33
90.01               -  100.00                                  401                   78,327,274              26.58
100.01              -  110.00                                   23                    3,873,769               1.31
110.01              -  120.00                                    1                       37,553               0.01
120.01              or greater                                   1                      141,010               0.05
                                                     --------------------------------------------------------------
       Total                                                 1,522                  294,650,134                100 %
                                                     ---------------------------------------------------------------

As of the cut-off date, the weighted average original combined loan-to-value ratio of the mortgage loans in the total portfolio was approximately 84.48%.

              Scheduled Principal Balances of the Mortgage Loans in
                       Total Portfolio as of cut-off date

                                                                         Aggregate Scheduled
                                                        Number of         Principal Balance
                                                        Mortgage      Outstanding as of Cut-off     % of Mortgage
Scheduled Principal Balance ($)                          Loans                  Date                    Pool
-------------------------------                      --------------  ---------------------------  -----------------
      0.01          -   50,000.00                              112   $                4,002,589               1.36 %
 50,000.01          -  100,000.00                              342                   25,558,589               8.67
100,000.01          -  150,000.00                              315                   39,131,477              13.28
150,000.01          -  200,000.00                              207                   36,012,584              12.22
200,000.01          -  250,000.00                              142                   31,503,881              10.69
250,000.01          -  300,000.00                              112                   30,563,336              10.37
300,000.01          -  350,000.00                               76                   24,736,851                8.4
350,000.01          -  400,000.00                               62                   23,275,024                7.9
400,000.01          -  450,000.00                               54                   22,880,346               7.77
450,000.01          -  500,000.00                               38                   18,029,600               6.12
500,000.01          -  550,000.00                               18                    9,466,299               3.21
550,000.01          -  600,000.00                               15                    8,626,534               2.93
600,000.01          -  650,000.00                                9                    5,626,349               1.91
650,000.01          -  700,000.00                                7                    4,691,560               1.59
700,000.01          -  750,000.00                                5                    3,677,437               1.25
750,000.01          or greater                                   8                    6,867,677               2.33
                                                     --------------------------------------------------------------
   Total                                                         1,522              294,650,134                 100 %
                                                     --------------------------------------------------------------

As of the cut-off date, the average scheduled principal balance of the mortgage loans in the total portfolio was approximately $193,594.04.


             Credit Scores of the Mortgage Loans in Total Portfolio*

                                                                         Aggregate Scheduled
                                                       Number of         Principal Balance
                                                       Mortgage       Outstanding as of Cut-off     % of Mortgage
Range of Credit Scores                                   Loans                  Date                    Pool
----------------------                               --------------  ---------------------------  -----------------
1                   -  500                                     268   $               33,434,991              11.35 %
501                 -  520                                     187                   32,345,482              10.98
521                 -  540                                     188                   34,314,539              11.65
541                 -  560                                     147                   25,643,342                8.7
561                 -  580                                     146                   29,654,914              10.06
581                 -  600                                     116                   27,557,931               9.35
601                 -  620                                     110                   25,663,808               8.71
621                 -  640                                     123                   29,663,953              10.07
641                 -  660                                      81                   21,109,199               7.16
661                 -  680                                      57                   11,687,555               3.97
681                 -  700                                      40                    9,387,466               3.19
701                 -  720                                      15                    4,825,298               1.64
721                 -  740                                      18                    4,463,214               1.51
741                 -  760                                      15                    2,839,999               0.96
761                 -  780                                       8                    1,541,954               0.52
781                 -  800                                       3                      516,488               0.18
                                                     --------------------------------------------------------------
       Total                                                 1,522                  294,650,134                100 %
                                                     --------------------------------------------------------------

As of the cut-off date, the weighted average credit score of the mortgage loans in the total portfolio for which credit scores are available is approximately 579.

*Based upon the most recently available data.

     Geographic Distribution of the Mortgaged Properties in Total Portfolio

                                                                         Aggregate Scheduled
                                                       Number of          Principal Balance
                                                       Mortgage       Outstanding as of Cut-off     % of Mortgage
Geographic Distribution                                 Loans                   Date                    Pool
-----------------------                              --------------  ---------------------------  -----------------
Alabama                                                       19     $                2,081,471              0.71 %
Alaska                                                         4                        435,142              0.15
Arizona                                                       44                      8,394,272              2.85
Arkansas                                                       5                        425,728              0.14
California                                                   238                     83,201,431             28.24
Colorado                                                      19                      3,501,689              1.19
Connecticut                                                    7                      1,142,147              0.39
Delaware                                                       7                      1,379,591              0.47
District of Columbia                                           5                      1,372,835              0.47
Florida                                                      112                     23,801,604              8.08
Georgia                                                       56                     11,688,283              3.97
Hawaii                                                         2                        604,617              0.21
Idaho                                                          4                        749,855              0.25
Illinois                                                      91                     16,694,359              5.67
Indiana                                                       33                      3,315,573              1.13
Iowa                                                          19                      1,817,526              0.62
Kansas                                                        19                      1,433,296              0.49
Kentucky                                                      20                      2,319,682              0.79
Louisiana                                                     37                      3,541,863               1.2
Maine                                                          4                      1,117,853              0.38
Maryland                                                      45                     11,520,591              3.91
Massachusetts                                                 25                      7,603,324              2.58
Michigan                                                      44                      5,753,508              1.95
Minnesota                                                     26                      4,289,963              1.46
Mississippi                                                   25                      2,468,592              0.84
Missouri                                                      37                      3,670,399              1.25
Montana                                                        3                        312,946              0.11
Nebraska                                                       5                        668,647              0.23
Nevada                                                        16                      4,012,283              1.36
New Hampshire                                                  3                        535,031              0.18
New Jersey                                                    41                     10,999,550              3.73
New Mexico                                                     4                        720,200              0.24
New York                                                      50                     14,143,743               4.8
North Carolina                                                40                      5,215,159              1.77
North Dakota                                                   1                         55,829              0.02
Ohio                                                          58                      5,598,211               1.9
Oklahoma                                                      22                      2,240,513              0.76
Oregon                                                        12                      2,570,689              0.87
Pennsylvania                                                  63                      6,988,526              2.37
Rhode Island                                                   2                        494,786              0.17
South Carolina                                                14                      1,453,877              0.49
South Dakota                                                   8                        626,296              0.21
Tennessee                                                     25                      2,826,339              0.96
Texas                                                         75                      9,200,594              3.12
Utah                                                           3                        330,561              0.11
Vermont                                                        2                        408,542              0.14
Virginia                                                      45                      7,227,211              2.45
Washington                                                    40                      8,363,447              2.84
West Virginia                                                 12                        583,389               0.2
Wisconsin                                                     30                      4,686,247              1.59
Wyoming                                                        1                         62,323              0.02
                                                     --------------------------------------------------------------
                       Total                                 1,522   $              294,650,134             100.00 %
                                                     --------------------------------------------------------------

          Property Types of the Mortgaged Properties in Total Portfolio

                                                                         Aggregate Scheduled
                                                        Number of         Principal Balance
                                                        Mortgage       Outstanding as of Cut-off    % of Mortgage
Property Type                                            Loans                  Date                     Pool
-------------                                        --------------  ---------------------------  -----------------
2-4 Family                                                      80                 $ 24,908,001               8.45 %
Condominium                                                     66                   15,859,442               5.38
Manufactured Home                                                1                       68,555               0.02
PUD                                                             84                   19,867,675               6.74
Single Family                                                 1281                  231,954,851              78.72
Townhouse                                                       10                    1,991,610               0.68
                                                     --------------------------------------------------------------
       Total                                                 1,522   $              294,650,134             100.00 %
                                                     --------------------------------------------------------------


          Occupancy Status of Mortgaged Properties in Total Portfolio*


                                                                            Aggregate Scheduled
                                                           Number of         Principal Balance
                                                           Mortgage       Outstanding as of Cut-off    % of Mortgage
Occupancy Status                                            Loans                  Date                     Pool
----------------                                     --------------  ---------------------------  -----------------
Investor                                                       101   $               17,178,218               5.83 %
Owner Occupied                                               1,368                  268,378,853              91.08
Second Home                                                     53                    9,093,063               3.09
                                                     --------------------------------------------------------------
       Total                                                 1,522   $              294,650,134             100.00 %
                                                     --------------------------------------------------------------

*Based upon representations of the related mortgagors at the time of origination.


         Remaining Terms to Stated Maturity of the Mortgage Loans in Total Portfolio

                                                                            Aggregate Scheduled
                                                           Number of         Principal Balance
                                                           Mortgage       Outstanding as of Cut-off    % of Mortgage
Stated Remaining Term                                       Loans                  Date                     Pool
---------------------                                --------------  ---------------------------  -----------------
49                  -  60                                        1   $                   10,801               0.00 %
61                  -  120                                       3                       65,786               0.02
121                 -  180                                      32                    2,670,961               0.91
181                 -  240                                       3                      158,188               0.05
241                 -  300                                      19                    1,157,422               0.39
301                 -  360                                   1,453                  288,327,017              97.85
361                 or greater                                  11                    2,259,960               0.77
                                                     --------------------------------------------------------------
       Total                                                 1,522  $               294,650,134             100.00 %
                                                     --------------------------------------------------------------

As of the cut-off date, the weighted average remaining months to scheduled maturity of the mortgage loans in the total portfolio was approximately 349 months.

              Loan Purpose of the Mortgage Loans in Total Portfolio

                                                                            Aggregate Scheduled
                                                           Number of         Principal Balance
                                                           Mortgage       Outstanding as of Cut-off    % of Mortgage
Loan Purpose                                                Loans                  Date                     Pool
------------                                         --------------  ---------------------------  -----------------
Cash-Out Refinance                                             763   $              157,455,933              53.44 %
Purchase                                                       575                   98,494,174              33.43
Rate/Term Refinance                                            184                   38,700,027              13.13
                                                     --------------------------------------------------------------
       Total                                                 1,522   $              294,650,134             100.00 %
                                                     --------------------------------------------------------------

         Maximum Mortgage Rates of the Mortgage Loans in Total Portfolio

                                                                            Aggregate Scheduled
                                                           Number of         Principal Balance
                                                           Mortgage       Outstanding as of Cut-off    % of Mortgage
Maximum Mortgage Interest Rate (%)                          Loans                  Date                     Pool
----------------------------------                   --------------  ---------------------------  -----------------
0.001               -  11.000                                    7   $                2,564,046               0.87 %
11.001              -  11.500                                   12                    3,078,902               1.04
11.501              -  12.000                                   21                    5,823,871               1.98
12.001              -  12.500                                   30                    7,573,944               2.57
12.501              -  13.000                                   79                   20,663,961               7.01
13.001              -  13.500                                  106                   24,651,430               8.37
13.501              -  14.000                                  134                   29,679,499              10.07
14.001              -  14.500                                  107                   20,841,239               7.07
14.501              -  15.000                                  149                   29,044,300               9.86
15.001              -  15.500                                  109                   21,213,842               7.20
15.501              -  16.000                                   64                   12,403,995               4.21
16.001              -  16.500                                   43                    7,082,969               2.40
16.501              -  17.000                                   38                    5,522,624               1.87
17.001              -  17.500                                   11                    1,663,415               0.56
17.501              -  18.000                                   10                    1,425,198               0.48
18.001              or greater                                 272                   45,515,167              15.45
FIXED                                                          330                   55,901,733              18.97
                                                     --------------------------------------------------------------
       Total                                                 1,522   $              294,650,134             100.00 %
                                                     --------------------------------------------------------------

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate mortgage loans in the total portfolio was approximately 15.905% per annum.



         Minimum Mortgage Rates of the Mortgage Loans in Total Portfolio

                                                                            Aggregate Scheduled
                                                           Number of         Principal Balance
                                                           Mortgage       Outstanding as of Cut-off    % of Mortgage
Minimum Mortgage Interest Rate (%)                          Loans                  Date                     Pool
----------------------------------                   --------------  ---------------------------  -----------------
0.001               -  3.000                                    10   $                3,006,025               1.02 %
3.001               -  3.500                                     7                    1,044,331               0.35
3.501               -  4.000                                    33                    6,243,592               2.12
4.001               -  4.500                                    33                    6,485,958               2.20
4.501               -  5.000                                   145                   28,784,337               9.77
5.001               -  5.500                                   260                   70,676,318              23.99
5.501               -  6.000                                   377                   71,056,048              24.12
6.001               -  6.500                                    91                   14,701,695               4.99
6.501               -  7.000                                   108                   19,221,684               6.52
7.001               -  7.500                                    55                    7,575,859               2.57
7.501               -  8.000                                    33                    4,960,341               1.68
8.001               -  8.500                                    16                    1,206,388               0.41
8.501               -  9.000                                    15                    1,803,880               0.61
9.001               -  9.500                                     2                      286,354               0.10
9.501               -  10.000                                    4                      592,873               0.20
10.001              -  10.500                                    2                      688,195               0.23
10.501                 or greater                                1                      414,523               0.14
FIXED                                                          330                   55,901,733              18.97
                                                     --------------------------------------------------------------
       Total                                                 1,522   $              294,650,134             100.00 %
                                                     --------------------------------------------------------------

As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans in the total portfolio was approximately 5.707% per annum.



         Gross Margins of the Mortgage Loans in Total Portfolio

                                                                            Aggregate Scheduled
                                                           Number of         Principal Balance
                                                           Mortgage       Outstanding as of Cut-off    % of Mortgage
Gross Margin (%)                                            Loans                  Date                     Pool
----------------                                     --------------  ---------------------------  -----------------
0.001               -  2.500                                     2   $                  179,094               0.06 %
2.501               -  3.000                                     8                    2,826,931               0.96
3.001               -  3.500                                     7                    1,044,331               0.35
3.501               -  4.000                                    33                    6,243,592               2.12
4.001               -  4.500                                    33                    6,485,958               2.20
4.501               -  5.000                                   145                   28,784,337               9.77
5.001               -  5.500                                   260                   70,676,318              23.99
5.501               -  6.000                                   377                   71,056,048              24.12
6.001               -  6.500                                    91                   14,701,695               4.99
6.501               -  7.000                                   108                   19,221,684               6.52
7.001               -  7.500                                    55                    7,575,859               2.57
7.501               -  8.000                                    33                    4,960,341               1.68
8.001                  or greater                               40                    4,992,213               1.69
FIXED                                                          330                   55,901,733              18.97
                                                     --------------------------------------------------------------
       Total                                                 1,522   $              294,650,134             100.00 %
                                                     --------------------------------------------------------------

As of the cut-off date, the weighted average gross margin of the adjustable rate mortgage loans in the total portfolio was approximately 5.707% per annum.

          Months to Next Interest Rate Adjustment of the Mortgage Loans
                               in Total Portfolio

                                                                            Aggregate Scheduled
                                                           Number of         Principal Balance
                                                           Mortgage       Outstanding as of Cut-off    % of Mortgage
Months to Next Interest Rate Adjustment                     Loans                  Date                     Pool
---------------------------------------              --------------  ---------------------------  -----------------
1                   -  12                                      395   $               60,382,538              20.49 %
13                  -  24                                      724                  161,390,374              54.77
25                  -  36                                       58                   12,866,459               4.37
37                  -  48                                        4                      503,120               0.17
49                  -  60                                        9                    3,076,134               1.04
73                  -  84                                        1                      344,776               0.12
97                  or greater                                   1                      185,000               0.06
FIXED                                                          330                   55,901,733              18.97
                                                     --------------------------------------------------------------
       Total                                                 1,522   $              294,650,134             100.00 %
                                                     --------------------------------------------------------------

As of the cut-off date, the weighted average months to roll of the adjustable rate mortgage loans in the total portfolio was approximately 17 months.



          Interest Only Status of the Mortgage Loans in Total Portfolio

                                                                            Aggregate Scheduled
                                                           Number of         Principal Balance
                                                           Mortgage       Outstanding as of Cut-off    % of Mortgage
Interest Only                                               Loans                  Date                     Pool
-------------                                        --------------  ---------------------------  -----------------
10 Year Interest Only                                            5   $                1,249,345               0.42 %
2 Year Interest Only                                            59                   19,386,481               6.58
3 Year Interest Only                                             4                    1,273,120               0.43
5 Year Interest Only                                            81                   24,765,395               8.41
Non-IO                                                       1,373                  247,975,793              84.16
                                                     --------------------------------------------------------------
       Total                                                 1,522   $              294,650,134             100.00 %
                                                     --------------------------------------------------------------


         Delinquency History of the Mortgage Loans in Total Portfolio

                                                                            Aggregate Scheduled
                                                           Number of         Principal Balance
                                                           Mortgage       Outstanding as of Cut-off    % of Mortgage
 DQ History                                                 Loans                  Date                     Pool
 ----------                                          --------------  ---------------------------  -----------------
 0 x 30                                                         638  $               149,992,366              50.91 %
 1 x 30                                                         121                   25,858,780               8.78
 2 x 30                                                          69                   13,252,265               4.50
 3+ x 30                                                         71                   11,625,877               3.95
 1 x 60                                                         132                   23,751,047               8.06
 2 x 60                                                          98                   14,673,545               4.98
 3+ x 60                                                        393                   55,496,255              18.83
                                                     --------------------------------------------------------------
        Total                                                 1,522  $               294,650,134             100.00 %
                                                     ==============================================================

                                                                         ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the offered certificates, which are referred to in this Annex I as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

         Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Depositor, the Master Servicer, the Securities Administrator, the Paying Agent nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and sponsor's accounts are located to ensure that settlement can be made on the desired value date.

         Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

         Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

         o borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

         o borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

         Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner who is an individual or corporation holding the global security on its own behalf through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

         o each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

         o the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.


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


         o Exemption for Non-U.S. Persons--Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

         o Exemption for Non-U.S. persons with effectively connected income--Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

         o Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer Identification Number and Certification.

         U.S. Federal Income Tax Reporting Procedure. The holder of a global security or a Form W-8BEN or Form W-8ECI filer, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person" means:

         o     a citizen or resident of the United States;

         o a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

         o an estate that is subject to U.S. federal income tax regardless of the source of its income; or

         o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If the information shown on Form W-8BEN or Form W-8ECI changes, a new
Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.


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